UNITED STATES
SECURITIES AND EXCHANGE COMMISSION 2019
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

SilverBow Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 29, 2022
Dear SilverBow Resources, Inc. Shareholder:
Our 2022 annual meeting of shareholders will be held on May 17, 2022.
Our proxy statement is enclosed, accompanied by a copy of our annual report for the fiscal year ended December 31, 2021. The proxy statement describes information about SilverBow Resources, Inc. that you should consider when you vote for the proposals in conjunction with our upcoming annual meeting.
Our 2022 annual meeting will be conducted entirely on a virtual platform as further described in this proxy statement. Your vote is important to us, and whether or not you can virtually attend our annual meeting of shareholders, we urge you to review the accompanying materials, vote and submit your proxy as promptly as possible to ensure the presence of a quorum for the annual meeting.
On behalf of the Board of Directors, thank you for your support and trust as a shareholder of SilverBow Resources, Inc.

Sincerely,
Sean C. Woolverton
Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held May 17, 2022
The annual meeting of shareholders of SILVERBOW RESOURCES, INC. (“SilverBow” or "the Company") will be held on May 17, 2022, at 10:00 a.m. (Central Time). Due to the continued public health impact of the novel coronavirus (“COVID-19”) pandemic and uncertainties, the annual meeting will be virtual via a live webcast at www.virtualshareholdermeeting.com/SBOW2022; there will be no physical meeting location. Even though our meeting is being held virtually, shareholders will still have the ability to listen to, participate in, vote their shares and submit questions electronically during the annual meeting. The annual meeting will be held for the following purposes:
1.To elect the three Class III directors identified in this proxy statement to serve until the 2025 annual meeting of shareholders, or until their successors are duly elected and qualified or appointed pursuant to the then-applicable terms of the Director Nomination Agreement, among the Company and certain of its shareholders, dated as of April 22, 2016, as amended (“Nomination Agreement”);
2.To conduct a nonbinding advisory vote to approve the compensation of SilverBow’s named executive officers as presented in this proxy statement;
3.To approve the Third Amendment to the SilverBow Resources, Inc. 2016 Equity Incentive Plan (the "2016 Plan") to increase the number of shares of Common Stock that may be issued under the 2016 Plan;
4.To ratify the selection of BDO USA, LLP as SilverBow's independent auditor for the fiscal year ending December 31, 2022; and
5.To conduct such other business as may properly be presented during the annual meeting, or at any and all adjournments or postponements thereof.
A record of shareholders has been taken as of the close of business on March 18, 2022, and only shareholders of record at that time will be entitled to vote on the proposals up for approval at our annual meeting, or any adjournment or postponement thereof. A complete list of shareholders will be available commencing May 6, 2022, and may be inspected during normal business hours by contacting our Investor Relations Department at 920 Memorial City Way, Suite 850, Houston, Texas 77024; by telephone at (281) 874-2700 or (888) 991-SBOW; or by email to info@sbow.com. This list will also be available online through the virtual annual meeting platform during the meeting.

By Order of the Board of Directors,
Christopher M. Abundis
Executive Vice President, Chief Financial Officer, General Counsel and Secretary
March 29, 2022

Your Vote Is Important!
Whether or not you plan to virtually attend the annual meeting of shareholders, we urge you to vote and submit your proxy as promptly as possible to ensure the presence of a quorum for the annual meeting. For additional instructions on voting your shares, please refer to the proxy materials.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held On May 17, 2022
Your proxy card or voting instruction form will contain instructions on how to view our proxy materials for the annual meeting of shareholders on the internet. Our proxy statement and the Company’s annual report to shareholders on Form 10‑K are available at www.sbow.com.

TABLE OF CONTENTS

Page
PROXY STATEMENT	1
Solicitation	1
Attending the Annual Meeting	1
Voting Information	1
PROPOSAL 1 - ELECTION OF DIRECTORS	6
Current Composition of the Board	6
Election of Directors	6
Class III Director Nominees	6
CONTINUING MEMBERS OF THE BOARD OF DIRECTORS	9
Class I Directors	9
Class II Directors	10
Class III Directors	10
Affirmative Determinations Regarding Independent Directors and Financial Experts	10
Meetings and Committees of the Board	11
Board Leadership Structure; Meetings of Independent Directors; Role in Risk Oversight	13
Compensation of Directors	14
Nominations for Directors	15
Corporate Governance	17
Related-Party Transactions	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
Security Ownership of Certain Beneficial Owners	20
Security Ownership of Board of Directors and Management	21
EXECUTIVE OFFICERS	22
EXECUTIVE COMPENSATION	23
Compensation Discussion and Analysis (“CD&A”)	23
Process for Administering our Compensation Programs	31
Compensation Policies and Practices as They Relate to Risk Management	33
Compensation Committee Report	33
Summary Compensation Table	34
Grants of Plan-Based Awards	35
Outstanding Equity Awards at December 31, 2021	36
Option Exercises and Stock Vested	37
Pension Benefits	37
Nonqualified Deferred Compensation	37
Potential Payments Upon Termination or Change in Control	38
Conditions and Covenants	41
PROPOSAL 2 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	42
PAY RATIO DISCLOSURE	44
Criteria Used for Pay Ratio	44
CEO Pay Ratio	44
PROPOSAL 3 — APPROVAL OF THE THIRD AMENDMENT TO THE SILVERBOW RESOURCES, INC. 2016 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2016 PLAN	45

SILVERBOW RESOURCES, INC.
920 Memorial City Way, Suite 850
Houston, Texas 77024
(281) 874-2700
PROXY STATEMENT
for the
2022 ANNUAL MEETING OF SHAREHOLDERS
Solicitation
These proxy materials are being made available to the shareholders of SilverBow Resources, Inc. (“SilverBow,” “the Company,” “we” or “us”) beginning on or about March 29, 2022. The Board of Directors (the “Board”) of SilverBow is soliciting your proxy to vote your shares of SilverBow common stock ("Common Stock") for the proposals up for approval at our virtual annual meeting of shareholders (the “Annual Meeting”). Our Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/SBOW2022, on Tuesday, May 17, 2022, at 10:00 a.m. (Central Time). Holders of shares on March 18, 2022, the record date, are entitled to notice of, and to vote at, our Annual Meeting or any adjournment thereof.
The Board is soliciting proxies to give all shareholders the opportunity to vote on the matters that will be presented for approval at the Annual Meeting. This proxy statement provides you with the information on these matters to assist you in voting your shares.
Attending the Annual Meeting
To attend the Annual Meeting, vote your shares and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/SBOW2022 and enter the control number included in your Notice of Internet Availability of Proxy Materials ("Notice"), voting instruction form or proxy card, or as otherwise provided to you by your broker, trustee or other nominee, as described below. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting.
If you are a registered holder, to attend the virtual meeting, vote your shares and submit questions during the meeting, you will need to have the 16-digit control number included in the Notice or the proxy card which you received. If you are a beneficial owner (shares held in street name) and your voting instruction form or Notice indicates that you may vote those shares through http://www.proxyvote.com website, then you may attend the virtual meeting, vote your shares and submit questions during the meeting using the 16-digit control number included on that instruction form or Notice. Otherwise, beneficial owners should contact their broker, trustee or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a "legal proxy" in order to be able to attend the virtual meeting, vote their shares and submit questions during the meeting.
We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to exclude or edit questions regarding topics that are unrelated or irrelevant to the business of the Company, related to non-public information of the Company, in furtherance of a shareholder's personal interests or grievances, disrespectful or derogatory, or not a matter of interest to shareholders generally. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
Voting Information
What is a proxy?
A proxy is your legal designation of another person or persons (the “proxy” or “proxies”) to vote on your behalf. By voting your shares as instructed in the materials you received, you are giving the designated proxies appointed by the Board the authority to vote your shares in the manner you indicate on the accompanying proxy card.

1 | SilverBow Resources, Inc.	2022 Proxy Statement

Who are the proxies appointed by the Board of Directors for the Annual Meeting?
The following officers of SilverBow have been appointed to act as proxies for the Company with respect to shares of our issued and outstanding Common Stock at the Annual Meeting:

Sean C. Woolverton	Chief Executive Officer
Christopher M. Abundis	Executive Vice President, Chief Financial Officer, General Counsel and Secretary
Steven W. Adam	Executive Vice President and Chief Operating Officer
Who is qualified to vote?
You are qualified to receive notice of and to vote for the proposals up for approval at our Annual Meeting if you own shares of Common Stock as of the close of business on our record date of Friday, March 18, 2022.
How many shares of Common Stock are entitled to vote for the proposals up for approval at the Annual Meeting?
As of the March 18, 2022, record date, there were 16,801,905 shares of Common Stock issued, outstanding and entitled to vote for the proposals up for approval at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter presented.
What is the impact of coronavirus (COVID-19) on the Annual Meeting and how can I participate in the virtual Annual Meeting?
Due to the remaining public health impact of the novel coronavirus (“COVID-19”) pandemic and uncertainties, the Annual Meeting will be conducted completely virtually via a live webcast at www.virtualshareholdermeeting.com/SBOW2022; there will be no physical meeting location. The virtual Annual Meeting is expected to begin promptly at 10:00 a.m. (Central Time). Even though our meeting is being held virtually, shareholders will still have the ability to listen to, participate in, vote their shares and submit questions electronically during our virtual Annual Meeting through the electronic platform. A "general questions" support line will be available the day of the meeting at www.virtualshareholdermeeting.com/SBOW2022, along with the Rules of Conduct for the meeting to ensure the meeting is informative and orderly. We currently intend to resume holding an in-person meeting for our 2023 annual meeting and thereafter, assuming normal circumstances.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Many of our shareholders hold their shares through a broker, trustee or other nominee rather than having the shares registered directly in their own name. There are some distinctions between shares held of record and those owned beneficially that are summarized below.
Shareholder of Record – If your shares are registered directly in your name with our transfer agent, you are the shareholder of record of the shares. As the shareholder of record, you have the right to grant a proxy to vote your shares to the Company or another person, or to vote your shares online during the virtual Annual Meeting.
Beneficial Owner – If your shares are held through a broker, trustee or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in “street name.” As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct. Your broker, trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. As a beneficial owner, you also have the right to vote your shares online during the virtual Annual Meeting. If you have any questions about your control number or how to obtain one, please contact the broker, trustee or other nominee that holds your shares.
How do I vote for the proposals up for approval at the Annual Meeting?
Prior to the virtual Annual Meeting, if you are a shareholder of record, you may vote using any of the following methods:
Via the Internet – You may vote by proxy via the internet by following the instructions provided in the Notice or proxy card accompanying the proxy materials you received. To vote via the internet prior to the virtual Annual Meeting, please visit www.proxyvote.com and have your proxy card in hand, including the 16-digit control number, when you log onto the website.

2022 Proxy Statement	SilverBow Resources, Inc. | 2

By Telephone – Shareholders who have received printed copies of the proxy materials may vote by proxy by calling the number found on the proxy card accompanying the proxy materials you received. Please have the proxy card in hand when you call.
By Mail – Shareholders who have received printed copies of the proxy materials may vote by proxy by completing the proxy card accompanying the proxy materials you received by mail and returning it in the envelope provided.
If you are a beneficial owner whose shares are held in "street name," you should refer to the instructions provided by the broker, trustee or other nominee that holds your shares.

During the virtual Annual Meeting, you may vote using the following method:
Via the Internet – You may vote by proxy via the internet at the virtual Annual Meeting by following the instructions provided in your Notice, voting instruction form or proxy card. To vote via the internet during the virtual Annual Meeting, please visit the Annual Meeting webcast at www.virtualshareholdermeeting.com/SBOW2022 on Tuesday, May 17, 2022, at 10:00 a.m. (Central Time) and enter in the control number included in your Notice, voting instruction form or proxy card, or otherwise provided to you by your broker, trustee or other nominee, as described above, when you log onto the website.
What are other considerations in voting my shares?
In order to ensure that all votes are received, the Company recommends that you vote your shares in advance of the Annual Meeting. This way your vote will be counted whether or not you later decide to electronically attend the meeting.
What is householding?
We follow an SEC-approved procedure known as “householding.” Under this procedure, only one copy of the proxy statement and annual report on Form 10-K is being delivered to shareholders residing at the same address, unless the shareholders have notified SilverBow of their desire to receive multiple copies. This allows us to reduce the environmental impact of printing and providing proxy materials and associated printing and mailing costs.
If you received a householded mailing this year and would like additional copies of the proxy statement and annual report on Form 10-K mailed to you, please contact Broadridge Financial Solutions, Inc. (“Broadridge”) by telephone at 1-800-579-1639, or by email at sendmaterial@proxyvote.com and include your control number in the subject line.  Broadridge will promptly deliver any additional copies requested. If you would like to enroll in or withdraw from householding, please contact the Company’s transfer agent, American Stock Transfer & Trust Company (if you hold your shares “of record”) at 6201 15th Avenue, Brooklyn, New York 11219, help@astfinancial.com or 1-800-937-5449, or the broker, trustee or other nominee through which you hold your shares.

Householding is limited to accounts within the same bank or brokerage firm. Therefore, if you have accounts containing Common Stock at more than one brokerage firm, you may receive a copy of the proxy statement and annual report on Form 10-K from each firm.

3 | SilverBow Resources, Inc.	2022 Proxy Statement

What are the Board’s recommendations on how I should vote my shares?
The Board recommends that you vote your shares as follows:

Proposal 1 —	FOR the election of the three nominees for Class III directors identified in this proxy statement, with terms to expire at the 2025 annual meeting of shareholders;
Proposal 2 —	FOR the approval of the nonbinding advisory vote to approve the compensation of SilverBow’s named executive officers as presented in this proxy statement;
Proposal 3 —	FOR the approval of the Third Amendment to the SilverBow 2016 Equity Incentive Plan to increase the number of shares of Common Stock that may be issued under the 2016 Plan; and
Proposal 4 —	FOR the ratification of the selection of BDO USA, LLP as SilverBow's independent auditor for the fiscal year ending December 31, 2022.
What are my choices when voting?
Proposal 1 — You may cast your vote “for” electing each of the nominees as directors or “withhold” your vote on one or more nominees.
Proposals 2, 3 and 4 — You may cast your vote “for” or “against” or you may abstain with respect to each proposal.
How will my shares be voted if I do not specify how they should be voted?
If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. If you sign and return the proxy card without indicating your instructions, your shares will be voted as follows:

Proposal 1 —	FOR the election of the three nominees for Class III directors identified in this proxy statement, with terms to expire at the 2025 annual meeting of shareholders;
Proposal 2 —	FOR the approval of the nonbinding advisory vote to approve the compensation of SilverBow’s named executive officers as presented in this proxy statement;
Proposal 3 —	FOR the approval of the Third Amendment to the SilverBow 2016 Equity Incentive Plan to increase the number of shares of Common Stock that may be issued under the 2016 Plan; and
Proposal 4 —	FOR the ratification of the selection of BDO USA, LLP as SilverBow's independent auditor for the fiscal year ending December 31, 2022.
What is a quorum?
The holders of a majority of the voting power of the outstanding shares of stock of SilverBow entitled to vote for the proposals to be approved at the Annual Meeting, either virtually represented by attendance at the meeting or represented by proxy, shall constitute a quorum for the Annual Meeting. Votes withheld and abstentions are deemed as “present” during the Annual Meeting and are counted for quorum purposes.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote during the virtual Annual Meeting. If you submit a vote and wish to change it prior to the Annual Meeting, you may vote again via the internet or by telephone before the date and time that internet and telephone voting is no longer available, as set forth on your Notice, voting instruction form or proxy card. Only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also change your vote by signing and returning a new proxy card or voting instruction form with a new date. You may also change your vote by attending the virtual Annual Meeting and voting online during the meeting. If you are a beneficial owner, you should refer to any instructions provided by the broker, trustee or other nominee who holds your shares on how to revoke your proxy or change your vote.

2022 Proxy Statement	SilverBow Resources, Inc. | 4

What vote is required to approve each proposal? How are votes withheld, abstentions and broker non-votes treated?
For Proposal 1, our Bylaws provide for directors to be elected by a plurality of the votes cast by the holders of shares entitled to vote at the Annual Meeting. Each of the remaining proposals requires the affirmative vote of the holders of a majority of the shares present for the Annual Meeting (either by proxy or virtual attendance at the meeting) and entitled to vote on that proposal.
Brokers who hold shares in "street name" for customers are required to vote those shares as the customers instruct. Under applicable rules, brokers are permitted to vote on "routine" matters even if they have not received voting instructions from their customers, but they are not permitted to vote on "non-routine" matters absent specific voting instructions from their customers. A "broker non-vote" occurs when a broker holds shares for a customer, which are present at the meeting, but lacks discretionary voting power with respect to a particular proposal because the customer has not given the broker instructions regarding how to vote those shares. Proposal 1, Proposal 2 and Proposal 3 are each considered "non-routine" matters and consequently, brokers may not vote uninstructed shares on these proposals. Proposal 4 is considered a "routine" matter and consequently, a broker may vote uninstructed shares on this proposal.

For Proposal 1, the election of directors, votes withheld will have the same effect as not voting. For Proposals 2, 3 and 4, abstentions will have the same effect as a vote against the matter. For all proposals, broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote and will have no effect on the outcome of any such proposal for which the broker does not have authority to vote. However, we do not expect there to be any broker non-votes with respect to Proposal 4 because it is considered a "routine" matter.
Who pays the cost of this proxy solicitation?
The cost of preparing, printing and mailing the proxy materials and soliciting proxies is paid for by SilverBow. SilverBow will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will reimburse these entities for the costs of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares will help to avoid additional expense.
Is this proxy statement the only way the proxies are being solicited?
In addition to this solicitation by the Board, employees of SilverBow may solicit proxies in person or by mail, delivery service or telephone without additional compensation. The Company has retained Alliance Advisors, LLC to act as a proxy solicitor in conjunction with the Annual Meeting and to perform proxy watch services which includes monitoring and reporting on voting for the Annual Meeting. The Company has agreed to pay this firm $6,500, plus reasonable out-of-pocket expenses, for such proxy solicitation and watch services.

5 | SilverBow Resources, Inc.	2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS
SilverBow's governance structure as a whole, including our amended and restated Certificate of Incorporation (“Charter”), amended and restated Bylaws (“Bylaws”), and Nomination Agreement (as defined below), was negotiated and designed in connection with our reorganization. Such governing documents, effective April 22, 2016, were requested and approved by our majority shareholders at such time, who were former holders of our cancelled senior notes prior to our reorganization.
As a component of our governance framework, on April 22, 2016, we entered into the Director Nomination Agreement (the “Nomination Agreement”) between SilverBow and the “Consenting Noteholders” (as defined in the Nomination Agreement, which includes Strategic Value Partners, LLC (“SVP”) and certain other former holders of our cancelled senior notes (the “Other Noteholders”). Among other rights, the Consenting Noteholders have the right to designate a certain number of director nominees, subject to conditions on share ownership, and maintain the right to remove and replace their respective director designees at any time. For more information on the Nomination Agreement see “Continuing Members of the Board of Directors—Related-Party Transactions.”
Pursuant to our Charter, the Board of Directors of SilverBow (the “Board”) is made up of three classes. Class I directors’ terms expire at the 2023 annual meeting of shareholders; Class II directors’ terms expire at the 2024 annual meeting of shareholders; and Class III directors’ terms expire at this Annual Meeting. At each annual meeting of shareholders, directors elected to succeed those whose term has expired will be elected to three-year terms.
Current Composition of the Board
Directors standing for election at this Annual Meeting:

Class III (For term to expire at the 2025 annual meeting)
David Geenberg
Marcus C. Rowland
Sean C. Woolverton
Set forth below are the names and remaining terms of the other four directors, who are not standing for election at this Annual Meeting:

Class I (Term to expire at the 2023 annual meeting)	Class II (Term to expire at the 2024 annual meeting)
Michael Duginski	Gabriel L. Ellisor
Christoph O. Majeske	Charles W. Wampler
Election of Directors
Under the Nomination Agreement and SilverBow's Charter, we have three classes of directors. Messrs. David Geenberg, Marcus C. Rowland and Sean C. Woolverton have been nominated by the Board to stand for election at this Annual Meeting as Class III Directors. SilverBow's Bylaws provide for directors to be elected by a plurality of votes cast by holders of shares entitled to vote in the election of directors at a meeting of the shareholders at which a quorum is present.
Class III Director Nominees
The biographies of each of the nominees and continuing directors below contain information regarding the person's service as a director of SilverBow, business experience, director positions with other companies held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that were considered by the Nominating and Strategy Committee and the Board in determining that the person should serve as a director for the Company.

2022 Proxy Statement	SilverBow Resources, Inc. | 6

David Geenberg Head of North American Investment Team, Strategic Value Partners

Independent Director	Board Committees:
Age: 38	Nominating and Strategy
Service commenced: 2016
Other current public company directorships: None
Mr. Geenberg was appointed a director of SilverBow in April 2016 after being designated by Strategic Value Partners pursuant to the Nomination Agreement, and is recommended for re-election at this Annual Meeting by both our Nominating and Strategy Committee and our Board. Mr. Geenberg is Head of the North American investment team at SVP; he has served in that role since January 2016 after being a senior member of SVP’s investment team focused on power, energy, and infrastructure, in which capacity he worked for the firm since 2009. From 2005 to 2009, Mr. Geenberg worked at Goldman, Sachs & Co., most recently in the merchant bank’s Infrastructure Investment Group and, prior to that, in the Natural Resources Group in the investment bank. Mr. Geenberg currently also serves on the boards of five private companies: GenOn Energy, one of the largest independent power producers in the United States, SH-130 Concession Company, a toll road concessionaire in Texas, IPC Systems, a leading provider of trading floor communications to banks, OmniMax International, a leading US building products company, and PureField Ingredients, a plant-based protein producer, and previously served on the boards of Penn-Virginia Corporation (including as co-chairman), Chaparral Energy, Bicent Power, and White Energy. He received a Bachelor of Arts in Economics from Dartmouth College. Mr. Geenberg brings to the Board experience advising and investing in the energy industry and significant capital markets knowledge.

Marcus C. Rowland Founder and Director, IOG Capital

Independent Director	Chairman of the Board
Age: 69	Board Committees:
Service commenced: 2016	Nominating and Strategy
Other current public company directorships: Warrior Technologies Acquisition Company
Mr. Rowland was named a director and Chairman of the Board of SilverBow in September 2016. He was appointed as Chairman of the Board by our Nominating and Strategy Committee and is classified as an “independent director,” as such term is specifically used in the Nomination Agreement, meaning he was not designated by any of the Consenting Noteholders including SVP. He is recommended for re-election at this Annual Meeting by both our Nominating and Strategy Committee and our Board. Mr. Rowland is the Founder and a Director of IOG Capital, LP ("IOG"), an energy investment firm, where he also previously led such company’s investment team as Senior Managing Director from 2014 to 2021. Prior to IOG, Mr. Rowland served as the Chief Executive Officer at FTS International, Inc. (formerly Frac Tech International, LLC) from May 2011 through November 2012, and as the President and Chief Financial Officer of Frac Tech Services, LLC and Frac Tech International, LLC from November 2010 to May 2011. Mr. Rowland served as the Chief Financial Officer or equivalent positions of Chesapeake Energy Corporation from 1993, when the company became publicly traded, until October 2010, leaving in the position of Executive Vice President and Chief Financial Officer. Prior to that, Mr. Rowland served as Chief Operating Officer of Anglo-Suisse, LP from 1990 to 1992. Mr. Rowland has served as a director on the boards of a number of public and private companies, and currently serves on the boards of SAExploration Holdings, Inc. and Warrior Technologies Acquisition Company. He was previously Chairman of the Board at Chaparral Energy, Inc. from April 2019 to October 2020, and also served as a director at Key Energy Services, Inc. from 2020 through February 2022, MIND Technology, Inc. (formerly Mitcham Industries, Inc.) from 2015 through January 2022, Warren Resources, Inc. from 2012 to 2014 and Chesapeake Midstream Partners from 2010 to 2011. He is an alumnus of Wichita State University. Mr. Rowland is a seasoned oil and gas corporate executive, director, and investment manager with over 40 years of experience in all aspects of upstream and midstream business segments and brings that knowledge along with his expertise in energy mergers, acquisitions, divestitures, public securities transactions, and derivatives facilities to the Board.

7 | SilverBow Resources, Inc.	2022 Proxy Statement

Sean C. Woolverton Chief Executive Officer

Employee Director
Age: 52
Service commenced: 2017
Other current public company directorships: None
Mr. Woolverton was appointed Chief Executive Officer and a member of the Board of SilverBow in March 2017. He was appointed to the Board by our Nominating and Strategy Committee in accordance with the terms of the Nomination Agreement, and is recommended for re-election at this Annual Meeting by both our Nominating and Strategy Committee and our Board. He was previously the Chief Operating Officer of Samson Resources Company (“Samson”), a private oil and natural gas company, from January 2016 to February 2017, having joined Samson in November 2013. Samson filed for bankruptcy protection in the Federal Court in the District of Delaware on September 16, 2015, and emerged from bankruptcy on March 1, 2017, shortly after Mr. Woolverton’s resignation. From 2007 to 2013, Mr. Woolverton held a series of positions of increasing responsibility at Chesapeake Energy Corporation, a public independent exploration and development oil and natural gas company, including Vice President of its Southern Appalachia business unit. Prior to joining Chesapeake Energy Corporation, Mr. Woolverton worked for Encana Corporation, a North American oil and natural gas producer, where he oversaw its Fort Worth Basin development and shale exploration teams in North Texas. Earlier in his career, Mr. Woolverton worked for Burlington Resources in multiple engineering and management roles. Mr. Woolverton received his Bachelor of Science degree in Petroleum Engineering from Montana Tech. Mr. Woolverton brings his vast operational leadership and knowledge to SilverBow and the Board.
SilverBow's Bylaws provide that a plurality of the votes cast by holders of shares entitled to vote is necessary to elect each nominee. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will not be permitted to vote your shares with respect to the election of the director nominees.

The Board of Directors unanimously recommends that shareholders vote “FOR” all director nominees identified in this proxy statement to serve as Class III directors.
The persons named as proxies in these proxy materials, unless otherwise directed by a shareholder on a proxy card, intend to vote “FOR” the election of all nominees named in this proxy statement standing for election as Class III directors. If any nominee should become unavailable or unable to serve as a director, the persons named as proxies may vote for a substitute nominee, the size of the Board may be reduced accordingly, or a new nominee or director may be appointed pursuant to the then-applicable terms of the Nomination Agreement; however, the Board is not aware of any circumstances likely to render any nominee unavailable.

2022 Proxy Statement	SilverBow Resources, Inc. | 8

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS
Class I Directors

Michael Duginski President and Chief Executive Officer, Sentinel Peak Resources

Independent Director	Board Committees:
Age: 56	Audit
Service commenced: 2016	Nominating and Strategy
Other current public company directorships: None
Mr. Duginski has served as a director of SilverBow since April 2016. He is classified as an “independent director,” as such term is specifically used in the Nomination Agreement, meaning he was not designated by any of the Consenting Noteholders including SVP. Mr. Duginski assumed the role of President and CEO of Sentinel Peak Resources in 2015, a company focused on acquisition, development and exploration of oil and gas assets. Previously, Mr. Duginski was Chief Operating Officer and Executive Vice President of Berry Petroleum from 2007 to 2013, where he led all operations including corporate development, production, reserves, drilling, EH&S and land, including corporate strategic planning, until Berry's sale to Linn Energy. Mr. Duginski has served on the public board of Madagascar Oil Limited from April 2015 to April 2016, and several private boards. Mr. Duginski received his Master of Business Administration from California State University, Bakersfield, and his Bachelor of Science in Mechanical Engineering from the University of Arizona. His qualifications to serve on the Board include his approximately 35 years of experience in the oil and gas industry along with his executive and directorship experience.

Christoph O. Majeske Director, Strategic Value Partners

Independent Director	Board Committees:
Age: 43	Compensation
Service commenced: 2016
Other current public company directorships: None
Mr. Majeske has served as a director of SilverBow since September 2016. He was designated as a director by SVP pursuant to the Nomination Agreement. Mr. Majeske is a Director of Strategic Value Partners and is a member of the North American investment team with a focus on energy, transportation and industrials. From 2006 to 2015, he was a Vice President and Operating Executive of Cerberus Capital Management (“Cerberus”). At Cerberus, Mr. Majeske executed private equity transactions and held various interim executive roles at portfolio companies, including Chief Financial Officer and Chief Restructuring Officer, in both North America and Europe across a range of industries. From 2000 to 2006, Mr. Majeske was a member of the M&A Advisory team at PricewaterhouseCoopers. He received a Bachelor of Business Administration in Finance, Accounting and Economics with High Distinction from the University of Michigan in 2000. He also serves on the Board of Directors of White Energy. He was previously on the Board of Directors of Dolphin Drilling, Genco Shipping & Trading, GSE Environmental and PureField Ingredients. Mr. Majeske brings a wealth of financial and restructuring experience to the Board.

9 | SilverBow Resources, Inc.	2022 Proxy Statement

Class II Directors

Gabriel L. Ellisor Managing Partner, 3BAR Inustries LLC

Independent Director	Board Committees:
Age: 48	Audit
Service commenced: 2016	Compensation
Other current public company directorships: None
Mr. Ellisor was named a director of SilverBow in April 2016. He was designated as a director by the Consenting Noteholders (excluding SVP) pursuant to the Nomination Agreement. Mr. Ellisor assumed the role of Managing Partner of 3BAR Industries, LLC, a construction company focused on civil work primarily for solar projects, in June 2021. He previously served as Chief Financial Officer of Three Rivers Operating Company II from July 2012 to February 2015 and as Chief Financial Officer for Three Rivers Operating Company I from 2010 to 2012, until such acquisition vehicles were sold. Prior to joining Three Rivers, Mr. Ellisor was a principal at Rivington Capital Advisors from 2008 to 2010. Mr. Ellisor has approximately 25 years of experience in the finance sector of the oil and gas industry, including holding various positions at First Interstate Bank, Wells Fargo, and BNP Paribas. He also served on the board of Salt Creek Midstream LLC from March 2018 until July 2020 and on the board of Energy XXI from April 2018 until its merger with Cox Oil in October 2018. Mr. Ellisor earned a B.B.A., with a major in Finance, from Texas Christian University. Mr. Ellisor’s qualifications to serve on the Board include his vast financial and transactional experience.

Charles W. Wampler Chief Executive Officer & President, Resource Rock Exploration II, LLC

Independent Director	Board Committees:
Age: 67	Audit
Service commenced: 2016	Compensation
Other current public company directorships: None
Mr. Wampler has served as a director of SilverBow since April 2016. He was originally designated as a director by the Consenting Noteholders (excluding SVP) pursuant to the Nomination Agreement. Mr. Wampler assumed the role of Chairman, CEO and President of Resource Rock Exploration II, LLC in June 2017, a company that is focused on acquiring and developing oil and gas properties. Previously, Mr. Wampler served as Chief Operating Officer of Aspect Holdings, President of Aspect Energy and General Exploration Partners (“GEP”) and Board member for GEP from 2007 to 2012. Mr. Wampler directed the day-to-day management of Aspect’s domestic operations in the US Gulf Coast and international operations in Hungary and Kurdistan, Iraq. Before joining Aspect, Mr. Wampler was Chief Operating Officer and a Board member of Lewis Energy Group from 2004 to 2007. Prior to joining Lewis Energy, Mr. Wampler was Division Operations Manager and Drilling Manager of EOG Resources from 1984 to 2004, and prior to joining EOG, he held several engineering positions. Mr. Wampler served on the Board of Directors of Energy XXI from December 2016 until its merger with Cox Oil in October 2018. Mr. Wampler earned his Bachelor of Science in Petroleum Engineering from University of Louisiana at Lafayette. Mr. Wampler is qualified to serve on the Board due to his decades of operational experience in various facets of the oil and gas industry.
Class III Directors
The biographies for the Class III director nominees are set forth above under “Proposal 1—Election of Directors.”
Affirmative Determinations Regarding Independent Directors and Financial Experts
The Board has determined that each of the following directors is an “independent director” as such term is defined in Section 303A.02 of the Listed Company Manual of the New York Stock Exchange, Inc. (“NYSE”): Michael Duginski, Gabriel L. Ellisor, David Geenberg, Christoph O. Majeske, Marcus C. Rowland and Charles W. Wampler. In reaching this determination, the Board has affirmatively determined that each of these directors has

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no material relationship with the Company as contemplated under Section 303A.02. The Board has determined that each of these same directors is independent for the purposes of Nominating and Strategy Committee service, although each does not currently serve on the Nominating and Strategy Committee. The Board also has determined that these same directors are each “independent” under the heightened standards set forth in Section 303A of the Listed Company Manual of the NYSE for the purposes of Compensation Committee service, although these directors do not all serve on the Compensation Committee. These independent directors represent a majority of the Company’s Board of Directors. Mr. Woolverton is not an independent director because he also serves as Chief Executive Officer of the Company.
The Board has also determined that each of the following directors is “independent” under the heightened standard set forth in Section 303A of the Listed Company Manual of the NYSE for the purposes of Audit Committee service (including, by reference, the standards set forth under Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)): Michael Duginski, Gabriel L. Ellisor, Marcus C. Rowland, and Charles W. Wampler. Although these directors do not all serve on the Audit Committee, four of our seven directors are independent for Audit Committee purposes at this Annual Meeting.
As discussed above, the Board has determined that each member of the Audit, Compensation and Nominating and Strategy committees of the Board meets the independence requirements applicable to those committees prescribed by the NYSE and the SEC. Further, the Board has determined that Mr. Gabriel L. Ellisor, Audit Committee Chair, and Mr. Michael Duginski, also a member of the Audit Committee, are each an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC.
In 2020, Mr. Rowland joined the Board of Directors of Key Energy Services, Inc. ("Key Energy"), a preexisting vendor of SilverBow. As part of its independence determination in both 2020 and 2021, the Board reviewed and considered Mr. Rowland's position as a director and his immaterial equity ownership of Key Energy, as well as payments to Key Energy from SilverBow for services, which were made in the ordinary course of business and found Mr. Rowland "independent." In 2020, such payments were below $120,000, and in 2021, payments to Key Energy were approximately $420,000 due to the Company's increased operational activity. As of February 2022, Mr. Rowland has ceased to be on the Board of Directors of Key Energy.
Meetings and Committees of the Board
The following standing committees have been established by the Board: Audit, Compensation and Nominating and Strategy. Descriptions of the membership and functions of these committees are set forth below.
The following chart identifies the committees upon which each member of the Board serves, the chairs of the committees, and the number of meetings and actions by consent of the Board and the committees during 2021:

	Board of Directors	Audit	Compensation	Nominating and Strategy
Number of meetings held	17	4	2	4
Number of actions by consent	5	0	0	0

Marcus C. Rowland	C			M
Michael Duginski	M	M		C
Gabriel L. Ellisor	M	C	M
David Geenberg	M			M
Christoph O. Majeske	M		C
Charles W. Wampler	M	M	M
Sean C. Woolverton	M
_______________________________

C	= Chair
M	= Member
During 2021, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board plus (ii) the total number of meetings of all committees of the Board on which he served.

11 | SilverBow Resources, Inc.	2022 Proxy Statement

Audit Committee
The Audit Committee assists the Board in fulfilling its responsibilities with respect to oversight in monitoring: (i) the integrity of the financial statements of the Company; (ii) SilverBow’s compliance with legal and regulatory requirements; (iii) the selection, qualifications and independence of the independent auditor; and (iv) the performance of SilverBow's internal audit function and independent auditor. Additionally, as part of its responsibilities, on at least an annual basis, the Audit Committee reviews and discusses the Company's cybersecurity risk management reporting framework with management and the auditors. The committee is required to be comprised of three or more non-employee directors, each of whom is determined by the Board to be “independent” under the rules promulgated by the SEC under the Exchange Act and meets the financial literacy and experience requirements under the rules or listing standards established by the NYSE, as may be amended. In addition, at least one member of the committee must satisfy the definition of “audit committee financial expert” as such term may be defined from time to time under the rules promulgated by the SEC. The Board has determined that Messrs. Ellisor and Duginski qualify as “audit committee financial experts” and that each member of the Audit Committee is independent as defined in the NYSE listing standards and the Exchange Act rules, and each meets the financial literacy and experience requirements established by the NYSE. A report of the Audit Committee appears later in this proxy statement. Messrs. Ellisor (Committee Chair), Duginski and Wampler are members of our Audit Committee.
Compensation Committee
The Compensation Committee holds the responsibilities of the Board relating to compensation of the Company’s executive officers. This includes evaluating the compensation of the executive officers of the Company and its operating subsidiary, SilverBow Resources Operating, LLC, and their performance relative to their compensation to assure that such executive officers are compensated effectively in a manner consistent with the strategy of SilverBow, competitive practices and the requirements of the appropriate regulatory bodies. In addition, this committee evaluates and makes recommendations to the Board regarding the compensation of the directors. The Compensation Committee evaluates and approves any amendment, some of which may require shareholder approval, to the Company’s existing equity-related plans and approves the adoption of any new equity-related plans, subject to shareholder and Board approval. The Compensation Committee may delegate its authority to subcommittees constituted of a member or members of the Compensation Committee, but generally does not delegate authority to members of management to oversee executive compensation matters or compensation plan matters, including both equity-related and cash incentive compensation plans. The Compensation Committee is required to be comprised of at least three directors who are non-employee directors and determined by the Board to be independent under applicable Exchange Act rules and NYSE listing standards. The Board has determined that all Compensation Committee members qualify as non-employee directors under applicable Exchange Act rules and NYSE listing standards. The report of the Compensation Committee is included as part of “Compensation Discussion and Analysis” of this proxy statement. Messrs. Majeske (Committee Chair), Ellisor and Wampler are members of our Compensation Committee.
Frederic W. Cook & Co., Inc. (“FW Cook”) has been engaged by the Compensation Committee since October 2017 to serve as its independent compensation consultant. FW Cook reports directly to our Compensation Committee and has provided expert advice on the design and implementation of the Company’s compensation policies and programs. To the best of the Company’s knowledge, there are no conflicts between FW Cook and any member of the Board.
Nominating and Strategy Committee
The Nominating and Strategy Committee identifies individuals qualified to become directors, nominates candidates for directorships and also recommends to the Board the membership of each of the Board’s committees. Subject to the Nomination Agreement, this committee may consider nominees recommended by shareholders upon written request by a shareholder. The Nominating and Strategy Committee develops, monitors and recommends to the Board corporate governance principles and practices applicable to SilverBow. The committee also assists Company management in identifying, screening and recommending to the Board individuals qualified to become executive officers of the Company. In addition, this committee administers the Company’s Conflict of Interest Policy. While the Board of Directors retains the responsibility for the Company's environmental, social and governance ("ESG") oversight, as part of its responsibilities, the Nominating and Strategy Committee reviews and makes recommendations to the Board regarding policies, programs and practices respecting matters of corporate social responsibility that impact the Company's ability to effectively

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achieve its business goals. The Nominating and Strategy Committee is required to comprise at least three directors who are non-employee directors and determined by the Board to be independent under the NYSE listing standards and the Exchange Act rules. Messrs. Duginski (Committee Chair), Geenberg and Rowland are members of the Nominating and Strategy Committee and, as determined by the Board, all are independent under the NYSE listing standards and the Exchange Act rules
Board Leadership Structure; Meetings of Independent Directors; Role in Risk Oversight
While our Principles for Corporate Governance do not require that our Independent Chairman of the Board and Chief Executive Officer positions be separate, under the present terms of the Nomination Agreement, the Independent Chairman position and the Chief Executive Officer position are separated. Mr. Rowland was appointed as the Independent Chairman when he joined the Board in September 2016 and Mr. Woolverton was named Chief Executive Officer in March 2017.
The Board believes that this leadership structure is appropriate at this time as it allows our Chief Executive Officer to manage and lead the day-to-day business of the Company while allowing the Independent Chairman to provide independent leadership to the Board. At each executive session of the independent directors, Mr. Rowland as Independent Chairman of the Board presides.
Along with the separation of our Chairman of the Board and Chief Executive Officer roles, we also have other checks and balances for our Board structure:
•    our Audit, Compensation and Nominating and Strategy committees are all completely independent, as required;
•    six of our seven Board members are independent for Compensation and Nominating and Strategy committee standards;
•    four of our seven Board members are independent for Audit Committee standards;
•    our independent Nominating and Strategy Committee (in conjunction with the Nomination Agreement in effect) has responsibility for Board and management succession planning and related recommendations to the full Board;
•    led by the Nominating and Strategy Committee, a Board assessment is conducted annually, assessing the entire Board (not just the current class of nominees) and its committees;
•    after all quarterly Audit Committee meetings, the Audit Committee meets in executive session with our independent auditor, BDO, and internal auditor team;
•    following most meetings of the Board, the Independent Chairman presides over an executive session of the independent directors of the Board; and
•    as provided in “Communications with the Board of Directors” in this proxy statement, any shareholder may communicate with the Board of Directors or non-management independent directors, as appropriate.
The full Board is responsible for general oversight of enterprise risk concerns inherent in our business. At each Board meeting, the Board receives reports from members of our senior management that help the Board assess the risks we face in the conduct of our business. Senior technical management frequently makes presentations to the Board about current and planned exploration and development activities and business development opportunities that may subject us to operational and financial risks. In addition, the Audit Committee reviews the effectiveness of our internal controls over financial reporting, which are designed to address risks specific to financial reporting, with our internal auditor and independent accountant at least annually. The Audit Committee is also responsible for oversight of the Company’s cyber risk management. Periodic cyber risk updates are provided by Company management to the Board and Audit Committee, and the Audit Committee annually reviews the effectiveness of such controls. This includes mitigation initiatives, external security assessments, and employee and user training. Additionally, given the importance, our full Board has chosen to retain responsibility for oversight of ESG risks at this time, including risks related to climate change, sustainability, strategy and human capital. Through the Company’s independent committees, SilverBow has established processes for the effective oversight of critical issues, such as integrity of our financial statements and cybersecurity by our Audit Committee, executive compensation by our Compensation Committee, and corporate

13 | SilverBow Resources, Inc.	2022 Proxy Statement

governance, including the selection of directors and director nominees, by our Nominating and Strategy Committee.
As the COVID-19 pandemic developed, the Board received regular updates on the impact to the Company's employees, contractors, operations and other stakeholders, and reviewed with management the various measures being taken to (i) protect the health and safety of SilverBow's employees and contractors, and (ii) ensure the continuity of operations without material interruption to the business processes. This oversight by the Board included updates in a number of both routine and special Board meetings beginning mid-March 2020 with periodic updates occurring through 2021.
Compensation of Directors
In accordance with its charter, the Compensation Committee periodically evaluates the compensation of non-employee directors for service on the Board and on Board committees. In consultation with an independent compensation consultant, FW Cook, the Compensation Committee recommends annual retainers and fees for service as chairman on Board committees, sets the terms and awards of any stock-based compensation and submits these recommendations to the Board for approval. Directors who are also employees of the Company or our significant shareholder, SVP, receive no additional compensation for service as directors.
The Compensation Committee, following discussions with FW Cook, set the 2021 director compensation program similarly to the reduced overall director compensation program in 2020, to recognize the challenging industry conditions and help preserve shares and manage equity dilution. For 2021, the value of the annual long-term incentive award granted to our non-employee directors was delivered in a mix of 40% restricted stock units ("RSUs") and 60% restricted cash (except that Mr. Rowland received his full Chairman of the Board premium of $110,000 in restricted cash to preserve shares and manage equity dilution). The total long-term incentive award was designed to be valued at approximately $115,000 ($225,000 for Mr. Rowland), using the January 2021 volume weighted average price ("VWAP") of the Company's stock. On the date of grant, February 24, 2021, given the stock price increase from January 2021 levels, the RSU awards were ultimately valued at approximately $49,980, and the restricted cash award provided was $80,000 ($190,000 for Mr. Rowland). Both the RSU award and the restricted cash award vested on the first anniversary of the date of grant (February 24, 2022).
The following table shows the annual compensation payable to our non-employee directors for service during 2021:

Annual Board Retainer	$70,000	(1)
Committee Chair Premiums:
Audit Committee Chair	$20,000	(2)
Compensation Committee Chair	$—	(3)
Nominating and Strategy Committee Chair	$10,000	(4)
Annual Long-Term Incentive Retainer
Restricted Stock Units Value	$34,560	(5)
Restricted Cash	$80,000	(6)
Non-Executive Chairman of the Board Premium
Restricted Cash	$110,000	(7)
_______________________________
(1)    Annual retainer for all non-employee directors for 2021 service. Directors who are employees of our significant shareholder, SVP, receive no additional compensation (neither cash nor equity) for their service as directors and are prohibited from individually owning shares of the Common Stock under the terms of their arrangement and employment with SVP.
(2)    Annual fee for serving as Audit Committee Chair in 2021.
(3)    Annual fee for serving as Compensation Committee Chair in 2021. As the Compensation Committee Chair is an SVP employee, no compensation was payable for service in such position.
(4)    Annual fee for serving as Nominating and Strategy Committee Chair in 2021. Based on a peer market review, this fee increased to $10,000 from $5,000 the prior year.
(5)    Targeted value of the RSU award for 2021 long-term incentive retainer applicable for all non-employee directors other than directors who are employees of our significant shareholder, SVP.
(6)    Value of restricted cash award for 2021 long-term incentive retainer applicable for all non-employee directors other than directors who are employees of our significant shareholder, SVP.
(7)    Value of 2021 premium on restricted cash award for long-term incentive retainer for leadership and increased responsibility as non-executive Chairman of the Board.

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Our Principles for Corporate Governance include stock ownership requirements for our non-employee directors (excluding the two directors who are employees of our significant shareholder, SVP) that further align the Company's director and shareholder interests by enhancing our directors' long-term perspective. Each applicable director is required to hold an equity ownership in the Company with a value of at least four times the director's annual retainer. Such ownership should generally be achieved within a five-year grace period from the later of (i) when the director was first elected to the Board or (ii) April 30, 2019, the date on which the Principles were amended to include the non-employee director stock ownership requirements.
The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company’s non-employee directors for the fiscal year ended December 31, 2021. Although the Board views such as compensation for 2021 service, the restricted cash award provided for 2021 to 2022 Board service was not earned or paid until February of 2022, and thus, will be reflected in the Company's 2022 Director Compensation Table. The restricted cash award that is included in the table below is for what the Board views as compensation for 2020 service, specifically 2020 to 2021 Board service, that was not earned or paid until February of 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
(a)	(b)	(c)	(h)
Michael Duginski	$132,026	$49,980	$182,006
Gabriel L. Ellisor	$142,800	$49,980	$192,780
David Geenberg(3)	$—	$—	$—
Christoph O. Majeske(3)	$—	$—	$—
Marcus C. Rowland	$170,800	$49,980	$220,780
Charles W. Wampler	$122,800	$49,980	$172,780
_______________________________
(1)    Amounts in this column include annual board retainers, committee chair premiums and a restricted cash award granted on February 26, 2020, and which vested and was paid on February 26, 2021. As described further above, directors received a restrictive cash award on February 24, 2021, for 2021 to 2022 Board service, which vested and became payable in 2022 on the anniversary of the grant, as follows: Messrs. Duginski, Ellisor and Wampler - $80,000 each, and Mr. Rowland - $190,000. The 2021 restrictive cash award will be reflected in the Company's 2022 Director Compensation Table.
(2)    Amounts in this column reflect the aggregate grant date fair value of the RSUs granted to our non-employee directors, calculated in accordance with Financial Standards Accounting Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For additional information about the assumptions used in the valuation of such awards, see Note 7 to Consolidated Financial Statements to the Company’s audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021. As of December 31, 2021, our non-employee directors held the following number of (i) vested and unexercised stock options: Messrs. Duginski, Ellisor and Wampler - 8,823 each, and Mr. Rowland - 64,263 (which subsequently expired on January 9, 2022); (ii) no unvested stock options; and (iii) unvested RSUs (which vested in full on February 24, 2022): Messrs. Duginski, Ellisor, Rowland and Wampler - 6,000 each.
(3)    As described above, directors who are employees of our significant shareholder, SVP, do not receive any compensation for their service as directors.

Nominations for Directors
Identifying Candidates
Subject to the then-applicable terms of the Nomination Agreement, the Nominating and Strategy Committee, in consultation with the Chairman of the Board, is responsible for identifying and screening potential director candidates and recommending qualified candidates to the Board for nomination. The Committee will also consider director candidates recommended by the shareholders in accordance with the Company’s Bylaws. For information on how to recommend a director candidate, refer to “Shareholder Proposals” in this proxy statement. The Nominating and Strategy Committee evaluates nominees recommended by shareholders using the same criteria it uses to evaluate other candidates, subject to the terms of the Nomination Agreement.
Qualifications
The Board codified standards for directors in SilverBow's Principles for Corporate Governance. These principles provide that the Board should encompass a diverse range of talent, perspective, skill and expertise sufficient to provide sound and prudent guidance with respect to the Company's operations and interests. The

15 | SilverBow Resources, Inc.	2022 Proxy Statement

Principles for Corporate Governance also provide that at all times a majority of the Board must be "independent directors" as defined from time to time by the listing requirements of the NYSE and any specific requirements established by the Board. The Nominating and Strategy Committee has not established in any governing document a specific minimum or fixed maximum age (although a director must inform the Chairman of the Board or the Chair of the Nominating and Strategy Committee when he/she reaches the age of 75), education, years of business experience or specific types of skills for potential director candidates; but, in general, consideration is given to each candidate’s reputation, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board.
The Company’s Principles for Corporate Governance require that each director:
•    understand SilverBow's business and the marketplaces in which it operates;
•    regularly attend meetings of the Board and of the Board committee(s) on which he or she serves;
•    review the materials provided in advance of meetings and any other materials provided to the Board from time to time;
•    monitor and keep abreast of general economic, business and management news and trends, as well as developments in SilverBow's competitive environment and SilverBow's performance with respect to that environment;
•    actively, objectively and constructively participate in meetings and the strategic decision-making processes;
•    share his or her perspective, background, experience, knowledge and insights as they relate to the matters before the Board and its committees;
•    be reasonably available when requested to advise the CEO and management on specific issues not requiring the attention of the full Board but where an individual director’s insights might be helpful to the CEO or management; and
•    be familiar and comply in all respects with the Code of Ethics and Business Conduct of the Company.
We have not adopted a specific written policy with respect to diversity; however, the Nominating and Strategy Committee considers principles of diversity, including different viewpoints, backgrounds, experiences and other demographics (such as age, gender, nationality, race, ethnicity and LGBTQ+ status), as factors in evaluating nominees to recommend for service on our Board. As part of the Board’s annual succession planning and self-assessment processes, and in accordance with the terms of the then-applicable Nomination Agreement, the Board reviews the diversity of specific skills and characteristics necessary for optimal functionality of the Board in its oversight of the Company for both the short and long term. This assessment of diversity and the proper skills and characteristics of candidates on our Board must be done in accordance with the Nomination Agreement in effect, as discussed further in the "Related-Party Transactions" section of this proxy statement, which establishes our Board structure and director classes and gives the right to Consenting Noteholders to nominate and remove certain directors.
The Board’s succession planning requires the Nominating and Strategy Committee and the Board to consider the skill areas currently represented on the Board, and specifically those represented by directors expected to retire or leave the Board in the near future. Those skill sets are assessed against the target skill areas established annually by the Board and the recommendations of directors regarding skills that could potentially improve the overall quality and ability of the Board to carry out its function. The Board then establishes the specific target skill areas or experiences that are to be the focus of a director search, when necessary. Specific qualities or experiences could include experience in the Company's industry, financial or technological expertise, experience in situations comparable to the Company's, leadership experience and relevant geographical experience. The effectiveness of the Board's diverse mix of skills and experiences is also considered and reviewed as part of each Board self-assessment.
Nomination of Candidates
In determining whether to nominate a candidate, either from an internally-generated shareholder recommendation or as an appointment under the terms of the then-existing Nominating Agreement, the Nominating and Strategy Committee will consider the composition and capabilities of existing Board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs.

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The Nominating and Strategy Committee also exercises its independent business judgment and discretion in evaluating the suitability of any recommended candidate for nomination.
Corporate Governance
Part of the Company’s historical and ongoing corporate governance practices is the Company’s policy that officers, directors, employees and certain consultants of the Company are required to submit annual disclosure statements regarding their compliance with the Company’s Conflict of Interest Policy. A management representation letter is provided to the Nominating and Strategy Committee of the Board regarding the results of the annual disclosure statements and management’s assessment of any potential or actual conflict of interest. Based on this assessment and further discussion with management, the Nominating and Strategy Committee then directs management on what additional action, if any, the committee determines necessary with regard to any potential or actual conflict of interest or related-party transaction.
The Company also requires that officers, directors, employees and certain consultants of the Company provide an annual reaffirmation of the Company’s Code of Ethics and Business Conduct. A copy of the Code of Ethics and Business Conduct is redistributed in connection with this requirement. Each required individual is asked to reaffirm and reacknowledge that they have reviewed and refreshed their knowledge of the Code of Ethics and Business Conduct and will continue to comply with all provisions therein. Each individual also reaffirms their understanding that their continued service to the Company is dependent upon compliance with the Company’s Code of Ethics and Business Conduct. In addition, all officers, directors, employees and certain consultants are required to annually recertify their understanding of, and adherence to, the Company’s Insider Trading Policy. A copy of the Insider Trading Policy is also redistributed in connection with this requirement.
Each of the Audit, Compensation and Nominating and Strategy Committees has a committee charter. These charters are reviewed annually by the applicable committee, and all of the charters are reviewed by the Nominating and Strategy Committee. The committee charters, the Board-adopted Principles for Corporate Governance and the Code of Ethics and Business Conduct are applicable to all employees and directors, and to certain consultants, and are posted on the Company’s website at www.sbow.com. Any amendments to or waivers of the Code of Ethics and Business Conduct related to executive officers or directors will be promptly posted on SilverBow's website, if and as required.
Related-Party Transactions
Other than the Company’s Conflict of Interest Policy, the Company has not adopted a formal related-party transaction policy. As a matter of corporate governance policy and practice, all related-party transactions as defined under Item 404(a) of Regulation S-K along with any disclosures under SilverBow's Conflict of Interest Policy, are presented to and considered by the Nominating and Strategy Committee of the Company’s Board of Directors prior to any related-party transaction occurring, as well as annually and on an as-needed basis. See the discussion set forth above under “Corporate Governance” regarding the Conflict of Interest Policy and related annual disclosure process used to identify and evaluate related-party transactions, if any, disclosed by our directors, officers, employees and certain consultants.
Director Nomination Agreement
Following the expiration of the initial terms of the Board after the effective date of the Nomination Agreement (April 22, 2016), our Charter and the Nomination Agreement require that the Company and the Consenting Noteholders shall take all necessary actions to cause the Board to consist of seven members as follows:
(i)the Chief Executive Officer of SilverBow, which shall be a Class III director;
(ii)two nominees designated by SVP (each an “SVP Designated Director”), which shall be one Class I director and one Class III director; provided, that (A) the number of nominees designated by SVP shall be reduced to one director, which shall be a Class III director, at such time as SVP and its affiliates (other than other Consenting Noteholders) (the “SVP Entities”) collectively beneficially own Common Stock representing an equity percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their equity percentage, and (B) SVP shall permanently, and despite any later increase in their equity percentage, no longer be entitled to designate a nominee at such

17 | SilverBow Resources, Inc.	2022 Proxy Statement

time as the SVP Entities collectively beneficially own Common Stock representing an equity percentage of less than 8%;
(iii)two nominees designated by the Consenting Noteholders as a group (excluding SVP until such time that SVP is no longer entitled to designate an SVP Designated Director) (the “Noteholder Designated Directors”), which shall be two Class II directors; provided, that (A) the number of nominees designated by the Consenting Noteholders shall be reduced to one director, which shall be a Class II director, at such time as the Consenting Noteholders and their affiliates (the “Noteholder Entities”) collectively beneficially own Common Stock representing an equity percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their equity percentage, and (B) except as set forth in item (iv) below, such Consenting Noteholders shall permanently, and despite any later increase in their equity percentage, no longer be entitled to designate a nominee at such time as the Noteholder Entities collectively beneficially own Common Stock representing an equity percentage of less than 8%;
(iv)for the purposes of calculating the equity percentage in clauses (A) and (B) of item (iii) above, with respect to SVP’s ownership, the equity percentage shall only include the portion of SVP’s equity percentage that exceeds 15%, but shall contribute to the equity percentage described in (iii) above only up to a maximum of 7.9%, until such time that SVP is no longer entitled to designate an SVP Designated Director. At such time that SVP is no longer entitled to designate an SVP Designated Director, all of SVP’s ownership shall be included in the equity percentage calculations in clauses (A) and (B) of item (iii) above. For the purposes of item (iii) above, the designation right contained in such provision shall still be available at the time SVP is no longer entitled to designate an SVP Designated Director, if at such time, the equity percentage ownership threshold in clause (B) of item (iii) above is satisfied; and
(v)one independent director (as such term is used solely for purposes of the Nomination Agreement) and one additional director (which will be the Chairman) nominated by the Nominating and Strategy Committee of the Board, which shall be designated a Class I director and a Class III director, respectively.
So long as SVP is entitled to designate a nominee, SVP shall have the right to remove such nominee (with or without cause), from time to time and at any time, from the Board. Should a director designated by SVP be removed for any reason, whether by SVP or otherwise in accordance with the Charter and the Bylaws, SVP shall be entitled to designate an individual to fill the vacancy created by such removal so long as SVP is entitled to designate a nominee on the date of such replacement designation, subject to the Charter and Bylaws of the Company.
In addition, if SVP loses the right to nominate any directors, it may not remove and replace their directors still on the Board. If the Consenting Noteholders lose the right to remove and replace any directors pursuant to the then-existing terms of the Nomination Agreement, the Consenting Noteholders will lose the right to remove and replace such directors.
The Nomination Agreement will terminate upon the earlier to occur of (a) such time as the Consenting Noteholders in the aggregate no longer beneficially own Common Stock representing an equity percentage equal to or greater than 8%, or (b) the delivery of written notice to SilverBow by all of the Consenting Noteholders, requesting the termination of the Agreement. Further, at such time as any particular Consenting Noteholder ceases to beneficially own any shares of Common Stock, all rights and obligations of such Consenting Noteholder under the Nomination Agreement will terminate.
As of March 18, 2022, the Consenting Noteholders own less than the requisite equity percentage necessary to maintain their right to nominate two Class II Directors under the Nomination Agreement. As such, the related provisions of the Nomination Agreement are no longer operative.

The foregoing summary of the Nomination Agreement is qualified in its entirety by reference to the full text of the Nomination Agreement, which is included as Exhibit 4.7 to our Registration Statement on Form S-8 (File No. 333-210936), filed on April 27, 2016.

2022 Proxy Statement	SilverBow Resources, Inc. | 18

Registration Rights Agreement
We also entered into a registration rights agreement effective April 22, 2016 (the “Registration Rights Agreement”) with parties who received shares of Common Stock upon the effective date of the Registration Rights Agreement (the “Holders”) representing 5% or more of the Common Stock outstanding on that date. The Registration Rights Agreement provides resale registration rights for the Holders’ Registrable Securities (as defined in the Registration Rights Agreement).
Pursuant to the Registration Rights Agreement, Holders have customary demand, underwritten offering and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. Under their demand registration rights, Holders owning at least 5% of the outstanding shares of Common Stock may request us to register all or a portion of their Registrable Securities, including on a delayed or continuous basis under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). Each Holder is entitled to two demand registrations. Generally, we are required to provide notice of the demand request within five business days following the receipt of the demand notice to all additional Holders, who may, in certain circumstances, participate in the registration. Under their underwritten offering registration rights, Holders also have the right to demand us to effectuate the distribution of any or all of its Registrable Securities by means of an underwritten offering pursuant to an effective registration statement. Each Holder is entitled to two underwritten offering requests. We are not obligated to effect a demand notice or an underwritten demand notice within 180 days of closing either a demand registration or an underwritten offering. We are required to maintain the effectiveness of any such registration statement until the earlier of 180 days (or two years if a “shelf registration” is requested) after the effective date of the Registration Rights Agreement and the consummation of the distribution by the participating Holders. Under their piggyback registration rights, if at any time we propose to register an offering of Common Stock for our own account, we must give at least five business days’ notice to all Holders of Registrable Securities to allow them to include a specified number of their shares in the registration statement.
These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if an underwritten offering is contemplated, limitations on the number of shares to be included in the underwritten offering that may be imposed by the managing underwriter.
The obligations to register shares under the Registration Rights Agreement will terminate with respect to us and each Holder on the first date upon which the Holder no longer beneficially owns any Registrable Securities.
The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is included as Exhibit 10.1 to the our Current Report on Form 8-K (File No. 001-08754) filed on April 28, 2016.

19 | SilverBow Resources, Inc.	2022 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth information concerning the shareholdings of each person who, to the Company’s knowledge, beneficially owned more than five percent of the Company’s outstanding Common Stock as of March 18, 2022:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)		Percent of Class
Strategic Value Partners, LLC 100 West Putnam Avenue Greenwich, CT 06830	4,476,462	(1)	26.6%
Teal Upstream Holdings, LLC 8235 Douglas Avenue, Suite 1100 Dallas, TX 75225	1,351,961	(2)	8.0%
FMR LLC 245 Summer Street Boston, MA 02210	1,076,104	(3)	6.4%
Post Oak Energy Holdings, LLC 34 S. Wynden Dr, Suite 300 Houston, Texas 77056	970,012	(4)	5.8%
_______________________________
(1)    Based on a Schedule 13D/A dated November 24, 2021, and filed December 8, 2021 by Strategic Value Partners, LLC, SVP Special Situations III LLC, SVP Special Situations III-A LLC, and Victor Khosla, 4,476,462 shares are beneficially owned by Strategic Value Partners, LLC (i) as the investment manager of Strategic Value Master Fund, Ltd., which has an ownership interest in SVMF 70, LLC, which has an ownership interest in SVMF 71, LLC, (ii) as the managing member of SVP Special Situations III LLC, which is the investment manager of Strategic Value Special Situations Master Fund III, L.P., which has an ownership interest in SVMF 70, LLC, which has an ownership interest in SVMF 71, LLC, and (iii) as the managing member of SVP Special Situations III-A LLC, which is the investment manager of Strategic Value Opportunities Fund, L.P., which has an ownership interest in SVMF 71, LLC. SVMF 71, LLC directly holds 4,476,462 shares of the Company. Mr. Victor Khosla is the sole member of Midwood Holdings, LLC, which is the managing member of Strategic Value Partners, LLC and is also the indirect majority owner and control person of Strategic Value Partners, LLC, SVP Special Situations III LLC and SVP Special Situations III-A LLC. Each of the signatories to the Schedule 13D/A disclaims beneficial ownership of all reported securities. Strategic Value Partners, LLC is a Consenting Noteholder under the Director Nomination Agreement as discussed above under “Continuing Members of the Board of Directors—Related-Party Transactions—Director Nomination Agreement.”
(2)    Based on a Schedule 13G dated November 19, 2021, jointly filed on November 23, 2021, under a Rule 13d-1(k)(1) Agreement and pursuant to Rule 13d-1(c) by both Teal Upstream Holdings, LLC and TNR-CRX STX Holdings LLC (together, the “Teal Group”), Teal Upstream Holdings, LLC, as reported, is deemed to beneficially own the shares and hold sole voting and dispositive power with respect to all shares reported, with TNR-CRX STX Holdings LLC reporting shared voting and dispositive power with respect to all shares reported.
(3)    Based on a Schedule 13G dated February 8, 2022, jointly filed on February 9, 2022, under a Rule 13d-1(k)(1) Agreement and pursuant to Rule 13d-1(b), by both FMR LLC and Abigail P. Johnson (together, the "FMR Group"), FMR LLC beneficially owns 1,076,104 shares, and holds sole voting power with respect to 498,791 shares and sole dispositive power with respect to the 1,076,104 shares reported. The filing reflects the shares beneficially owned, or that may be deemed to be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the “FMR Reporters”). FIAM LLC IA, Fidelity Management & Research Company LLC and Fidelity Management Trust Company each beneficially own shares reported on this Schedule 13G. As reported, Abigail P. Johnson, Director, Chairman and the Chief Executive Officer of FMR LLC and members of the Johnson family, including Abigail P. Johnson are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC and have entered into a certain shareholders’ voting agreement.
(4)    Based on a Schedule 13G dated December 31, 2021, jointly filed on February 22, 2022, under a Rule 13d-1(k)(1) Agreement and pursuant to Rule 13d-1(d), by Post Oak Energy Holdings, LLC, Post Oak Energy Capital LP, and Post Oak Energy Holdings, LLC’s individual members including Frost W. Cochran, Philip A. Davidson, Clint S. Wetmore and Ryan J. Matthews (together, the “Post Oak Group”), each Post Oak Group member has shared voting power of the 970,012 shares reported. This includes 376,780 shares owned of record by PetroEdge Energy IV, LLC, 440,140 shares owned of record by Sierra EF, LP, and 153,092 shares owned of record by Tri-C Energy Partners I, LLC. Each of PetroEdge Energy IV LLC, Sierra EF, LP and Tri-C Energy Partners I, LLC are managed by their own board of managers, the majority of which are designated by Post Oak Capital, LP which is the General Partner of Post Oak Energy Holdings, LLC.

2022 Proxy Statement	SilverBow Resources, Inc. | 20

Security Ownership of Board of Directors and Management
The following table sets forth information concerning the Common Stock shareholdings of the members of the Board, the Named Executive Officers as defined later in this proxy statement, and all executive officers and directors as a group, as of March 18, 2022. The address of the individuals below, unless otherwise indicated, is 920 Memorial City Way, Suite 850, Houston, Texas 77024.

Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership(1) (# of shares)	Percent of Class
Marcus C. Rowland	Chairman of the Board	17,571	—	(2)
Michael Duginski	Director	53,330	—	(2)
Gabriel L. Ellisor	Director	38,330	—	(2)
David Geenberg(3)	Director	—	—	(2)
Christoph O. Majeske(3)	Director	—	—	(2)
Charles W. Wampler	Director	38,330	—	(2)
Sean C. Woolverton	Chief Executive Officer and Director	310,943	1.8%
Christopher M. Abundis	Executive Vice President, Chief Financial Officer, General Counsel and Secretary	92,515	—	(2)
Steven W. Adam	Executive Vice President and Chief Operating Officer	170,487	1.0%
All executive officers and directors as a group (9 persons)		721,506	4.2%
_______________________________
(1)    Unless otherwise indicated below, the persons named have the sole voting and investment power or joint voting and investment power with their respective spouses over the number of shares of the Common Stock of the Company shown as being beneficially owned by them. None of the shares beneficially owned by our NEOs and directors are pledged as a security. The amounts include shares acquirable within 60 days of March 18, 2022, by vesting of RSUs or exercise of stock options under SilverBow's equity plans. The following were entitled to receive shares from RSU awards and through the exercise of stock options within 60 days of March 18, 2022: Mr. Rowland - 0 RSUs, 0 stock options; Mr. Duginski - 0 RSUs, 8,823 stock options; Mr. Ellisor - 0 RSUs, 8,823 stock options; Mr. Wampler - 0 RSUs, 8,823 stock options; Mr. Woolverton - 0 RSUs, 87,081 stock options; Mr. Abundis - 0 RSUs, 21,103 stock options; and Mr. Adam - 13,355 RSUs, 58,912 stock options.
(2)    Less than one percent
(3)    Each of these directors is a member of the Board as an SVP Designated Director under the Nomination Agreement. As employees of SVP, each (i) disclaims beneficial ownership of the shares owned by SVP and its affiliates, and (ii) has elected not to receive individual equity awards granted to other non-employee directors in accordance with the terms of their arrangement and employment with SVP.

21 | SilverBow Resources, Inc.	2022 Proxy Statement

EXECUTIVE OFFICERS
In general, the Board appoints the executive officers of the Company annually. Information regarding Sean C. Woolverton, Chief Executive Officer and Director, is set forth previously in this proxy statement under “Class III Director Nominees.” Shown below is certain information, as of the date of this proxy statement, concerning the other executive officers of the Company.

Christopher M. Abundis Executive Vice President, Chief Financial Officer, General Counsel and Secretary

Age: 44
Service commenced: 2005
Mr. Abundis was appointed Executive Vice President, Chief Financial Officer, General Counsel and Secretary of SilverBow on February 26, 2020, having served in the same capacity as Senior Vice President since November 12, 2019. Mr. Abundis leads the Company’s Legal, Financial Reporting, Accounting, Finance, Investor Relations, Human Resources, Information Technology, Corporate Services and Records functions. Effective November 12, 2019, Mr. Abundis was designated as the Company’s principal financial officer under SEC guidelines. Mr. Abundis has served SilverBow in a series of progressive responsibilities since joining the Company in 2005. Prior to his current role, Mr. Abundis was SilverBow's Senior Vice President, General Counsel and Secretary, leading the Company’s legal and administration efforts including the Legal, Human Resources, Corporate Services and Records Departments, from March 2017 until November 2019. From April 2016 to March 2017, Mr. Abundis was Vice President, General Counsel and Secretary for the Company. He has served the Board of Directors as Secretary of the Company since August 2012. From February 2007 to August 2012, Mr. Abundis served as Assistant Secretary of the Company and has provided legal consultation in corporate governance, securities law and other corporate related matters in progressive positions of responsibility including Senior Counsel, Counsel and Associate Counsel. He was an officer of SilverBow when it filed for relief under the Bankruptcy Code on December 31, 2015, and throughout the Company’s reorganization and emergence from bankruptcy on April 22, 2016. Prior to beginning his legal career, Mr. Abundis worked for KPMG LLP. Mr. Abundis received a Bachelor of Business Administration and Master of Science in Accounting from Texas A&M University and a Juris Doctor from South Texas College of Law.

Steven W. Adam Executive Vice President and Chief Operating Officer

Age: 67
Service commenced: 2017
Steven W. Adam, 67, was appointed Executive Vice President and Chief Operating Officer of SilverBow on November 6, 2017. Mr. Adam leads the Company’s operations and asset management efforts, including Reserve Reporting, Land Management, Supply Chain, Regulatory and Health Safety & Environmental functions. He was previously the Senior Vice President of Operations of Sanchez Oil and Gas, a company engaged in the management of oil and natural gas properties, where he held a series of positions of increasing responsibility from May 2013 until July 2017, including Vice President of Operations-Eagle Ford. Mr. Adam has 45 years of upstream exploration and production and petroleum services experience with both major and independent companies. He brings to the Company his unconventional resource management experiences with Sanchez Oil and Gas and Occidental Petroleum. Mr. Adam received a Bachelor of Science degree in Chemical Engineering from Montana State University, Master of Business Administration from Pepperdine University and Advanced Management Certificate from the University of California - Berkley.

2022 Proxy Statement	SilverBow Resources, Inc. | 22

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis (“CD&A”)
In this proxy statement, our Named Executive Officers (“NEOs”) for fiscal year 2021 are:
•Sean C. Woolverton, Chief Executive Officer and Director (“CEO”);
•Christopher M. Abundis, Executive Vice President, Chief Financial Officer, General Counsel and Secretary (“EVP, CFO, GC & SEC”); and
•Steven W. Adam, Executive Vice President and Chief Operating Officer (“EVP & COO”).
Our Executive Compensation Programs are Aligned with Shareholder Interests and Company Performance
Recognition of Challenging Market Environment
2020 was a challenging year for the oil and gas industry and SilverBow due to the precipitous decline in commodity prices. This decline started with the Saudi Arabia and Russia oil price war in early 2020 and was exacerbated by meaningfully reduced demand due to the outbreak of the COVID-19 pandemic. This sharp decrease in commodity prices in 2020 had a negative impact on SilverBow and its peers during 2020 and the early part of 2021.
In recognition of the challenging market environment, we took the following actions with respect to executive pay at the beginning of 2021:

Compensation Element		Action
Base Salary	•	Held NEO base salaries flat to manage costs
Annual Cash Bonus	•	Held NEO target bonus percentages flat to manage costs
Long-Term Incentives	•	Managed overall equity dilution to 2% of Common Stock outstanding
	•	Continued to provide long-term incentive grants at a reduced level compared to the target levels outlined in our NEO employment agreements
	•	Delivered NEO long-term incentive grants in the form of 40% performance stock units ("PSUs") and 60% time-based cash incentive awards to help manage equity dilution
	•	Provided two-year cliff vesting for the PSUs and time-based cash incentive awards in recognition of the reduced value of the long-term incentives granted and to help retain our NEOs during a critical time
	•	Converted the last tranche of the 2020 cash incentive awards for the 2021 period to time-based cash at target payout, in light of the challenges in establishing goals during a volatile period

Retention of Executive Team Allowed SilverBow to Deliver Exceptional Results in 2021
The executive pay actions outlined above helped SilverBow retain our key NEOs during a challenging business environment. This continuity allowed the Company to deliver exceptional results in 2021 as evidenced by the over 420% increase in the Company's stock price between January 1, 2021 and our record date, March 18, 2022.

23 | SilverBow Resources, Inc.	2022 Proxy Statement

Key Events and Decisions Influencing Executive Pay through Record Date

SilverBow Resources Stock Price
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
12/31/2019
3/31/2020
6/30/2020
9/30/2020
12/31/2020
3/31/2021
6/30/2021
9/30/2021
12/31/2021
Pre-COVID Changes to 2020 Compensation
Stock Price on Dec. 31, 2020 at $5.31
Early 2021 Compensation Decisions
Stock Price Hits 2021 High on Oct. 11, 2021 at $31.90
Stock Price on March 10, 2022 at $30.91

While the Company was impacted by severe winter storms early in the year and the ongoing pandemic, SilverBow adapted seamlessly to take the disruptions from challenges to opportunities, delivering on high-return projects and allowing the Company to capture higher commodity prices as the year progressed. In the second half of 2021, the Company was able to execute three accretive acquisitions bolstering our positions, increasing oil production and expanding our high-return inventory in the Eagle Ford and Austin Chalk. Throughout the year, SilverBow continued its commitment to our workforce, focusing on safety and our employees, notably being recognized as one of Houston's Top Workplaces by the Houston Chronicle for the second year in a row and offering a permanent hybrid work environment.
A few highlights of the results that exceeded objectives in 2021 are provided in the following chart:

Key Objectives	2021 Results
	•	Increased production by 17% and Adjusted EBITDA(1) by over 50% YoY; incremental contribution from acquisitions
	•	Generated 84 million of free cash flow(2); represents a 22% free cash flow yield(3) and ~60% re-investment rate(4)
	•	Successful Austin Chalk delineation in Webb County; liquids-rich acreage acquired in DeWitt and Lavaca counties
	•	2021 acquisitions added new areas, production and high-return inventory (~5 years of drilling with 1 rig pace)
	•	Decreased D&C costs per lateral foot by 13%
	•	Drilled 10% more lateral feet per day and lowered completion costs per well by 17% as compared to 2020
	•	Zero incremental G&A from acquired assets
	•	$53 million debt reduction YoY; expanded liquidity to over $200 million while de-levering to 1.25x
	•	Extended debt maturity date of RBL and Second Lien
	•	Repaid $50 million of Second Lien Notes

2022 Proxy Statement	SilverBow Resources, Inc. | 24

_______________________________
(1)    Adjusted EBITDA is a non-GAAP measure. Please see Appendix B to this proxy statement for the calculation of Adjusted EBITDA and a reconciliation to net income (loss).
(2)    Free Cash Flow is a non-GAAP measure. Please see Appendix B to this proxy statement for the calculation of Free Cash Flow and a reconciliation to net income (loss).
(3)    Free Cash Flow Yield is a non-GAAP measure. Free Cash Flow Yield is calculated by taking Free Cash Flow divided by the market capitalization of the Company at a given date (January 31, 2022 for the above). For a reconciliation of Free Cash Flow to net income (loss), please see Appendix B to this proxy statement.
(4)    Re-investment rate is a non-GAAP measure. It is defined as Capital Expenditures / (Free Cash Flow plus Capital Expenditures). For a reconciliation of Free Cash Flow to net income (loss), please see Appendix B to this proxy statement.

Strong Historical Shareholder Support for Say-on-Pay
We received approximately 98% shareholder support for our say-on-pay proposal at our 2021 annual meeting and have averaged over 93% shareholder support for the past three years. The Compensation Committee values the opinions of our shareholders as expressed in the say-on-pay vote and believes that the high level of 2021 support combined with our historical support levels demonstrate a strong alignment of our compensation programs with our shareholders’ interests. Accordingly, in considering our shareholder support for the compensation program, no specific changes to our compensation program or policies were made as a result of our say-on-pay vote at our 2021 annual meeting.
Return to More Traditional Compensation Programs in 2022
In light of the recovery in the Company’s stock price and strong financial performance in 2021, the Compensation Committee, in conjunction with advice from FW Cook, approved returning to a more traditional compensation program in 2022. Highlights of the 2022 program include the following:
•Target cash compensation was held flat for our NEOs with the exception of Mr. Abundis, the Company's Executive Vice President, Chief Financial Officer, General Counsel and Secretary, who received an increase of 8% to his base salary and an increase in his target bonus percentage to 80% of base salary.
•Long-term incentives were awarded 100% in equity: 65% of the long-term incentives will be delivered as PSUs that cliff vest after three years based on a combination of the Company's absolute total shareholder return and relative total shareholder return compared to its performance peer group for the period, and 35% of the long-term incentives will be delivered as RSUs that vest ratably over a three-year period.

25 | SilverBow Resources, Inc.	2022 Proxy Statement

Overview of Compensation Program
Compensation Philosophy and Elements
In 2021, SilverBow's overall executive compensation program was built on the following objectives:

Compensation Foundational Objectives		How We Accomplish These Objectives
Attract and retain top industry talent	•	Benchmark compensation against industry competitors for executive talent
	•	Provide a competitive compensation package that generally targets between the market median and 75th percentile for target total direct compensation
	•	Grant long-term incentives that vest over multiple years including PSUs and cash incentive awards in 2021
Emphasize pay for performance	•	A meaningful portion of executive compensation is delivered in the form of variable, at-risk compensation
	•	Payouts under our annual incentive cash bonus program are based on a formulaic scorecard with pre-established bonus metrics
	•	A meaningful portion of our ongoing long-term incentive program is targeted to be delivered in the form of performance-based long-term incentives such as PSUs
Align executive compensation with the creation of shareholder value	•	The largest portion of executive compensation is delivered in the form of long-term, multi-year awards, including equity-based awards, designed to align with the Company's strategic priorities
	•	Payouts under our PSUs (and a portion of the annual cash bonus program) are based on the Company’s total shareholder return ("TSR") performance relative to peers; in the event of negative TSR, payouts under the PSUs (and a portion of the annual cash program) are capped at target
	•	The performance metrics under our annual incentive cash bonus program align with our key business objectives, which we believe will lead to the creation of shareholder value
In setting up our compensation program for 2021, the Compensation Committee, with the advice of our independent compensation consultant, FW Cook, designed a compensation program around the compensation elements described in the table below. Because we are a growth-stage company, long-term equity incentives and cash incentive awards have been designed to attract and retain our NEOs. Further, time-based stock options granted in prior years and held by our NEOs only have value if the stock price appreciates over the grant date exercise price.

2022 Proxy Statement	SilverBow Resources, Inc. | 26

Component		Type of Payment/Benefit		Purpose
Base Salary	•	Fixed cash payment to NEO, generally eligible for annual increase	•	Designed to be competitive with comparable companies
			•	Attract and retain talent
Annual Incentive Cash Bonus	•	Annual cash payments based on performance	•	Pay for performance tied to success in achieving key performance indicators ("KPIs")
			•	Reward for executing 2021 objectives
Long-term Equity and Cash Incentives	•	PSUs	•	Represent the largest portion of an NEO’s compensation
	•	Time-based cash incentive awards	•	Create strong link between executives' and shareholders' long-term interests
			•	Pays for performance on strategic objectives, bringing value to shareholders
			•	Serves as a strong attraction and retention mechanism
			•	Incentivize NEOs while managing shareholder dilution
Compensation Governance
The Compensation Committee is focused on creating a best in class executive compensation program. In order to accomplish this, we incorporate the compensation practices and avoid the compensation pitfalls outlined below.

What We Do		What We Don’t Do
✓	Pay for performance – the majority of pay is at risk and based on Company performance	☒	Provide excise tax gross-ups to executives
✓	Balance short-term and long-term performance in our compensation	☒	Allow backdating or repricing of stock options
✓	Use an independent compensation consultant	☒	Allow “single trigger” cash payments upon a change-in-control
✓	Maintain robust stock ownership requirements	☒	Provide excessive perquisites
✓	Conduct an annual say-on-pay vote	☒	Allow for hedging or pledging of Company stock
2021 NEO Compensation
Elements making up the compensation package for our NEOs in 2021 are further detailed below along with the reasoning and basis for the approved compensation decisions. The actual amounts earned or granted in 2021 are reflected in “Summary Compensation Table” of this proxy statement.
2021 Base Salary
Each of our NEOs received a base level of income, which is set based on the individual’s responsibility, performance and career experience along with the current market conditions. FW Cook provided our Compensation Committee with market data on the base salaries of NEOs at members of our 2021 compensation peer group and the level of base compensation appropriate to retain our NEOs and their leadership and expertise at the Company, particularly in a competitive industry and location for such talent. In the aggregate, our NEOs’ base salaries were set between the 50th and 75th percentiles of market data for 2021. Below are the base salaries in 2020 and the base salaries in 2021, which were unchanged for all NEOs, after considering market data and the continued recovery of the overall environment from the drop in commodity prices in early 2020 and the outbreak of the COVID-19 pandemic.

27 | SilverBow Resources, Inc.	2022 Proxy Statement

Named Executive Officer	2020 Base Salary	2021 Base Salary	% Change
Sean Woolverton, CEO	$590,000	$590,000	0.0%
Chris Abundis, EVP, CFO GC & SEC	$370,000	$370,000	0.0%
Steve Adam, EVP & COO	$420,000	$420,000	0.0%

2021 Annual Incentive Cash Bonus
Similar to base salaries, the annual incentive cash bonus targets for our NEOs were set at the levels listed below by the Compensation Committee after reviewing market data for our 2021 compensation peer group. As with base salaries, these targets, as a percentage of base salary, were unchanged from 2020 levels.

Named Executive Officer	2021 Target Bonus (% of Base Salary)
Sean Woolverton, CEO	100%
Chris Abundis, EVP, CFO, GC & SEC	75%
Steve Adam, EVP & COO	85%
Our cash incentive compensation program for 2021 was approved by the Compensation Committee and the Board, and was composed of the following KPIs. Incentive cash bonuses for 2021 for all of our employees, including our NEOs, were based on the following performance matrix:
2021 KPIs

	Production (MMcfe/d)(1)	Total Operating Expenses ($/MMcfe/d)(2)	Free Cash Flow ($MM)(3)	D&C Capex Returns (ROR%)(4)	TSR (Relative Performance)(5)	Strategic Goals(6)		Scorecard Payout		HS&E (TRIR) Scaler(7)		Overall 2021 KPI Bonus Payout
Weighting	10.0%	15.0%	20.0%	20.0%	10.0%	25.0%				0.9 - 1.1

Threshold	170	$1.26	($3.1)	29.0%	25%					0.45
Target	187	$1.12	$8.2	44.0%	50%					0.30
Stretch	195	$1.06	$13.5	58.0%	90%					0.15

SilverBow 2021 Performance	214	$1.13	$84.0	59.7%	97%					0.15

Payout	20.0%	14.4%	40.0%	40.0%	20.0%	45.0%	=	179.4%	x	1.10	=	197%
_______________________________
(1)    Production is based on annual net sales during the performance period and measured in one million cubic feet of natural gas equivalents per day ("MMcfe/d"). For 2021, Production was 214 MMcfe/d, which was above the stretch level and yielded a 20.0% payout.
(2)    Total Operating Expenses are comprised of: lease operating expenses, transportation and production expenses, production taxes and cash general and administrative expenses. The Company’s Total Operating Expenses for 2021 were $1.13⁄MMcfe⁄d, which fell between the threshold and target levels and yielded a 14.4% payout for this metric.
(3)    Free Cash Flow is a non-GAAP measure. Free Cash Flow is calculated as net income (loss) plus (less) depreciation, depletion and amortization, accretion of asset retirement obligations, interest expense, impairment of oil and natural gas properties, net losses (gains) on commodity derivative contracts, amounts collected (paid) for commodity derivative contracts held to settlement, income tax expense (benefit), and share-based compensation expense (Adjusted EBITDA); plus (less) monetized derivative contracts, cash interest expense, capital expenditures and current income tax (expense) benefit. For a reconciliation of Free Cash Flow to net income (loss), please see Appendix B of this proxy statement. Free Cash Flow for the 2021 fiscal year was $84.0 million, which exceeded the stretch level and yielded a 40% payout.
(4)    Drilling and completion (“D&C”) capex returns is a measure of the rate of return (“ROR”) on the wells brought online during the program year. The Company’s ROR was 59.7% for 2021, which was above the stretch level and yielded a 40% payout. The price deck used for the KPI D&C ROR as shown above was $42.50/bbl and $2.90/Mcf.
(5)    TSR is measured relative to the Company’s 2021 performance peer group as described later in this CD&A. The Company finished at approximately the 97th percentile of its peers, which was above the stretch levels and yielded a 20.0% payout.
(6)    The Strategic Goals for 2021 were focused on balance sheet management, portfolio expansion and formalization of an ESG program for SilverBow. Based on the Company's increased liquidity at year-end 2021, Free Cash Flow record year, lowered year-end 2021 leverage, addition of over 200 drilling locations with greater than 30% ROR at the Company's budget pricing through asset acquisitions and leasing activity, along with the establishment of an ESG team with a formalized work plan that built upon prior Company efforts to reduce methane emissions, the Compensation Committee approved a payout of 45% for this KPI.
(7)    Health Safety & Environmental (“HS&E”) Total Recordable Incident Rate (“TRIR”) is an OSHA indicator that measures a company’s total recordable injury rate; the Company’s 0.15 TRIR, yielded a 1.1 multiplier at the stretch level to the overall KPI cash bonus payout.

2022 Proxy Statement	SilverBow Resources, Inc. | 28

Performance at or above the threshold level on any metric resulted in computing the linearly interpolated results achieved for such given metric. While there was no performance below the threshold level on any metric, if there had been, it would have resulted in no credit awarded for that metric.
Each metric under the KPIs was intended to incentivize eligible employees to achieve near-term operational and financial objectives critical to building the groundwork for our overall long-term mission and business goals. For 2021, these goals continued to focus on growing our production and developing and expanding our portfolio, all while optimizing costs and operating in a safe manner to position the Company as the Eagle Ford operator of choice. Our performance results and successful integration of new assets, along with our commitment to financial discipline, will continue to enable us to grow and achieve long-term success and be a leader in the Eagle Ford.
Additionally, the strategic goal, aimed at balance sheet management, portfolio expansion through asset acquisitions and leasing activity of high quality inventory, along with the formalization of an ESG program previously initiated by the Company, remained intact from the prior year. The high weighting of the strategic goal emphasized the importance of building value for our shareholders and growing our portfolio, all the while doing so in a financially, environmentally and socially prudent manner. In assessing achievement of these strategic objectives, the Compensation Committee considered that management: (i) enhanced liquidity along with improving Free Cash Flow and the Company's leverage ratio; (ii) added over 200 high return drilling locations to the Company's portfolio through three transactions in the second half of 2021, utilizing SilverBow equity for the asset purchases; and (iii) formalized an ESG team (see "2021 KPIs" footnote six above), expanding on prior Company ESG initiatives and providing further baselines, testing, assessments and metrics to develop standardized and thoughtful reporting measurements and continue to reduce methane emissions going forward.
In 2021, the Company achieved stretch or above performance on six out of seven of its KPIs and between threshold and target on one KPI. Accordingly, based on such performance, the Compensation Committee and the Board approved a 197% payout of each individual NEO's target bonus (and all employees) for 2021. As a result, our NEOs received bonus payouts for 2021 under this program in the following amounts:

Named Executive Officer	2021 Target Bonus	2021 Actual Bonus	Payout (as a % of Target)
Sean Woolverton, CEO	$590,000	$1,162,300	197%
Chris Abundis, EVP, CFO, GC & SEC	$277,500	$546,675	197%
Steve Adam, EVP & COO	$357,000	$703,290	197%
2021 Long-Term Incentives
2021 PSUs and Cash Incentive Awards
In 2020, we undertook a comprehensive redesign of our long-term incentive plan to help manage shareholder dilution in a lower price environment and reward executives for the execution of our critical business objectives. Target award levels for our NEOs were reduced by 20% compared to the long-term incentive targets outlined in the executive employment agreements. Upon the recommendation of FW Cook based on market data, in early 2021, the Board and Compensation Committee retained the reduced long-term incentive target levels for our NEOs for 2021.
Long-term incentive grants were made on February 24, 2021, and delivered in the form of PSUs (representing 40% of the total award) and time-based cash incentive awards (representing 60% of the total award). The Compensation Committee elected to grant time-based cash incentive awards in lieu of time-based RSUs to help manage shareholder dilution in a low price environment. With the advice of FW Cook, the Compensation Committee and the Board also determined that, given the continued reduced award values and a desire to align with the time horizon of the Company's strategic plan, the time-based cash incentive awards would cliff vest on the second anniversary of the date of grant (rather than vest annually over three years).
The Compensation Committee also resumed awarding PSUs for the performance-based component of the long-term incentive award, emphasizing the Company's payment for performance philosophy, as the value of the award would tie to SilverBow's TSR as compared to its performance peer group, and further described under "Role of Industry Peer Groups" below ("2021 PSUs"). Consistent with the time-based cash incentive awards, the 2021 PSUs are eligible to vest following a two-year performance period beginning January 1, 2021 and ending December 31, 2022. Following the end of the performance period, the 2021 PSUs will payout between 0% to

29 | SilverBow Resources, Inc.	2022 Proxy Statement

200% of target. Threshold payout (at 50% of target) is earned if the Company’s relative TSR is achieved at a minimum of the 25th percentile compared to the performance peer group, and maximum payout (at 200% of target) is earned if the Company’s relative TSR is achieved at the 90th percentile compared to the performance peer group. However, if the Company’s absolute TSR is negative, the earned PSUs will be capped at 100% of target.
Value of Long-Term Incentives
The following chart illustrates the value of the long-term incentives granted in 2021. As mentioned, the targeted award value for 2021 was 20% lower than the target long-term incentive values outlined in the executive employment agreements.

	Employment Agreement Notional Long-Term Incentive Target		2021 Annual Long-Term Incentive Grants
	LTI Target (% of Base Salary)	Employment Agreement Target LTI Value	Total PSUs Granted	Market Value of Target PSUs Granted on Date of Grant	Total Cash Incentive Awards Granted	2021 Market Value of LTI on Date of Grant
Named Executive Officer		($)(1)	(#)	($)(2)	($)(3)	($)(1)
Sean Woolverton, CEO	400%	$2,360,000	91,778	$764,511	$1,132,800	$1,897,311
Chris Abundis, EVP, CFO, GC & SEC	200%	$740,000	28,778	$239,721	$355,200	$594,921
Steve Adam, EVP & COO	250%	$1,050,000	40,833	$340,139	$504,000	$844,139
_______________________________
(1)    As shown in the chart above, the market value on the grant date differed from the target value for our 2021 long-term incentives per our NEOs' employment agreements.
(2)    The market value of the PSUs is shown above at target above using an $8.33 share price on the date of grant (February 24, 2021). The PSUs were designed to be 40% of the total long-term incentive compensation value as described in the CD&A. If the grant date fair value calculated in accordance with FASB ASC Topic 718 was used ($13.13 per share), the grant date fair value of the PSUs would be as follows: Mr. Woolverton: $1,205,045; Mr. Abundis: $377,855; and Mr. Adam: $536,137.
(3)    The time-based cash incentive awards granted were designed to be 60% of the total long-term incentive compensation value as mentioned above in the CD&A.

Modification of 2020 Cash Incentive Awards
Additionally, working with FW Cook, the Compensation Committee modified the 2021 portion of the previously-awarded 2020 cash incentive award so that payout for the 2021 performance period of such award would be capped at target and be strictly time-based. As no performance metric for this period had previously been set for the award, this change was preemptively made due to the overall outlook and uncertainty in early 2021. This included the continued low-price environment and global COVID-19 pandemic along with the need for the Company to maintain flexibility over the course of 2021 to adapt so that it was not locked into an operational performance goal that may cease to serve the Company's overall strategy during the year. In light of the modification, the 2021 portion of the 2020 cash incentive award was paid out at the target amounts set forth below:

Named Executive Officer	2020 Cash Incentive Award 2021 Performance Period Target Payout
Sean Woolverton, CEO	$377,600
Chris Abundis, EVP, CFO and GC	$118,400
Steve Adam, EVP and COO	$168,000

Performance Certification of 2019 PSU Awards
PSU awards were granted on May 21, 2019 ("2019 PSUs"), in connection with the Equity Award Exchange approved by the Company's shareholders and further described in the "Summary Compensation Table" of this proxy statement. The 2019 PSUs cliff vested following a three-year performance period of January 1, 2019 through December 31, 2021, based on the Company's TSR performance relative to its performance peer group.

2022 Proxy Statement	SilverBow Resources, Inc. | 30

The payout related to the 2019 PSUs could yield anywhere between 0% for below threshold performance level to 200% for achievement of stretch performance. In the event that the absolute TSR for this three-year performance period was negative, payouts for the PSUs would be capped at target without regard to the level of relative TSR achieved. Threshold payout (at 50% of target) would be earned if the Company’s relative TSR was achieved at a minimum of the 25th percentile compared to the performance peer group, and maximum payout (at 200% of target) would be earned if the Company’s relative TSR was achieved at the 90th percentile compared to the 2019 performance peer group.

Following the performance period, in early 2022, the Board and Compensation Committee certified performance for the 2019 PSUs at 117% of the target level based on the Company's relative TSR performance to its performance peer group for 2019. Accordingly, on February 23, 2022, the 2019 PSUs vested as follows:

Named Executive Officer	2019 Target PSUs (#)	2019 PSUs Certified Payout (#)	Market Value of 2019 PSUs on Date of Vest ($)(1)	Payout (as a % of Target)
Sean Woolverton, CEO	48,100	56,277	$1,359,652	117%
Chris Abundis, EVP, CFO, GC & SEC	14,100	16,497	$398,568	117%
Steve Adam, EVP & COO	21,400	25,038	$604,918	117%
_______________________________
(1)    The market value of the PSUs is shown above at target above using a $24.16 share price on the vesting date of the awards (February 23, 2022).
Process for Administering our Compensation Programs
In administering our executive compensation program, the Compensation Committee considers many factors, including input from FW Cook, the results of our shareholder advisory vote on executive compensation and industry peer group market data.
Role of Independent Compensation Consultant
The Compensation Committee retains an independent executive compensation consultant, FW Cook, to assist in the development and assessment of our compensation programs and policies. A representative from FW Cook attends Compensation Committee meetings, meets with the Compensation Committee without management present and provides analysis and advice on executive and director compensation levels and plan designs. At the request of the Compensation Committee, the compensation consultant also prepares its own compensation analyses.
FW Cook has served as our independent executive compensation consultant since October 2017. FW Cook reports directly to our Compensation Committee, and the work of FW Cook in 2021 raised no conflicts under Regulation S-K Item 407(e) or the Company’s Conflict of Interest Policy.
Role of Industry Peer Groups
To be successful in recruiting and retaining top talent in the highly competitive oil and gas industry in Houston, Texas, we believe it is necessary and appropriate to benchmark our executive compensation against that of our relevant peers. In 2021, the Compensation Committee approved two different peer groups to be utilized for (i) our compensation benchmarking and (ii) performance benchmarking in assessing our relative TSR performance on our 2021 KPIs and 2021 PSU awards. These groups included an adequate number of peers to account for business combinations, asset sales, change of focus and other transactions that could cause peer companies to no longer exist or no longer be comparable, while providing a broader spectrum of peers given limited public companies of our size operating in the Eagle Ford shale area. Changes from prior year peer groups were primarily due to peers no longer being relevant due to mergers, acquisitions, restructurings and bankruptcies. Peers were selected based on the following criteria: size, operations and general appropriateness of other potential exploration and production companies from both a compensation perspective and a stock performance perspective.

31 | SilverBow Resources, Inc.	2022 Proxy Statement

The Compensation Committee, with the assistance of FW Cook and our management, selected the Peer Group listed below for 2021 compensation benchmarking:
2021 Compensation Peer Group

Abraxas Petroleum Amplify Energy Berry Corporation Bonanza Creek Energy (now Civitas Resources)	Centennial Resource Contango Oil and Gas (now Crescent Energy) Earthstone Energy Goodrich Petroleum	Laredo Petroleum Penn Virginia (now Ranger Oil) Ring Energy SandRidge Energy Sundance Energy
The Compensation Committee, with the assistance of FW Cook and our management, selected the Peer Group listed below for 2021 TSR performance benchmarking for the Company's 2021 KPIs and 2021 PSU awards. For 2021 grants, the Compensation Committee added the Russell 2000 Index as a Performance Peer Group member to expand its performance peer group to include a broader index and full portfolio of companies to evaluate SilverBow's relative TSR performance rather than being limited to specifically-identified peer companies, mitigating the impact of any atypical, one-time events during the year at such peer companies.
2021 Performance Peer Group

Abraxas Petroleum Amplify Energy Antero Resources Battalion Oil Bonanza Creek Energy (now Civitas Resources) Cabot Oil & Gas (now Coterra) Callon Petroleum	CNX Resources Comstock Resources Contango Oil & Gas (now Crescent Energy) Earthstone Energy EQT Corp Goodrich Petroleum Magnolia Oil & Gas	Penn Virginia (now Ranger Oil) Range Resources Russell 2000 Index Ring Energy SandRidge Energy SM Energy Southwestern Energy Sundance Energy
Other Compensation Related Policies
Stock Ownership Requirements
To further align senior management’s and our shareholders' interests with respect to long-term growth, the employment agreements of our NEOs executed in 2017 all contain equity ownership requirements. Under their respective employment agreements, our executive officers who joined the Company in 2017 (Messrs. Woolverton and Adam), were required to make an equity investment in the Company during their first year of employment, which Messrs. Woolverton and Adam both satisfied via a 10b5-1 trading plans. Similarly, pursuant to their respective employment agreements, our NEOs are prohibited from selling shares or otherwise transferring the Company's equity unless they maintain ownership of Company equity with an aggregate value of a multiple of the NEO’s annual base salary, which threshold must be maintained with any subsequent transfers. These restrictions shall not apply to any sales of shares intended to satisfy applicable tax withholding obligations in connection with the exercise, vesting or settlement of equity awards under the Company’s equity plans. The required equity investment and continued ownership levels are as follows:

Position	Required Initial Equity Investment	Ownership Requirement
Sean Woolverton, CEO	$300,000 to $500,000	3x annual base salary
Chris Abundis, EVP, CFO, GC & SEC	n/a	2x annual base salary
Steve Adam, EVP & COO	$150,000 to $200,000	3x annual base salary
Policy on Hedging and Pledging Company Stock
Our Insider Trading Policy is applicable to all Board members, officers and employees and prohibits short sales of the Company’s securities. Under such policy, Board members, officers and employees may not enter into any hedging or monetization transactions or similar transactions, including but not limited to zero-cost collars or forward sale contracts involving Company stock. While not specifically stated in the policy, in practice, this includes a prohibition on variable forward contracts, equity swaps, collars and exchange funds. The Insider Trading Policy also prohibits transactions in publicly traded options, such as puts, calls and other derivative securities (other than those granted under the Company's equity plans), involving the Company’s securities. The policy also prohibits Board members, officers and employees from directing their designees, or other persons under such individual's control or influence, to indirectly undertake transactions that would be prohibited under the

32 | SilverBow Resources, Inc.	2022 Proxy Statement

policy if undertaken directly. Furthermore, our Insider Trading Policy provides that the Company's directors and NEOs may not hold Company securities in a margin account or pledge the Company's stock as collateral for a loan.
Compensation Policies and Practices as They Relate to Risk Management
In accordance with the requirements of Regulation S-K, Item 402(s), to the extent that risks may arise from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company, we are required to discuss those policies and practices for compensating the employees of the Company (including employees that are not NEOs) as they relate to the Company’s risk management practices and the possibility of incentivizing risk taking. We have determined that the compensation policies and practices established with respect to the Company’s employees are not reasonably likely to have a material adverse effect on the Company and, therefore, no such disclosure is necessary.
Compensation Committee Report
The Compensation Committee reviewed and discussed the above CD&A with management. Based upon this review, the related discussions and other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement to be delivered to shareholders of SilverBow and incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

COMPENSATION COMMITTEE Christoph O. Majeske (Chair) Gabriel L. Ellisor Charles W. Wampler

33 | SilverBow Resources, Inc.	2022 Proxy Statement

Summary Compensation Table
The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of our NEOs for the fiscal years ended December 31, 2019, 2020 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)
Sean C. Woolverton	2021	$590,000	$377,600	$1,205,045	$1,162,300	$18,600	$3,353,545
Chief Executive Officer and Director	2020	$590,000	$—	$410,571	$814,200	$17,100	$1,831,871
	2019	$584,167	$—	$599,377	$590,100	$18,790	$1,792,434
Christopher M. Abundis	2021	$370,000	$118,400	$377,855	$546,675	$18,600	$1,431,530
Executive Vice President, Chief Financial Officer, General Counsel and Secretary	2020	$362,708	$—	$128,739	$338,550	$16,393	$846,390
	2019	$342,084	$—	$—	$241,600	$18,460	$602,144

Steven W. Adam	2021	$420,000	$168,000	$536,137	$703,290	$17,400	$1,844,827
Executive Vice President and Chief Operating Officer	2020	$420,000	$—	$182,670	$447,300	$17,100	$1,067,070
	2019	$411,250	$—	$370,748	$357,000	$21,156	$1,160,154
_______________________________

(1)    For 2021, the amounts in column (d) reflect the amounts paid in early 2022 pursuant to the 2020 cash incentive awards for the 2021 performance period at target payout for such period. As the new 2021 time-based cash incentive awards granted in 2021 do not vest until 2023, those will not be reported in the Company's Summary Compensation Table until SilverBow's 2024 proxy statement. Please refer to the "Compensation Discussion and Analysis" of this proxy statement for more information on both the 2020 and 2021 cash incentive awards.
(2)    For 2020 and 2021, the amounts in column (e) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for PSU awards granted during that year. The Company had a one-time equity award exchange, effective May 21, 2019, and approved by both our Board and our shareholders at our 2019 annual meeting (the "Equity Award Exchange"). Accordingly, for 2019, the amounts in column (e) reflect the incremental fair value, computed as of the date of the Equity Award Exchange in accordance with FASB ASC Topic 718, for the RSUs and PSUs granted to the NEOs in connection with the Equity Award Exchange. For Mr. Abundis, no incremental value was recognized in connection with the Equity Award Exchange. Assumptions used in the calculation of these amounts are included in Note 7 to Consolidated Financial Statements to the Company’s audited financial statements included in the Company's Annual Report on Forms 10-K for each of the years ended December 31, 2019, December 31, 2020, and December 31, 2021.
(3)    For 2021, column (e) is comprised of PSUs; for 2020, column (e) is comprised of time-based RSUs; and for 2019, column (e) is comprised of both time-based RSUs and PSUs.
(4)    Amounts in column (g) for 2019, 2020 and 2021 include amounts earned under the Company's cash incentive bonus program based on the achievement of KPIs during 2019, 2020 and 2021, but paid in 2020, 2021 and 2022, respectively.
(5)    Includes all other compensation items (column (i)) for 2021, in addition to that reported in columns (c) through (g). For 2021, this reflects (i) savings plan contributions as provided in the table above in the following amounts: each of Messrs: Woolverton, Abundis and Adam - $17,400; and (ii) wellness-related expense reimbursements under the Company's Wellness Expense Reimbursement Policy available to all employees: Mr. Woolverton - $1,200, Mr. Abundis - $1,200, and Mr. Adam - $0.

2022 Proxy Statement	SilverBow Resources, Inc. | 34

Grants of Plan-Based Awards
The following table sets forth certain information with respect to the cash incentive and equity awards granted during the year ended December 31, 2021, to each of our NEOs:

Name and Award	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(c)	(d)	(e)	(l)
Sean C. Woolverton
KPIs		$—	$590,000	$1,180,000
PSUs	2/24/2021				$—	91,778	183,556	$1,205,045
Christopher M. Abundis
KPIs		$—	$277,500	$555,000
PSUs	2/24/2021				$—	28,778	57,556	$377,855
Steven W. Adam
KPIs		$—	$357,000	$714,000
PSUs	2/24/2021				$—	40,833	81,666	$536,137
_______________________________
(1)    Under the Company’s 2021 cash incentive bonus program, payment for threshold performance is indeterminable as it would yield anywhere between $0 and the target payout amount disclosed for each NEO above. The Company's 2021 KPI achievement yielded a 197% of target payout for our NEOs' actual cash incentive bonus as follows: Mr. Woolverton - $1,162,300; Mr. Abundis - $546,675; and Mr. Adam - $703,290. Refer to “Compensation Discussion and Analysis” and “Summary Compensation Table” of this proxy statement for more information on actual 2021 Company performance and the cash bonus incentive program. The maximum payout level under the Company’s stretch level of its KPIs would be 200% of an NEO’s target, as illustrated above.
(2)    Amounts shown represent a range of the potential number of shares that may be earned pursuant to the PSUs granted under the Company’s 2016 Plan with a performance period ending December 31, 2022. Payment for threshold performance is indeterminable as it would yield anywhere between zero shares and the target number of shares disclosed for each NEO above. The maximum number of shares that may be earned is equal to 200% of an NEO’s target as illustrated above. The grant date fair value of the PSUs is calculated in accordance with FASB ASC Topic 718.

35 | SilverBow Resources, Inc.	2022 Proxy Statement

Outstanding Equity Awards at December 31, 2021
The following table includes certain information about equity awards outstanding at December 31, 2021, for each of our NEOs:

	Option Awards					Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)		(e)	(f)	(g)		(h)		(i)		(j)

Sean C. Woolverton Stock Options
3/1/2017	58,054	29,027	(1)	$29.21	3/1/2027
Restricted Stock Units
3/1/2017						19,352	(2)	$421,293	(3)
5/21/2019						16,354	(4)	$356,027	(3)
2/26/2020						67,751	(5)	$1,474,939	(3)
Performance Stock Units
5/21/2019						56,277	(6)	$1,225,150	(3)
2/24/2021										183,556	(7)	$3,996,014	(8)
Christopher M. Abundis Stock Options
3/22/2017	21,103	—		$26.96	3/22/2027
Restricted Stock Units
5/21/2019						4,794	(4)	104,365	(3)
2/26/2020						21,244	(5)	462,482	(3)
Performance Stock Units
5/21/2019						16,497	(6)	$359,140	(3)
2/24/2021										57,556	(7)	$1,252,994	(8)
Steven W. Adam Stock Options
11/6/2017	38,880	20,032	(1)	$21.97	11/6/2027
Restricted Stock Units
11/6/2017						13,355	(2)	$290,738	(3)
5/21/2019						7,276	(4)	$158,399	(3)
2/26/2020						30,144	(5)	$656,235	(3)
Performance Stock Units
5/21/2019						25,038	(6)	$545,077	(3)
2/24/2021										81,666	(7)	$1,777,869	(8)
______________________________
(1)    These stock options become exercisable in three equal installments each year beginning on the third anniversary of the date of grant for Mr. Woolverton, and beginning on March 22, 2020, for Mr. Adam.
(2)    Restrictions on these RSUs lapse as to one-third of such shares subject to the original grant each year beginning on the third anniversary of the date of grant for Mr. Woolverton, and beginning on March 22, 2020, for Mr. Adam.
(3)    Amount reflects the aggregate market value of unvested RSUs or earned but unvested PSUs at December 31, 2021, which equals the number of RSUs or earned but unvested PSUs in column (g) multiplied by the closing price of the Common Stock at December 31, 2021, which was $21.77.
(4)    Restrictions on these RSUs lapse as to one-third of such shares subject to the original grant each year on March 5, 2020, March 5, 2021, and March 5, 2022.
(5)    Restrictions on these RSUs lapse as to one-half of such shares subject to the original grant each year beginning on the first anniversary of the grant date.

2022 Proxy Statement	SilverBow Resources, Inc. | 36

(6)    These PSUs granted on May 21, 2019 ("2019 PSUs") had a three-year performance period which ended on December 31 of the third year following the applicable date of grant (December 31, 2021). These PSUs cliff vest within 60 days of the end of the applicable performance period, subject to the Company’s TSR performance relative to our peer group for the 2019 PSU award and Board and Compensation Committee certification. The number of shares of Common Stock issuable upon vesting range from zero to 200% of the target number of shares. As discussed further in the "Compensation Discussion and Analysis" of this proxy statement on February 23, 2022, the Board and Compensation Committee certified performance for the 2019 PSUs at 117% of target, and the number of shares reported above reflects such amount as certified, which vested February 23, 2022.
(7)    These PSUs granted on February 24, 2021 ("2021 PSUs") have a two-year performance period which ends on December 31 of the second year following the applicable date of grant. Under applicable SEC rules, based on performance through the portion of the performance period ending December 31, 2021, the number of unearned shares reported in this column represent 200% of the target number of PSUs granted to each NEO, as of December 31, 2021. These PSUs cliff vest within 60 days of the end of the applicable performance period, subject to the Company's TSR performance relative to our peer group for the 2021 PSU award and Board and Compensation Committee certification. The number of shares of Common Stock issuable upon vesting range from zero to 200% of the target number of shares. The 2021 PSUs would pay out as follows at the target level (100%), based on the December 31, 2021, closing price of $21.77: Mr. Woolverton - 91,778 with a market value of $1,998,007, Mr. Abundis - 28,778 with a market value of $626,497, and Mr. Adam - 40,833 with a market value of $888,934.
(8)    Amount reflects the aggregate market value of unvested PSUs at December 31, 2021, which equals the number of unvested PSUs as shown at stretch performance (200%) in column (i) multiplied by the closing price of the Common Stock at December 31, 2021, which was $21.77.
Option Exercises and Stock Vested
The following table includes information on the vesting of RSUs and PSUs for our NEOs during the fiscal year ended December 31, 2021. No stock options were exercised in 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(d)	(e)
Sean C. Woolverton	116,375	$946,840
Christopher M. Abundis	31,525	$254,812
Steven W. Adam	59,411	$478,844
_______________________________

(1)	Amount reflects value realized by multiplying the number of shares of RSUs or PSUs that vested by the market value on the vesting date.
Pension Benefits
We do not currently sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for our NEOs.
Nonqualified Deferred Compensation
We do not currently sponsor or maintain any plans that provide for defined contribution or other deferrals of compensation on a basis that is not tax-qualified for our NEOs.

37 | SilverBow Resources, Inc.	2022 Proxy Statement

Potential Payments Upon Termination or Change in Control
The table below and the discussion that follows reflect the amount of compensation payable to each NEO upon termination from the Company under several scenarios assuming such termination was effective December 31, 2021. These amounts are based on a number of assumptions and, as such, the actual amounts to be paid out can only be determined at the time of such NEO's separation from the Company.
Each NEO has an employment agreement that became effective in 2017 and was amended April 2, 2019. These employment agreements had an initial three-year initial term. Following those initial three years, each agreement automatically extends for one year on each anniversary of the agreement. However, each agreement allows for the Company to terminate an NEO at any time with, in general, 60 days’ written notice.

			Award Acceleration
	Cash Payments	Benefit Cost(1)	Stock Options		RSUs		PSUs		Cash Incentive Awards		Total
Sean C. Woolverton
Termination by Employee for Good Reason or by Company Without Cause Not in Connection with a Change in Control	$1,770,000	$31,284	$—	(2)	$2,252,259	(3)	$—	(4)	$377,600	(5)	$4,431,143
Termination by Employee for Good Reason or by Company Without Cause Following Change in Control(6)	$2,360,000	$31,284	$—	(7)	$2,252,259	(8)	$—	(9)	$1,510,400	(10)	$6,153,943
Death or Disability	$—	$31,284	$—	(2)	$2,252,259	(3)	$—	(4)	$377,600	(5)	$2,661,143
Change in Control	$—	$—	$—	(11)	$—	(12)	$—	(13)	$1,510,400	(10)	$1,510,400
Christopher M. Abundis
Termination by Employee for Good Reason or by Company Without Cause Not in Connection with a Change in Control	$647,500	$31,044	$—	(2)	$566,847	(3)	$—	(4)	$118,400	(5)	$1,363,791
Termination by Employee for Good Reason or by Company Without Cause Following Change in Control(6)	$971,250	$31,044	$—	(7)	$566,847	(8)	$—	(9)	$473,600	(10)	$2,042,741
Death or Disability	$—	$31,044	$—	(2)	$566,847	(3)	$—	(4)	$118,400	(5)	$716,291
Change in Control	$—	$—	$—	(11)	$—	(12)	$—	(13)	$473,600	(10)	$473,600
Steven W. Adam
Termination by Employee for Good Reason or by Company Without Cause Not in Connection with a Change in Control	$777,000	$24,948	$—	(2)	$1,105,372	(3)	$—	(4)	$168,000	(5)	$2,075,320
Termination by Employee for Good Reason or by Company Without Cause Following Change in Control(6)	$1,165,500	$24,948	$—	(7)	$1,105,372	(8)	$—	(9)	$672,000	(10)	$2,967,820
Death or Disability	$—	$24,948	$—	(2)	$1,105,372	(3)	$—	(4)	$168,000	(5)	$1,298,320
Change in Control	$—	$—	$—	(11)	$—	(12)	$—	(13)	$672,000	(10)	$672,000
_______________________________
(1)    Includes reimbursement of health, dental and vision insurance by the Company as provided in employment agreement.
(2)    Includes value of option spread for time-based option awards vesting within 12 months of the termination event. For illustrative purposes, the termination event is assumed to be on December 31, 2021. No value is shown as all options were out-of-the-money as of December 31, 2021.
(3)    Includes value of time-based RSUs vesting within 12 months of the termination event. For illustrative purposes, the termination event is assumed to be on December 31, 2021.
(4)    The value is indeterminable as the value of the PSUs would be determined by performance achievement on a pro rata basis. Performance would otherwise be measured at the end of the original three-year or two-year performance period for the 2019 PSUs and 2021 PSUs, respectively. As such, it is impossible to determine the payout at December 31, 2021, but the value of such awards, based on achieving target performance at $21.77 per share (the closing price on December 31, 2021), if the termination event occurred on December 31, 2021, would be: Mr. Woolverton - $2,043,404; Mr. Abundis - $619,347; and Mr. Adam - $909,127. As discussed further in the "Compensation Discussion and Analysis" of this proxy statement, following year-end 2021, the Board and Compensation Committee certified performance for the 2019 PSUs at 117% of target, and the 2019 PSU awards vested on February 23, 2022, as follows with a market value of $24.16 on the date of vesting: Mr. Woolverton - 56,277 shares with a market value of $1,359,652, Mr. Abundis - 16,497 shares with a market value of $398,568, and Mr. Adam - 25,038 shares with a market value of $604,918.
(5)    Includes the value of the actual payout of the 2020 cash incentive awards for the 2021 performance period at target, which were paid in early 2022.

2022 Proxy Statement	SilverBow Resources, Inc. | 38

(6)    A payment is triggered only upon qualifying termination of employment that occurs beginning on the date of the Change in Control and ending on the six month anniversary following the Change in Control.
(7)    Includes value of option spread for all outstanding time-based option awards. No value is shown as all options were out-of-the-money as of December 31, 2021.
(8)    Includes value of all time-based RSUs outstanding at the termination event.
(9)    The value is indeterminable as the value of all PSUs would be determined by performance achievement through the date of the termination following the Change in Control. As such, it is impossible to determine the payout at December 31, 2021, but the value of the 2019 PSUs and 2021 PSUs, if the termination event occurred on December 31, 2021, would be: Mr. Woolverton - $3,045,144; Mr. Abundis - $933,454; and Mr. Adam - $1,354,812. The actual payout for the 2019 PSUs at 117% of target in early 2022 is indicated above in footnote 4.
(10)    Includes the value of the actual payout of the 2020 cash incentive awards for the 2021 performance period at target payout, which were paid in early 2022. This also includes the value of the 2021 time-based cash incentive awards which will vest in full on February 23, 2023.
(11)    The value is indeterminable as the vesting for the time-based stock options would occur on the six month anniversary of the Change in Control. For illustrative purposes, if the termination event occurred on December 31, 2021, none of the options would have any value as all options were out-of-the money on such date.
(12)    The value is indeterminable as the vesting for the time-based RSUs would occur on the six month anniversary of the Change in Control. For illustrative purposes, if the termination event occurred on December 31, 2021, the value of all RSUs would be: Mr. Woolverton - $2,252,259; Mr. Abundis - $566,847; and Mr. Adam - $1,105,372.
(13)    The value is indeterminable as the vesting for all PSUs would occur on the six month anniversary of the Change in Control. For illustrative purposes, if the termination event occurred on December 31, 2021, the value of the 2019 PSUs and 2021 PSUs, would be: Mr. Woolverton - $3,045,144; Mr. Abundis - $933,454; and Mr. Adam - $1,354,812. The actual payout for the 2019 PSUs at 117% of target in early 2022 is indicated above in footnote 4.

Computation of Payments
Under each NEO’s employment agreement, the equity and cash award agreements and the Company’s compensation plans, in the event of termination of employment of an NEO, that NEO would receive the payments, accelerations and benefits described below. The formulations of payments below are as of December 31, 2021. In each scenario, “Base Salary” means the NEO’s annual base salary in effect immediately prior to the termination date.
•Termination by Employee Upon 90 Days’ Notice Without Good Reason or by Company With Cause
Messrs. Woolverton, Abundis and Adam
•Exercisability of previously vested stock options for up to 60 days (or up to 30 days for certain of Mr. Abundis' previously vested stock options) following termination
•No additional compensation
•Termination by Employee for Good Reason or by Company Without Cause Not in Connection with a Change in Control
Mr. Woolverton
•Cash payment of 1.5 x Base Salary and 1.5 x Target Bonus
•Immediate acceleration of vesting of time-based RSUs that would have otherwise vested within the next 12 months
•Immediate acceleration of vesting and exercisability of time-based stock options for up to 60 days following termination that would have otherwise vested within the next 12 months
•Immediate acceleration of a pro rata portion of PSUs, subject to the satisfaction of the performance conditions
•Immediate acceleration of vesting of cash incentive awards granted that would have otherwise vested within the next 12 months
•Health insurance reimbursement by Company for up to 12 months based on the difference between COBRA rates in effect and monthly employee contribution for Company health plan

39 | SilverBow Resources, Inc.	2022 Proxy Statement

Messrs. Abundis and Adam
•Cash payment of 1 x Base Salary and 1 x Target Bonus
•Immediate acceleration of vesting of time-based RSUs that would have otherwise vested within the next 12 months
•Immediate acceleration of vesting and exercisability of time-based stock options for up to 60 days (or up to 90 days for certain of Mr. Abundis' previously vested stock options) following termination that would have otherwise vested within the next 12 months
•Immediate acceleration of a pro rata portion of PSUs, subject to the satisfaction of the performance conditions
•Immediate acceleration of vesting of cash incentive awards that would have otherwise vested within the next 12 months
•Health insurance reimbursement by Company for up to 12 months based on the difference between COBRA rates in effect and monthly employee contribution for Company health plan
•Termination by Employee for Good Reason or by Company Without Cause Following a Change in Control
Mr. Woolverton
•Cash payment of 2 x Base Salary and 2 x Target Bonus
•Immediate acceleration of vesting of all time-based RSUs
•Immediate acceleration of vesting and exercisability of all time-based stock options for up to 2 years following termination
•Immediate acceleration of PSUs, subject to the satisfaction of the performance conditions
•Immediate acceleration of vesting of cash incentive awards
•Health insurance reimbursement by Company for up to 12 months based on the difference between COBRA rates in effect and monthly employee contribution for Company health plan

Messrs. Abundis and Adam
•Cash payment of 1.5 x Base Salary and 1.5 x Target Bonus
•Immediate acceleration of vesting of all time-based RSUs
•Immediate acceleration of vesting and exercisability of all time-based stock options for up to 2 years following termination
•Immediate acceleration of PSUs, subject to the satisfaction of the performance conditions
•Immediate acceleration of vesting of cash incentive awards
•Health insurance reimbursement by Company for up to 12 months based on the difference between COBRA rates in effect and monthly employee contribution for Company health plan
•Death or Disability
Messrs. Woolverton, Abundis and Adam
•Immediate acceleration of vesting of time-based RSUs that would have otherwise vested within the next 12 months
•Immediate acceleration of vesting and exercisability of time-based stock options for up to 60 days (or up to 12 months for certain of Mr. Abundis' previously-vested stock options) following death or disability that would have otherwise vested within the next 12 months
•Immediate acceleration of a pro rata portion of PSUs, subject to the satisfaction of the performance conditions
•Immediate acceleration of vesting of cash incentive awards that would have otherwise vested within the next 12 months
•Health insurance reimbursement by Company for up to 12 months based on the difference between COBRA rates in effect and monthly employee contribution for Company health plan

40 | SilverBow Resources, Inc.	2022 Proxy Statement

•Change in Control
Messrs. Woolverton, Abundis and Adam
•On the six month anniversary of the change in control, acceleration of vesting of all time-based RSUs, assuming continued employment through such anniversary
•On the six month anniversary of the change in control, acceleration of vesting and exercisability of all time-based stock options pursuant to the award agreement, assuming continued employment through such anniversary
•Upon the six month anniversary of the change in control, immediate acceleration of PSUs, subject to the satisfaction of the performance conditions
•On the six month anniversary of the change of control, acceleration of vesting of cash incentive awards, assuming continued employment through such anniversary

Conditions and Covenants
Each NEO must also comply with a non-compete provision in his employment agreement. Based on the terms of the employment agreements, the covenant not to compete provision would be effective, depending on the separation, for a 12-, 18- or 24-month period for Mr. Woolverton or for a 12- or 18-month period for Messrs. Abundis and Adam, following the termination of an NEO.
An NEO will not receive compensation under his employment agreement if the Company terminates the Named Executive Officer for Cause. Cause is generally defined in the employment agreement as commission of fraud, theft or embezzlement against the Company; a willful breach of fiduciary duty with respect to the Company; refusal, without proper legal cause, to perform the NEO’s duties; breach of the confidentiality, non-compete or non-solicitation provision of the employment agreement; conviction of or pleading guilty or nolo contendere to a felony or crime involving moral turpitude; misconduct or gross negligence in performance of the NEO’s duties; or breach and violation of the Company’s written policies pertaining to sexual harassment, discrimination or insider trading.

41 | SilverBow Resources, Inc.	2022 Proxy Statement

PROPOSAL 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, which was implemented by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, referred to herein as the Dodd-Frank Act, the Board is required to provide SilverBow shareholders with a nonbinding advisory vote on the compensation of our NEOs, as reported in this proxy statement. This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this proxy statement. Shareholders are being asked to vote on the following resolution:
“RESOLVED, that the shareholders of SilverBow approve, on an advisory basis, the compensation of SilverBow’s named executive officers, as described in Compensation Discussion and Analysis, the compensation tables and accompanying narrative disclosures of this proxy statement.”
As described more fully in our “Compensation Discussion and Analysis,” the Company took the challenging market environment in early 2021, and transformed it into opportunities over the course of the year. SilverBow delivered exceptional financial and operational performance with our management team guiding the path. This included high-return projects along with the expansion of the Company's oil production and the addition of high-return inventory in the Eagle Ford and Austin Chalk through accretive acquisitions, with our employees, shareholders and other stakeholders in mind. Our executive compensation program is designed to continue to retain, motivate and reward our executive team to build on the Company's operational and financial results, deliver long-term shareholder value and execute on key strategic goals.
The following actions were taken during fiscal year 2021 with respect to the compensation of SilverBow's NEOs:
•We held NEO base salaries and target bonuses percentages flat to help manage costs;
•We maintained a reduced NEO long-term incentive compensation program from our NEOs' employment agreement targets to be cognizant of the environment. Awards were delivered in the following mix to preserve shares, mange equity dilution and incentivize achievement of the Company's strategic goals:
◦PSUs; and
◦time-based cash incentive awards.
•We achieved 197% of the target level for the 2021 annual cash bonus, which included the following metrics: Production, Total Operating Expenses, Free Cash Flow, D&C Capex ROR, Relative TSR, Strategic Goals and HS&E TRIR;
•We have historically limited perquisites for officers and, in 2021, no NEO had perquisites above the SEC disclosure threshold ($10,000); and
•We are committed to continuing to align the interests of our NEOs with the interests of our shareholders; as such, each NEO’s employment agreement includes equity ownership requirements.
We are asking for shareholder approval of the compensation of our NEOs as disclosed in this proxy statement, which includes the more encompassing disclosures under “Compensation Discussion and Analysis,” the compensation tables and the accompanying narrative disclosures.
Because this vote is advisory, it will not be binding, and the Compensation Committee of the Board of Directors ultimately has the responsibility for determining executive compensation. We believe that the Compensation Committee should retain discretion to make final compensation decisions that align with shareholder interests, which discretion has historically been exercised wisely. However, the Compensation Committee values the opinions of our shareholders and will consider the outcome of the advisory vote when making future decisions and recommendations about executive compensation. No determination has been made as to what action the Board of Directors may take if shareholders do not approve our executives’ compensation, but the Compensation Committee will consider voting results and how they should be addressed.
The affirmative vote of the holders of a majority of the shares present via virtual representation by attendance at the meeting or by proxy at the meeting and entitled to vote on Proposal 2, is required to approve this advisory Proposal 2 Brokers do not have discretion to vote on this proposal without your instruction; therefore, if you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote. Abstentions will have the same effect as a vote against the proposal but broker non-votes, if any, will not affect the outcome of the

42 | SilverBow Resources, Inc.	2022 Proxy Statement

voting on the proposal. Our Board has currently approved holding annual advisory votes to approve executive compensation. Unless the Board changes this policy, the next advisory vote after the 2022 annual meeting will be held at the 2023 annual meeting of shareholders.

The Board of Directors unanimously recommends that shareholders vote “FOR” approving the compensation of SilverBow’s Named Executive Officers as disclosed in this proxy statement.

43 | SilverBow Resources, Inc.	2022 Proxy Statement

PAY RATIO DISCLOSURE
In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we calculated a reasonable estimate of the ratio of the annual total compensation of Mr. Woolverton, our CEO, compared to that of our median employee in 2021.
Criteria used for Pay Ratio
We identified our median employee as of December 31, 2021, using the methodology and the material assumptions, adjustments and estimates described below. SilverBow believes that this median employee is an accurate representation of our employee population and employee compensation arrangements for purposes of our pay ratio disclosure for the 2021 fiscal year.
•As of December 31, 2021, the Company, through its operating subsidiary SilverBow Resources Operating, LLC, employed 62 people. This consisted of all full-time employees; there were no part-time, seasonal or temporary employees on December 31, 2021;
•SilverBow Resources Operating, LLC’s W-2 payroll records were reviewed and W-2 wages were consistently applied to identify our median employee (excluding Mr. Woolverton as CEO);
•Since all of our employees are located in Texas, either in proximity to our corporate headquarters in Houston, Texas, or near our South Texas fields, we did not take into account a cost-of-living adjustment for identifying the median employee in 2021, but may take such adjustment into account in future years;
•Similarly, in light of our small employee population base, no sampling or “de minimis” exceptions were used to exclude any employees; and
•Compensation for any newly hired employees who had been employed less than a year was annualized in determining our median employee.
CEO Pay Ratio
Following the identification of our median employee using the methodology described above, we determined the annual total compensation of such employee by calculating the elements of 2021 compensation in accordance with the requirements that apply to our NEOs and the description of such elements in “Summary Compensation Table” of this proxy statement. This resulted in an annual total compensation of $154,333 for our median employee.
Our CEO’s annual total compensation for 2021 is reported in the “Total” column (column j) of our “Summary Compensation Table” in this proxy statement.
Based on the preceding information, for 2021, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee is below:

CEO 2021 Annual Total Compensation (A)	$3,353,545
Median Employee 2021 Annual Total Compensation (B)	$154,333
Pay Ratio of (A) to (B)	21.7 to 1

44 | SilverBow Resources, Inc.	2022 Proxy Statement

PROPOSAL 3 — APPROVAL OF THE THIRD AMENDMENT TO THE SILVERBOW RESOURCES, INC. 2016 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2016 PLAN
At the Annual Meeting, shareholders will be asked to approve the Third Amendment (the “Third Amendment”) to the SilverBow Resources, Inc. 2016 Equity Incentive Plan (the “2016 Plan”), which increases the number of shares available under the 2016 Plan by 800,000 shares. As explained in greater detail below, we believe approval of the Third Amendment is advisable in order to ensure that we have an adequate number of shares available under the 2016 Plan for our compensation programs.
Background and Purpose of the Proposal
The 2016 Plan was effective April 22, 2016, and originally approved in connection with our reorganization by our majority shareholders, who were former holders of our cancelled senior notes prior to our reorganization. Upon the effectiveness of the Plan, there were 582,011 shares available for grant under the 2016 Plan. At the 2017 annual meeting, the Company’s shareholders approved the First Amendment to the 2016 Plan, which increased the shares available under the 2016 Plan by 600,000 shares. At the 2019 annual meeting, the Company's shareholders approved the Second Amendment to the 2016 Plan, which increased the shares available under the 2016 plan by 825,000 shares.
The purpose of the Third Amendment is to increase the number of shares of the Common Stock that we may grant under the 2016 Plan by 800,000 shares. On February 23, 2022, our Board unanimously approved the Third Amendment to be effective May 17, 2022, subject to shareholder approval at the annual meeting. If the Third Amendment is not approved by shareholders, the 2016 Plan will continue in effect in its present form. If the Third Amendment is approved by shareholders, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares of Common Stock available for issuance under the 2016 Plan.
We believe that approval of the Third Amendment will give us the flexibility to continue to make stock-based awards and other awards permitted under the 2016 Plan over the next three years in amounts determined to be appropriate by the Committee (as defined below); however, this timeline is simply an estimate used to determine the number of additional shares of Common Stock requested pursuant to the Third Amendment and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of Common Stock, award levels and amounts provided by our competitors and our hiring activity over the next few years. The closing market price of Common Stock as of March 18, 2022, was $27.81 per share, as reported on the NYSE.
As of March 18, 2022, the total number of outstanding shares of Common Stock was 16,801,905. Following our annual equity awards made in February and March 2022, we have approximately 211,000 shares remaining in the 2016 Plan (assuming outstanding PSUs granted in 2021 and 2022 are earned at target performance levels). If the Third Amendment is approved by shareholders, the potential dilution from issuances authorized under the 2016 Plan related to the 800,000 newly approved shares will be approximately 4.2% on a fully diluted basis. The total potential dilution from the shares originally reserved for the 2016 Plan and approved and increased via the First and Second Amendments to the 2016 Plan (2,007,011) and the newly approved shares if the Third Amendment is approved (2,807,011) will be approximately 14.7% on a fully diluted basis. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards. The Company's average historical burn rate for the last three years (2019 through 2021) was 1.3%.

45 | SilverBow Resources, Inc.	2022 Proxy Statement

Fiscal Year	Basic Weighted Average Common Stock Outstanding	Stock Options Granted	PSUs Granted	RSUs Granted	Awards Cancelled/Expired/Forfeited in Period(1)	Annualized Burn Rate(2)
2019	11,752,772	—	99,500	215,457	412,950	(0.8)%
2020	11,901,597	—	—	397,285	42,010	3.0%
2021	13,118,034	—	161,389	100,178	36,926	1.7%
Three-Year Average						1.3%
_______________________________
(1)    The awards cancelled, expired or forfeited in the period includes awards under the Company's 2016 Plan and SilverBow Resources, Inc. Inducement Plan ("Inducement Plan"). For 2019, this includes awards cancelled as part of the Equity Award Exchange, as reflected further in the "Summary Compensation Table" of this proxy statement.
(2)    Burn rate is calculated as of the last day of each fiscal year using an unadjusted ratio for each type of award. "Burn rate" as shown is the number of shares underlying equity awards granted in a fiscal year less any awards cancelled, expired or forfeited in that same period, divided by the basic weighted average Common Stock outstanding in that fiscal year.
Consequences of Failing to Approve the Proposal
Failure of our shareholders to approve this proposal will mean that we only have approximately 211,000 shares to grant equity awards under the terms of the 2016 Plan (assuming outstanding PSUs granted in 2021 and 2022 are earned at target performance levels). As such, if this proposal is not approved, in order to incentivize our employees, we will have to develop non-equity, long-term compensation alternatives, likely in the form of cash-based awards. If the Third Amendment is not approved by shareholders, the 2016 Plan will remain in effect in its current form.
Description of the SilverBow Resources, Inc. 2016 Equity Incentive Plan
A summary description of the material features of the 2016 Plan, as amended to reflect the Third Amendment, is set forth below. The following summary does not purport to be a complete description of all the provisions of the 2016 Plan and is qualified in its entirety by reference to the 2016 Plan, as amended and proposed to be amended by the Third Amendment, which is attached as Appendix A to this proxy statement and incorporated by reference in its entirety.
Purpose of the 2016 Plan
The purpose of the 2016 Plan is to further the growth and profitability of the Company by increasing incentives and encouraging Common Stock ownership on the part of employees, officers, non-employee directors, consultants and independent contractors of the Company and its subsidiaries. The Company seeks to achieve the 2016 Plan’s purpose primarily by providing grants of a variety of awards (collectively referred to as “Awards”), including:
•    incentive stock options qualified as such under U.S. federal income tax laws (“Incentive Options”);
•    stock options that do not qualify as incentive stock options (“Nonstatutory Options” and, together with Incentive Options, “Options”);
•    stock appreciation rights (“SARs”);
•    restricted stock awards (“Restricted Stock”);
•    restricted stock units (“RSUs”);
•    cash incentive awards;
•    awards that are subject to or contingent upon certain performance measures (“Performance Awards”); and
•    other stock-based awards.
The 2016 Plan is intended, in part, to qualify under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), which governs Incentive Options. The 2016 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. No awards may be granted

46 | SilverBow Resources, Inc.	2022 Proxy Statement

under the 2016 Plan after 10 years from the date the 2016 Plan was approved by the Board. The 2016 Plan shall remain in effect until all Awards granted under the 2016 Plan have been exercised, satisfied, forfeited or expired.
Administration of the 2016 Plan
A committee of two or more members of the Board (the “Committee”) administers the 2016 Plan. Subject to the terms and conditions of the 2016 Plan, the Committee shall have the power from time to time to, among other things:
•    determine which Eligible Individuals (as defined below) shall receive an Award;
•    prescribe the form, amount, timing and other terms and conditions of each Award;
•    adopt procedures or rules as it deems necessary or appropriate for the 2016 Plan; and
•    make all other decisions and determinations that may be required pursuant to the 2016 Plan or any award agreement.
The Board may alter or amend the 2016 Plan or any part thereof from time to time provided that no change in the 2016 Plan may be made that would materially and adversely alter or impair the rights or obligations under any Award theretofore granted without the consent of the Participant, and, provided further, that the Board may not, without the approval of our shareholders, amend the 2016 Plan to materially increase the benefits accruing to Participants under the 2016 Plan, materially increase the aggregate maximum number of shares of Common Stock that may be issued under the 2016 Plan, materially modify the requirements for participation in the 2016 Plan or take any other action that otherwise must be approved by shareholders in order to comply with the NYSE listing requirements.
Shares Subject to the 2016 Plan
The Third Amendment would increase the number of shares of Common Stock available for Awards under the 2016 Plan from the number authorized to be issued under the 2016 Plan by 800,000 shares. Accordingly, after giving effect to the Third Amendment, the maximum aggregate number of shares of Common Stock that may be granted for any and all Awards under the 2016 Plan may not exceed 2,807,011 shares of Common Stock. In addition, the 2016 Plan also includes individual limitations on the amounts of Awards that may be awarded. Specifically, (i) the maximum aggregate number of shares of Common Stock that may be issued upon the exercise of Incentive Options may not exceed 500,000 shares of Common Stock, (ii) the maximum aggregate number of shares of Common Stock that may be subject to Options or SARs granted to any one Participant during any calendar year may not exceed 200,000 shares of Common Stock, (iii) the maximum aggregate value of Awards, denominated in cash granted to any one Participant during any calendar year may not exceed $3,000,000, and (iv) the maximum aggregate value of Awards granted to any non-employee director during any calendar year may not exceed $500,000.
As of March 18, 2022, under the 2016 Plan, there were (i) 1,105,945 shares of Common Stock exercised, vested and/or earned, and (ii) 690,184 outstanding awards (including unexercised Options) relating to shares of Common Stock, leaving (iii) 210,882 shares of Common Stock available for future Awards.
The shares of Common Stock subject to an Award that are not issued or delivered by reason of expiration, cancellation, forfeiture or other termination of such Award or the settlement of all or a portion of such Award in cash shall again be available for issuance under the 2016 Plan. Notwithstanding the foregoing, shares of Common Stock withheld for the payment of an Award’s exercise price or to satisfy tax withholding obligations shall not again be available for issuance under the 2016 Plan. The shares of Common Stock issued under the 2016 Plan may be, in whole or in part, authorized but unissued shares, authorized and issued shares reacquired and held as treasury shares or a combination thereof.
Persons Who May Participate in the 2016 Plan
Individuals eligible to receive Awards, or “Eligible Individuals,” under the 2016 Plan are employees of the Company or any of its subsidiaries or non-employee directors, officers, consultants and independent contractors who provide services to the Company or any of its subsidiaries. Eligible Individuals to whom an Award is granted under the 2016 Plan are referred to as “Participants.” As of March 18, 2022, we had three executive officers, approximately 63 other employees, and six non-employee directors who would be eligible to participate in the

47 | SilverBow Resources, Inc.	2022 Proxy Statement

2016 Plan. Although 63 individual independent contractors are eligible, no independent contractors currently participate in the 2016 Plan.
Awards under the 2016 Plan
Stock Options. The Company may grant Options to Eligible Individuals including (i) Incentive Options that comply with Section 422 of the Code; and (ii) Nonstatutory Options. The exercise price of each Option granted under the 2016 Plan shall be determined by the Committee; however, the exercise price for an Option may not be less than the fair market value per share of Common Stock as of the grant date. Options may be exercised as the Committee determines, but not later than ten years from the grant date. The vested portion of an Option may be exercised, in whole or in part, at any time after becoming exercisable until its expiration or termination.
An Option agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of an SAR in connection with the grant of an Option.
Except as permitted under the 2016 Plan in connection with a corporate transaction or event described in the 2016 Plan, Options and SARs may not be amended without the approval of the shareholders of the Company so as to (i) reduce the option price of any outstanding Options or SARs or (ii) cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, as applicable.
Restricted Stock Awards. A Restricted Stock Award is a grant of shares of Common Stock subject to restrictions, terms and conditions imposed by the Committee in its discretion. Unless the Committee determines otherwise, upon the issuance of Restricted Stock, a Participant shall have all of the rights of a shareholder with respect to the shares of Common Stock represented by the Restricted Stock, including the right to vote such shares of Common Stock and to receive all dividends or other distributions made with respect to the shares of Common Stock.
Restricted Stock Units. An RSU Award represents a right to receive shares of Common Stock, cash, or a combination thereof, in the future in consideration of the performance of services, but subject to the fulfillment of conditions (which may include the achievement of performance goals) during a restricted period, as specified by the Committee. RSUs may be paid in shares of Common Stock, cash or a combination thereof. The Committee may authorize the payment of dividend equivalents with respect to the shares underlying an RSU Award.
Stock Appreciation Rights. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the base price of the SAR, payable in cash, shares of Common Stock or a combination thereof, as determined by the Committee. The base price of a SAR may not be less than the fair market value per share of Common Stock as of the grant date. The Committee has the discretion to determine other terms and conditions of a SAR.
Performance Awards. Performance Awards may be granted to Eligible Individuals on terms and conditions determined by the Committee and set forth in an Award agreement. A Performance Award shall be awarded to a Participant contingent upon one or more performance measures established by the Committee.
Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measure(s) for such performance period, as determined and certified in writing by the Committee. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award during the performance period. Payment of a Performance Award may be made in cash, Common Stock, other Awards or a combination thereof, as determined by the Committee.
Other Stock-Based Awards. The Committee may grant Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares of Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units thereof. The Committee may grant cash or unrestricted shares of Common Stock to an Eligible Individual on such terms and conditions as the Committee may determine at the time of grant. Awards of

48 | SilverBow Resources, Inc.	2022 Proxy Statement

Common Stock may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.
Other Provisions
Transferability of Awards. The 2016 Plan generally restricts the transfer of Awards, except for (i) transfer by will or the laws of descent and distribution, or (ii) to one or more members of a Participant’s immediate family. Notwithstanding the foregoing, Incentive Options will not, under any circumstances, be transferable other than by will or the laws of descent and distribution.
Changes in Capital Structure. In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change in control or exchange of shares of Common Stock or other securities of the Company, or other corporate transaction or event (each a “Corporate Event”) affects the shares of Common Stock, the Board shall, in its sole discretion, in such manner as it in good faith deems equitably required to prevent dilution or enlargement of the rights of Participants adjust any or all of (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the exercise price or base price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.
Substitute Awards. Awards may be granted in substitution or exchange for similar awards held by individuals who become Participants as a result of a merger, consolidation or acquisition of another entity by or with the Company or one of its subsidiaries.
Termination and Amendment. The Board may terminate the 2016 Plan at any time and from time to time alter or amend the 2016 Plan provided that no such change may be made that would materially adversely alter or impair the rights of a Participant with respect to an Award theretofore granted without the consent of such Participant; provided, further, that the Board may not, without approval of the shareholders of the Company, amend the 2016 Plan to materially increase the benefits accruing to Participants under the 2016 Plan, materially increase the aggregate maximum number of shares of Common Stock that may be issued under the 2016 Plan, materially modify the requirements for participation in the 2016 Plan or take any other action that otherwise must be approved by shareholders in order to comply with the NYSE.
Tax Withholding. Under the 2016 Plan, the Company may withhold taxes due or potentially payable with respect to an award granted under the 2016 Plan from shares of Common Stock (including shares of Common Stock otherwise issuable under an Award) at the maximum statutory withholding rate applicable to a Participant. The Company shall have the right to deduct or withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant, the amount (in cash, Common Stock (including Common Stock that would otherwise be issued with respect to such Award) or other property) of any applicable taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations and to take such other action(s) as may be necessary in the opinion of the Company to satisfy its withholding obligations with respect to such Award.
Federal Income Tax Consequences
The following discussion is for general information only and is intended to summarize briefly the United States federal income tax consequences to Participants arising from participation in the 2016 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the 2016 Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, Nonstatutory Options and SARs with an exercise price less than the fair market value of shares of Common Stock on the grant date, SARs payable in cash, RSUs, and certain other Awards that may be granted pursuant to the 2016 Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

49 | SilverBow Resources, Inc.	2022 Proxy Statement

Tax Consequences to Participants
Options and SARs. Participants will not realize taxable income upon the grant of an Option or a SAR. Upon the exercise of a Nonstatutory Option or a SAR, a Participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the shares of Common Stock received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a Nonstatutory Option or SAR that equals the fair market value of such shares of Common Stock on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the shares of Common Stock acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of the shares of Common Stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The shares of Common Stock must be held for more than 12 months to qualify for long-term capital gain treatment.
Participants eligible to receive an Option intended to qualify as an Incentive Option (i.e., under Section 422 of the Code) will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the Incentive Option (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Shares that has been held for the required holding period (generally, at least two years from the grant date and one year from the date of exercise of the Incentive Option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Shares. However, if a Participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Shares. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.
The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option unless a Participant makes a Disqualifying Disposition of the ISO Shares. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.
Other Awards: Cash Awards, RSUs, Restricted Stock and Common Stock Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of an RSU Award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of Common Stock in settlement of the RSU Award, as applicable, in an amount equal to the cash or the fair market value of the shares of Common Stock received.
A recipient of Restricted Stock or an Award of unrestricted Common Stock generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of Common Stock when received, reduced by any amount paid by the recipient; however, if the shares of Common Stock are not transferable and are subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of Common Stock (i) when the shares of Common Stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the

50 | SilverBow Resources, Inc.	2022 Proxy Statement

shares of Common Stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of Common Stock. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.
A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the shares of Common Stock received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares of Common Stock will commence on the later of the date the shares of Common Stock are received or the restrictions lapse. Subject to the discussion below under "Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.
Tax Consequences to the Company
Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the 2016 Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Performance-Based Compensation. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the 2016 Plan could be limited by Section 162(m). Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m)) in excess of $1,000,000. For purposes of Section 162(m), the term “covered employee” includes any individual who serves as chief executive officer, chief financial officer or one of the other three most highly compensated executive officers for 2017 or any subsequent calendar year. It is expected that compensation deductions for any covered employee with respect to awards under the 2016 Plan will be subject to the $1,000,000 annual deduction limitation. The Committee may grant awards under the 2016 Plan or otherwise that is or may become non-deductible when it believes doing so is in the best interests of the Company and the shareholders.
New Plan Benefits
The Awards, if any, that will be made to Eligible Individuals under the 2016 Plan are subject to the discretion of the Committee; therefore, the Company cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future. Accordingly, no New Plan Benefits Table is provided.
Previously Awarded Options
The following table sets forth, for the Named Executive Officers and certain other groups, all shares of Common Stock underlying outstanding Options previously awarded under the 2016 Plan. No associate of any of the Named Executive Officers, non-employee directors or director nominees set forth below holds or has held options to purchase Common Stock.

51 | SilverBow Resources, Inc.	2022 Proxy Statement

Name and Principal Position	Number of Shares Issued or Underlying Options
Sean Woolverton, CEO	—	(1)
Chris Abundis, EVP, CFO, GC & SEC	21,103
Steve Adam, EVP & COO	58,912

All executives as a group (3 total)	80,015
Non-executive director group(2)	—	(3)
Non-executive officer group	9,740
Non-officer employees	8,441
Total	98,196
_______________________________
(1)    Mr. Woolverton's stock options, as reported in this proxy statement, were awarded under the Inducement Plan, and therefore do not appear in this table.
(2)    All members of the Board who are not also our executive officers.
(3)    Stock options awarded to the members of this group, as reported in this proxy statement, were awarded under the Inducement Plan, and therefore do not appear in this table.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth certain information regarding our equity compensation plans as of December 31, 2021.

	Equity Compensation Plan Information(1)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	98,196	$23.97	518,071
Equity compensation plans not approved by security holders	177,813	$30.42	76,183
Total	276,009		594,254
_______________________________
(1)    Includes equity compensation plan information for both the 2016 Plan and the Inducement Plan.

The equity compensation plans not approved by security holders row represents the Company's Inducement Plan. Prior to relisting on the NYSE on May 5, 2017, the Company adopted the Inducement Plan on December 15, 2016, originally to assist it in attracting and retaining persons as employee, directors and consultants. The Inducement Plan provides for the grant of stock options, stock appreciation rights, restricted stock awards, RSUs, other stock-based awards and cash awards. The Inducement Plan is administered by the Compensation Committee of the Board, which retains discretion to determine eligible participants to be granted awards and to set the terms and conditions of awards granted thereunder. Awards under the Inducement Plan are granted pursuant to NYSE Listing Company Manual Rule 303A.08, and, following the Company's listing on the NYSE in May 2017, may only be granted to a prospective employee as a material inducement to the person accepting employment with the Company.

52 | SilverBow Resources, Inc.	2022 Proxy Statement

Vote Required and Board Recommendation
The affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, Proposal 3, is required to approve this Proposal 3. Brokers do not have discretion to vote on this proposal without your instruction; therefore, if you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote. Abstentions will be considered as votes cast and will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on the proposal.

The Board of Directors unanimously recommends that shareholders vote “FOR” approving the Third Amendment to the SilverBow Resources, Inc. 2016 Equity Incentive Plan to increase the number of shares of Common Stock that may be issued under the 2016 Plan.

53 | SilverBow Resources, Inc.	2022 Proxy Statement

PROPOSAL 4 — RATIFICATION OF SELECTION OF BDO USA, LLP AS SILVERBOW’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022
Selection of BDO USA, LLP as Independent Auditor
The Audit Committee of the Board of Directors has selected BDO USA, LLP as the independent registered public accounting firm for the Company to audit its consolidated financial statements for 2022. BDO USA, LLP has served as SilverBow’s independent auditor since June 8, 2016. See “Audit Committee Disclosure” following this proposal for more information related to BDO USA, LLP.
Shareholder approval or ratification is not required for the selection of BDO USA, LLP, since the Audit Committee of the Board of Directors has the responsibility for selecting the Company’s independent registered public accounting firm. However, the selection is being submitted for ratification during the Annual Meeting as a matter of good corporate practice. No determination has been made as to what action the Board of Directors would take if shareholders do not approve the appointment, but the Audit Committee may reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its shareholders’ best interests.
Voting on Independent Auditor Proposal
The affirmative vote of holders of a majority of the shares present via virtual representation by attendance at the meeting or by proxy during the Annual Meeting and entitled to vote on Proposal 4, is required to approve this Proposal 4. Brokers have discretion to vote this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker may still vote on this proposal. Abstentions will be considered as votes cast and will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on the proposal. Because this proposal is considered a "routine" matter under applicable rules, as described above, we do not expect there to be any broker non-votes on this proposal.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the selection of BDO USA, LLP as the Company’s independent auditor.

54 | SilverBow Resources, Inc.	2022 Proxy Statement

AUDIT COMMITTEE DISCLOSURE
Preapproval Policies and Procedures
The charter of the Audit Committee provides that the Audit Committee shall approve, in its sole discretion, any services to be provided by the Company’s independent registered accounting firm, including audit services and significant non-audit services (significant being defined for these purposes as non-audit services for which fees in the aggregate equal 5% or more of the base annual audit fee paid by the Company to its independent auditor), before such services are rendered, and consider the possible effect of the performance of such latter services on the independence of the auditor. The Audit Committee may delegate preapproval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom preapproval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. All of the services described below for 2021 and 2020 were preapproved by the Audit Committee before BDO USA, LLP was engaged to render services. BDO was not engaged to provide any non-audit services in 2021 or 2020.
Fees Paid to Independent Registered Public Accounting Firm
BDO USA, LLP began serving as the Company’s independent registered public accounting firm in June 2016. The Audit Committee, with ratification of the shareholders, engaged BDO USA, LLP to perform an annual audit of the Company’s financial statements for the fiscal year ended December 31, 2021. A representative from BDO USA, LLP will be present via virtual webcast at this year’s Annual Meeting. Such representative will have the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions submitted electronically.
The following table presents fees and expenses billed by BDO USA, LLP for its work performed for 2021 and 2020.

	2021	2020
Audit Fees	$772,323	$551,672
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Totals	$772,323	$551,672
The BDO USA, LLP audit fees above were for professional services rendered in connection with the integrated audit of our consolidated financial statements and internal control over financial reporting for 2021, the audit of our consolidated financial statements for 2020, and reviews of our quarterly consolidated financial statements within both such years. These fees also include the issuance of comfort letters, consents and assistance with review of various documents filed with the SEC. During 2021 and 2020, BDO USA, LLP did not provide any audit-related, tax or other services to us.
Report of the Audit Committee
In connection with the financial statements for the fiscal year ended December 31, 2021, the Audit Committee has:
•reviewed and discussed the audited financial statements and internal control over financial reporting with management;
•discussed with BDO USA, LLP, the Company’s independent registered public accounting firm (the “Auditor”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the Commission; and
•received the written disclosures and the letter from the Auditor required by the applicable requirements of the PCAOB regarding the Auditor’s communications with the Audit Committee concerning independence, and has discussed with the Auditor the Auditor’s independence.

55 | SilverBow Resources, Inc.	2022 Proxy Statement

Based on the reviews and discussion referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in SilverBow's Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Gabriel L. Ellisor (Chair)
Michael Duginski
Charles W. Wampler

2022 Proxy Statement	SilverBow Resources, Inc. | 56

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of the Common Stock to file reports with the SEC regarding their ownership of, and transactions in, Common Stock. SEC regulations require SilverBow to identify anyone who filed a required report late during the most recent fiscal year. Based on a review of the Forms 3 and 4 filed during the 2021 fiscal year and written certifications provided to the Company, the Company believes that all of these reporting persons timely complied with their filing requirements during 2021, with the exception of W. Eric Schultz, Controller, whose Form 4 reporting an RSU award granted February 24, 2021, was filed on March 10, 2021, due to an administrative error.

SHAREHOLDER PROPOSALS
SEC Rule 14a-8 Proposals for Inclusion in the Company’s 2023 Proxy Materials
Pursuant to various rules promulgated by the SEC, a shareholder who seeks to include a proposal in the Company’s proxy materials for the annual meeting of the shareholders of the Company to be held in 2023 must timely submit such proposal in accordance with SEC Rule 14a-8 to the Company, addressed to the Secretary of SilverBow Resources, Inc., 920 Memorial City Way, Suite 850, Houston, Texas 77024, no later than November 29, 2022, unless the date of our 2023 annual meeting is more than 30 days before or after May 17, 2023, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials.
Advanced Notice of Nominations or Proposed Business for the Company’s 2023 Annual Meeting of Shareholders
Our Bylaws require advanced written notice from any shareholder seeking to present nominations of persons for election to the Board and other proposed business (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy materials) for consideration at our 2023 annual meeting of shareholders. Notice of such nominations or proposals must be delivered to or mailed and received by the Secretary, SilverBow Resources, Inc., 920 Memorial City Way, Suite 850, Houston, Texas 77024, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the date of the one-year anniversary of the immediately preceding year's annual meeting. Based on the anniversary date of our 2022 Annual Meeting, a shareholder must send advanced written notice of any such nomination or other proposed business such that the notice is received by us no earlier than the close of business January 17, 2023, and no later than the close of business February 16, 2023. In the event the 2023 annual meeting of shareholders is convened on a date more than 30 days before, or more than 60 days after, such anniversary date, such notice by the shareholder must be so received not later than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting; or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, such notice by the shareholder must be so received not later than the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by SilverBow. Additionally, shareholders who wish to provide notice to the Company under Rule 14a-19, the SEC's universal proxy rule, of a shareholder's intent to solicit proxies in support of nominees must do so no later than March 18, 2023.
Any such nomination or proposal must be made in writing, indicate certain information about the shares of SilverBow stock (or other derivative instrument) which are owned by the shareholder and beneficial owner, if any, and comply with the then-applicable terms of the Nomination Agreement and requirements set forth in the Company’s Bylaws. A nomination of persons for election to the Board (each, a “nominee”) must also include certain information about the nominee, certain information regarding affiliations between the nominee and the shareholder, a completed and signed questionnaire by the nominee, and all other information about the nominee required under SEC Rule 14A and the Company’s Bylaws. A proposal of business must also include a brief description of the business desired to be brought before the meeting, the text of the proposal, a description of all agreements, arrangements and understandings between the shareholder, and beneficial owner, if any, and any other persons in connection with the proposal.

57 | SilverBow Resources, Inc.	2022 Proxy Statement

Nominations or proposals must be addressed as follows in order to be considered for the next annual meeting:

Secretary
SilverBow Resources, Inc.
920 Memorial City Way, Suite 850
Houston, Texas 77024
Shareholders who wish to nominate an individual to the Board must also follow the requirements of the Company's Bylaws, then-existing terms of the Nomination Agreement, and applicable SEC and NYSE rules and regulations. For more information on shareholders’ nomination of directors, refer to “Nominations of Directors,” in this proxy statement.
With respect to business to be brought before the 2022 Annual Meeting, the Company has not received any notices, proposals, or nominees from shareholders that the Company is required to include in this proxy statement.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Board of Directors welcomes questions or comments about the Company and its operations. Any communications that shareholders or other interested parties may wish to send to the Board of Directors or the non-management independent directors may be directed to the following address. Any communications received will be relayed to the appropriate director(s).

Chairman of the Board
SilverBow Resources, Inc.
920 Memorial City Way, Suite 850
Houston, Texas 77024
Attention: Secretary
Historically, the Company’s annual meeting of its Board of Directors was held to coincide with the annual meeting of its shareholders and a majority of the directors would attend the annual meeting of shareholders; however, with the increased responsibilities and time requirements in connection with the Board meeting, the Board’s annual meeting is now held two to three weeks before the shareholders’ annual meeting. Therefore, while the Company encourages members of the Board to attend, the Company does not have a policy with regard to Board members’ attendance at its annual meetings of shareholders. Although some of the members of the Board will virtually attend the 2022 Annual Meeting, it is not expected that a majority will be in attendance. Those in attendance will be available to address shareholder questions. Three directors virtually attended the 2021 annual meeting.
FORWARD-LOOKING STATEMENTS
Certain statements set forth in this proxy statement that are not historical are “forward-looking statements” as that term is defined in Section 21E of the Exchange Act. These statements include estimates of future amounts payable under awards, plans or agreements or upon the occurrence of certain events, such as a change in control, the present value of such awards, and the estimated value of awards, the vesting of which will depend on performance over future periods. In order to estimate amounts that may be paid in the future, we made assumptions as to a number of variables which may, and in many cases will, differ from future actual conditions. These variables include the price of Common Stock, the dates of termination of employment, final pay, interest rates, applicable tax rates and other assumptions. The Company undertakes no obligation to update these forward-looking statements unless required to do so by applicable law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. Management cautions all readers that the forward-looking statements contained in this proxy statement are not guarantees of future values or payments, and we cannot assure any reader that such statements will be realized or that the events and circumstances that they describe will occur.

2022 Proxy Statement	SilverBow Resources, Inc. | 58

ANNUAL REPORT ON FORM 10-K
Upon written request, SilverBow will provide any shareholder of the Company, at no charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, including the financial statements and schedules, but without exhibits. Direct requests should be made by mail to SilverBow Resources, Inc., Investor Relations Department, 920 Memorial City Way, Suite 850, Houston, Texas 77024; by telephone at (281) 874-2700 or (888) 991-SBOW; or by email to info@sbow.com.

By Order of the Board of Directors,

Christopher M. Abundis
Executive Vice President, Chief Financial Officer, General Counsel and Secretary
Houston, Texas
March 29, 2022

59 | SilverBow Resources, Inc.	2022 Proxy Statement

APPENDIX A
AS PROPOSED TO BE AMENDED BY THE THIRD AMENDMENT
SILVERBOW RESOURCES, INC.
2016 EQUITY INCENTIVE PLAN,
AS PREVIOUSLY AMENDED BY THE AMENDMENT, THE FIRST AMENDMENT, AND THE SECOND AMENDMENT TO SILVERBOW RESOURCES, INC. 2016 EQUITY INCENTIVE PLAN

ARTICLE I
PURPOSE
    Purpose of the Plan. The Plan shall be known as the SilverBow Resources, Inc. 2016 Equity Incentive Plan (the “Plan”). The Plan is intended to further the growth and profitability of SilverBow Resources, Inc. (the “Company”) by increasing incentives and encouraging Share ownership on the part of certain Employees, officers, non-employee directors, consultants and independent contractors of the Company and its Subsidiaries. The Plan is intended to permit the grant of Awards that constitute Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Cash Incentive Awards and Performance Awards including any combination of the above.
ARTICLE II
DEFINITIONS
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
“Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) directly or indirectly controlled by the Company.
“Articles” means the Company’s Certificate of Incorporation, as may be amended, supplemented or restated from time to time.
“Award” means, individually or collectively, a grant under the Plan of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Cash Incentive Awards, Performance Awards and other awards granted pursuant to Article XI.
“Award Agreement” means the written agreement approved by the Committee setting forth the terms and conditions of an Award, with respect to the Emergence Option Awards, the forms of Non-Qualified Stock Option Agreement – Emergence Grant (Type I) and Non-Qualified Stock Option Agreement – Emergence Grant (Type II), attached hereto as Exhibits A-I and A-II and made a part of this Plan (the “Emergence Option Agreements”) and with respect to the forms of Emergence RSU Awards, the Restricted Stock Unit Agreement – Emergence Grant (Type I) and the Restricted Stock Unit Agreement – Emergence Grant (Type II), attached hereto as Exhibits B-I and B-II, and made a part of this Plan (the “Emergence RSU Agreements”).
“Base Price” means the price at which an SAR may be exercised with respect to a Share.
“Board” means the Company’s Board of Directors, as constituted from time to time.
“Cash Incentive Award” means a cash award granted pursuant to Article X of this Plan.
“Cause” means, except as otherwise defined in a particular Award Agreement, with respect to a Participant’s Termination from and after the date hereof, the following:
(a)    in the case where there is no employment agreement, consulting agreement, change in control agreement, severance agreement or agreement similar to any of the foregoing in effect between the Company or an Affiliate and the Participant (or where there is such an agreement but it does not define “cause” (or words of like import)), Termination due to: (i) a failure by Participant to perform substantial job functions that continues after written notice to the Participant from the Company and that is not cured within fifteen (15) days following such notice; (ii) a commission of fraud or material dishonesty in performance of Participant’s duties against the Company, its Subsidiaries, Affiliates or customers; (iii) conviction of, or plea of guilty or nolo contendere to, a felony; (iv) a malfeasance or misconduct by

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Participant in performance of Participant’s duties or any wrongful act or omission (other than in the good faith performance of duties) that is materially injurious to the financial condition or business reputation of the Company; (v) a material breach of a confidentiality covenant that is not cured within thirty (30) days following a notice from the Company; (vi) a material breach of a non-disparagement covenant that is not cured within thirty (30) days following a notice from the Company; (vii) Participant’s breach of a non-compete or non-solicitation covenant to which the Participant is subject; or (viii) a material breach or a material violation of the Company’s code of conduct or any other material policy; or
(b)    in the case where there is an employment agreement, consulting agreement, change in control agreement, severance agreement or agreement similar to any of the foregoing in effect between the Company or an Affiliate and the Participant that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of service as a Director, “cause” shall mean an act or failure to act that constitutes cause for removal of a Director of the Board under applicable law.

“Change in Control” means the occurrence of any one or more of the following events that occurs after the Emergence Date:
(a)    any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) (other than (A) an Excluded Person, (B) the Company, (C) any trustee or other fiduciary holding securities under any employee benefit plan of the Company, (D) any company or entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of common stock of the Company or (E) pursuant to an Exempt Transaction), becomes the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding Voting Securities;
(b)    the consummation of a merger, reorganization or consolidation of the Company with another Person, other than an Exempt Transaction;
    (c)    the consummation of a sale, disposition or other change in ownership of assets of the Company and/or any of its direct and indirect subsidiaries having a value (with “value” of such assets defined, for this purpose, as either (1) the value of the assets of the Company and/or any of its direct and indirect subsidiaries or (2) the value of the assets being disposed of, in each case, as determined without regard to any liabilities associated with such assets) constituting at least 50% of the total gross fair market value of all of the assets of the Company and its direct and indirect subsidiaries (on a consolidated basis), (with “gross fair market value” of such assets determined without regard to any liabilities associated with such assets), immediately prior to such transaction to a Person or Persons (other than an Excluded Person) in one or a series of related transactions; or
    (d)    the consummation of a transaction that implements in whole or in part a resolution of the stockholders of the Company authorizing a complete liquidation or dissolution of the Company.
For the sake of clarity, a Change in Control will not be deemed to have occurred if an Excluded Person has the ability to appoint a majority of the Board or any parent entity.
Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to a particular Award, any of the foregoing events shall constitute a “Change in Control” only if such event is also a “change in control event” within the meaning of Section 409A of the Code.
“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
“Committee” means the committee, as described in Article III, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.
“Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).
“Director” means a member of the Board.
    “Disability” means, except as otherwise defined in a particular Award Agreement:

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    (a)    in the case where there is no employment agreement, consulting agreement, change in control agreement, severance agreement or agreement similar to any of the foregoing in effect between the Company or an Affiliate and the Participant (or when there is such an agreement but it does not define “disability” (or words of like import), a Participant’s inability to perform his duties due to a mental or physical impairment for (i) 90 consecutive days or (ii) 180 days out of any 365-day period, which in either case, for purposes of this Plan and any Award granted to the Participant, shall only be deemed to occur following the written determination by the Committee of any such occurrence of Disability; provided, further, that, notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code; or
    (b)    in the case where there is an employment agreement, consulting agreement, change in control agreement, severance agreement or agreement similar to any of the foregoing in effect between the Company or an Affiliate and the Participant that defines “disability” (or words of like import), “disability” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “disability” only applies on occurrence of a change in control, such definition of “disability” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.
    “Eligible Individual” means any of the following individuals who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein: (a) any non-employee director, officer, (b) consultant, independent contractor and in the case of either of the foregoing, provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”), or (c) Employee of the Company or a Subsidiary of the Company or (d) any individual to whom the Company, or a Subsidiary of the Company, has extended a formal offer of employment, so long as the grant of any Award shall not become effective until the individual commences employment.
“Emergence Date” means the date that the Company consummates its Chapter 11 plan of reorganization.
“Employee” means an employee of the Company or a Subsidiary. Notwithstanding anything to the contrary contained herein, the Committee may grant Awards to an individual who has been extended an offer of employment by the Company or a Subsidiary; provided that any such Award shall be subject to forfeiture if such individual does not commence employment by a date established by the Committee; and provided further that the Grant Date for such Award shall be no earlier than the date the individual commences such employment and such individual has agreed to commence service within ninety (90) days of such offer.
“Excluded Person” means any fund or account of any subsidiary thereof controlled or managed (as investment manager, investment adviser or equivalent) directly or indirectly by Strategic Value Partners, LLC or its affiliates, excluding any operating portfolio companies of the foregoing funds or accounts.
“Exempt Transaction” means a transaction or series of transactions in which the holders of the Voting Securities of the Company outstanding immediately prior thereto, continue to retain or represent, directly or indirectly, (either by remaining outstanding or by being converted into Voting Securities of the surviving entity), more than 50% of the combined voting power of the Voting Securities of the Company, such surviving entity or any ultimate parent thereof outstanding immediately following such transaction or series of transactions.
“Exercise Price” means the price at which a Share subject to an Option may be purchased upon the exercise of the Option.
“Fair Market Value” means, except as otherwise specified in a particular Award Agreement, (a) while the Shares are readily traded on an established national or regional securities exchange, the closing sale price of such a Share as reported by the principal exchange on which such Shares are traded on the date as of which such value is being determined or, if there were no reported transaction for such date, the closing sale price as reported by exchange for the immediately preceding date for which a transaction was reported, (b) if the Shares are not readily traded on an established national or regional securities exchange, then the average of the bid and ask prices for such a Share on the date as of which such value is being determined, or (c) if Fair Market Value cannot be determined under clause (a) or clause (b) above, or if the Board determines in its sole discretion that the Shares are too thinly traded for Fair Market Value to be determined pursuant to clause (a) or clause (b), the value as determined by the Board, in good faith without taking into account minority interest, lack of liquidity or similar discounts; provided the method for determining such fair market value is stated in the particular Award Agreement and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
“Good Reason” means, except as otherwise defined in a particular Award Agreement, in the case where there is an employment agreement, change in control agreement, severance agreement or agreement similar to any of the foregoing in effect between the Company or an Affiliate and the Participant that defines “good reason” (or words of like import), “good reason” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “good reason” only applies on occurrence of a change in control, such definition of “good reason” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.

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“Grant Date” means the date specified by the Committee on which a Grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Cash Incentive Awards, Performance Awards or other awards granted pursuant to Article XI will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
“Immediate Family” means the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws (including all such relationships arising because of legal adoption) and any other person required under applicable law to be accorded a status identical to any of the foregoing.
“Incentive Stock Option” means Options that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.
“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.
“Option” means an option to purchase Shares granted pursuant to Article VII.
“Participant” means an Eligible Individual to whom an Award has been granted and remains outstanding.
“Performance Award” means an Award granted to a Participant pursuant to Article X hereof contingent upon achieving certain Performance Goals.
“Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable, as specified in Section 10.2 of this Plan.
“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate and are to be achieved.
“Period of Restriction” means the period during which Awards are subject to forfeiture and/or restrictions on transferability, as provided in Article VIII of this Plan.
“Person” has the meaning set forth in clause (a) of the Change in Control definition.
“Qualified Performance-Based Award” means any Cash Incentive Award or award of Performance Award, Restricted Stock, Restricted Stock Unit or other awards contemplated under Article XI of this Plan or portion of such award to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.
“Restricted Stock” means an Award granted pursuant to Article VIII under which the Shares are subject to forfeiture upon such terms and conditions as specified in the relevant Award Agreement.
“Restricted Stock Unit” or “RSU” means an Award granted pursuant to Article VIII subject to a period or periods of time after which the Participant will receive Shares, cash or a combination thereof if the conditions contained in such Stock Award have been met.
“Share” means the share of the Company’s common stock, or any security issued by the Company or any successor in exchange or in substitution therefore.
“Spread” means, in the case of an SAR or an Option, the aggregate difference between the Fair Market Value of all the Shares subject to such SAR or Option and the aggregate Base Price or Exercise Price of such SAR or Option, as applicable.
“Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article IX, granted alone or in tandem with a related Option which is designated by the Committee as an SAR.
“Stock Award” means an Award of Restricted Stock or an RSU pursuant to Article VIII.
“Stockholder” means an individual or entity that owns one or more Shares.
“Subsidiary” means a corporation, company or other entity (i) at least fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but at least fifty percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary”

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means any corporation in which, at the time, the Company owns or controls, directly or indirectly, at least fifty percent (50%) of the total combined Voting Power represented by all classes of stock issued by such corporation.
“Termination” means (i) in the case of a person who was an Employee on the date of grant of an Award: (a) a termination of employment of the Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be a Subsidiary, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Subsidiary at the time the entity ceases to be a Subsidiary; (ii) in the case of a person who was a consultant or independent contractor on the Grant Date of an Award, that person has ceased to be a consultant or independent contractor of the Company or a Subsidiary; or (iii) in the case of a person who was solely a Director on the date of grant of an Award, that individual Director has ceased to be a member of the Board. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination in a particular Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination thereafter; provided, further that for Awards that are considered to be “deferred compensation” within the meaning of Section 409A of the Code and that are settled or distributed upon a “Termination,” the foregoing definition shall only apply to the extent the applicable event would also constitute a “separation from service” under Code Section 409A.
“Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.
“Voting Securities” means securities entitled to vote generally in the election of Directors.
ARTICLE III
ADMINISTRATION
3.1    The Committee. The Plan shall be administered by the Committee. The Committee shall consist of two (2) or more members of the Board.
3.2    Authority and Action of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the full and final authority in its discretion to (a) determine which Eligible Individuals shall be eligible to receive Awards and to grant Awards, (b) prescribe the form, amount, timing and other terms and conditions of each Award, (c) interpret the Plan and the Award Agreements (and any other instrument relating to the Plan), (d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by Eligible Individuals, (e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, (f) interpret, amend or revoke any such procedures or rules, (g) correct any technical defect(s) or technical omission(s), or reconcile any technical inconsistency(ies), in the Plan and/or any Award Agreement, (h) accelerate the vesting of any Award, (i) extend the period during which an Option or SAR may be exercisable in compliance with Section 409A of the Code, (j) impose “black out” or other periods during which an Option or SAR may be exercised and (k) make all other decisions and determinations that may be required pursuant to the Plan and/or any Award Agreement or as the Committee deems necessary or advisable to administer the Plan. Notwithstanding the foregoing, in the event any Participant is a member of the Committee, such Participant cannot participate in or vote with respect to any matter which will affect the Participant’s Awards or rights under the Plan.
The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting. A majority of the Committee shall constitute a quorum. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Employee of the Company or any of its Subsidiaries or Affiliates, the Company’s independent certified public accountants or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan.
The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.
3.3    Delegation by the Committee.
3.3.1    The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to a subcommittee thereof; provided, however, that the Committee may not delegate its authority or power if prohibited by applicable law.

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3.3.2    The Committee may, in its sole discretion, employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.
3.3.3    To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (a) designate employees to be recipients of awards under this Plan; and (b) determine the size of any such awards; provided, however, that (i) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act, or any Covered Employee; (ii) the resolution providing for such authorization sets forth the total number of Shares such officer(s) may grant; and (iii) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.
3.4    Indemnification. Each person who is or shall have been a member of the Committee, or of the Board and any person designated pursuant to Section 3.3.1, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
3.5    Decisions Binding. All good faith determinations, decisions and interpretations of the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan or any Award Agreement shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
ARTICLE IV
SHARES AVAILABLE UNDER THE PLAN
4.1    Maximum Number of Shares.
4.1.1    Subject to adjustment as provided in Section 4.3, the number of Shares available for delivery pursuant to (a) Options or SARs, (b) Restricted Stock, (c) Restricted Stock Units, (d) Performance Awards, and (e) awards contemplated by Article XI of this Plan granted under the Plan shall be, in the aggregate, ~~2,007,011~~2,807,011 Shares. Shares awarded under the Plan may be authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares or a combination thereof. Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate shall not reduce the Shares available for grants of Awards under this Section 4.1. The aggregate number of Shares available under this Section 4.1 will be reduced by one Share for every Share subject to an award granted under this Plan.
4.1.2    238,096 (i.e., forty and nine tenths percent (40.9%)) of the Shares reserved for issuance hereunder as of the Effective Date shall, in the aggregate, be granted by the Committee to certain Employees of the Company or any Subsidiary (the “Emergence Pool” and any such Awards the “Emergence Awards”) on the Emergence Date or as soon as administratively practicable after the Emergence Date, but in no event later than five (5) days following such Emergence Date; provided, that (i) 105,821 Shares (i.e., forty-four and four tenths percent (44.4%)) of the Emergence Pool shall be granted in the form of Options (the “Emergence Option Awards”), in accordance with the terms and conditions set forth in the Emergence Option Agreements to such Employees and in such amounts specified on the Emergence Pool Grant Allocation schedule, attached hereto as Exhibit C and made a part of this Plan, and (ii) 132,275 Shares (i.e., fifty-five and six tenths percent (55.6%)) of the Emergence Pool shall be granted in the form of RSUs hereto (the “Emergence RSU Awards”), in accordance with the terms and conditions set forth in the Emergence RSU Agreements to such Employees and in such amounts specified on the Emergence Pool Grant Allocation schedule, attached hereto as Exhibit C and made a part of this Plan.

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4.2    Lapsed Awards.
4.2.1    To the extent that Shares subject to an outstanding Option (except to the extent Shares are issued or delivered by the Company in connection with the exercise of a tandem SAR) or other Award are not issued or delivered by reason of (i) the expiration, cancellation, forfeiture or other termination of such Award, or (ii) of the settlement of all or a portion of such Award in cash, then such Shares shall again be available under Section 4.1 of this Plan.
4.2.2    Notwithstanding anything to the contrary contained herein: (a) Shares withheld by the Company in payment of the Exercise Price of an Option will not be added back to the aggregate number of Shares available under Section 4.1 above; (b) Shares tendered or otherwise used in payment of the Exercise Price of an Option will not be added to the aggregate number of Shares available under Section 4.1 above; (c) Shares withheld by the Company or tendered or otherwise used to satisfy a tax withholding obligation will not be added (or added back, as applicable) to the aggregate number of Shares available under Section 4.1 above; (d) Shares subject to an SAR that are not actually issued in connection with its Shares settlement on exercise thereof will not be added back to the aggregate number of Shares available under Section 4.1 above; and (e) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options will not be added to the aggregate number of Shares available under Section 4.1 above.
4.3    Changes in Capital Structure. In the event that any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, Change in Control or exchange of Shares or other securities of the Company, or other corporate transaction or event (each a “Corporate Event”) affects the Shares, the Board shall, in its sole discretion, in such manner as it in good faith deems equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, adjust any or all of (x) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards (or other awards pursuant to Article XI of this Plan) may be granted, (y) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards (or other awards pursuant to Article XI of this Plan), and (z) the Exercise Price or Base Price with respect to any Award (or other award pursuant to Article XI of this Plan), or make provision for an immediate cash payment to the holder of an outstanding Award (or other award pursuant to Article XI of this Plan) in consideration for the cancellation of such Award (or other award pursuant to Article XI of this Plan). Any such adjustments pursuant to this Section 4.3 will not be considered an amendment to this Plan.
4.3.1    If the Company enters into or is involved in any Corporate Event, the Board shall, prior to such Corporate Event and upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute awards in respect of the Shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of Shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event. Notwithstanding anything to the contrary in the Plan, if a Change in Control occurs, with respect to clauses (a), (b) and (c) of such definition only, the Company shall have the right, but not the obligation, to cancel each Participant’s Awards immediately prior to such Change in Control and to pay to each affected Participant in connection with the cancellation of such Participant’s Awards, an amount that the Committee, in its sole discretion, in good faith determines to be the equivalent value of such Award in a manner that complies with Section 409A of the Code (e.g., in the case of an Option or SAR, the amount of the Spread), it being understood that the equivalent value of an Option or SAR with an exercise price greater than or equal to the Fair Market Value of the underlying Shares shall be $0.
4.3.2    Upon receipt by any affected Participant of any such substitute awards (or payment) as a result of any such Corporate Event, such Participant’s affected Awards for which such substitute awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant. Any actions or determinations of the Committee under this Section 4.3 need not be uniform as to all outstanding Awards, nor treat all Participants identically.
4.3.3    In addition, for each Option or Stock Appreciation Right with an Exercise Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option or Stock Appreciation Right without any payment to the person holding such Option or Stock Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of shares specified in Article IV of this Plan as the Committee in its sole discretion, exercised in good faith, shall determine is appropriate to reflect any transaction or event described in this Article IV; provided, however, that any such adjustment to the number specified in Section 4.5 of this Plan will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify.

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4.4    Minimum Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued Shares are issued under this Plan, such Shares shall not be issued for a consideration that is less than as permitted under applicable law.
4.5    Limit on Incentive Stock Options. Notwithstanding anything in this Article IV, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 4.3 of this Plan, the aggregate number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 500,000 Shares.
4.6    Individual Participant Limits. Notwithstanding anything in this Article IV, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 4.3 of this Plan:
4.6.1    No Participant will be granted Options and/or Stock Appreciation Rights, in the aggregate, for more than 200,000 Shares during any calendar year.
4.6.2    No Participant will be granted Qualified Performance-Based Awards of Restricted Stock, Restricted Stock Units, Performance Awards and/or other awards under Article XI of this Plan, in the aggregate, for more than 200,000 Shares during any calendar year.
4.6.3    In no event will any Participant in any calendar year receive Qualified Performance-Based Awards and/or other awards payable in cash under Article XI of this Plan having an aggregate maximum value as of their respective dates of grant in excess of $3,000,000.
4.6.4    In no event will any Participant in any calendar year receive Performance Awards that are Cash Incentive Awards having an aggregate maximum value in excess of $3,000,000.
4.6.5    No non-employee Director will be granted, in any period of one calendar year, Awards under the Plan having an aggregate maximum value in excess of $500,000.
4.7        Notwithstanding anything in this Plan to the contrary, up to 5% of the maximum number of Shares available for awards under this Plan as provided for in Section 4.1 of this Plan, as may be adjusted under Section 4.3 of this Plan, may be used for awards granted under Article VII through Article XI of this Plan that do not at grant comply with the applicable one-year minimum vesting requirements set forth in such sections of this Plan.
ARTICLE V
EFFECTIVE DATE
This Plan shall be submitted to the United States Bankruptcy Court for the District of Delaware for approval in connection with the plan of reorganization and, shall be effective on the Emergence Date (the “Effective Date”). No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
ARTICLE VI
GENERAL REQUIREMENTS FOR AWARDS
6.1    Awards Under the Plan. Awards under the Plan may be in the form of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Cash Incentive Awards, Performance Awards and other awards under Article XI of this Plan, including any combination of the above. No fractional Shares shall be issued under the Plan nor shall any right be exercised under the Plan with respect to a fractional Share.
6.2    General Eligibility. All Eligible Individuals are eligible to be granted Awards, subject to the terms and conditions of this Plan. Eligibility for the grant of Awards and actual participation in this Plan shall be determined by the Committee in its sole discretion.
6.3    Acceptance. Awards must be accepted within a period of sixty (60) days (or such other period as the Committee may specify) after the Grant Date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.
ARTICLE VII
STOCK OPTIONS
7.1    Grant of Options. Subject to the provisions of the Plan, Options may be granted to Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion.

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7.2    Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, subject to the limitations set forth in Article IV of this Plan, any conditions to the exercise of all or a portion of the Option, vesting requirements, and such other terms and conditions as the Committee, in its discretion, shall determine.
7.3    Exercise Price. Subject to the other provisions of this Article VII, the Exercise Price with respect to Shares subject to an Option shall be no less than the Fair Market Value.
7.4    Expiration Dates. Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option; provided, however, that the expiration date with respect to an Option shall not be later than the tenth (10th) anniversary of its Grant Date.
7.5    Exercisability of Options. Subject to Section 7.4, Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. The exercise of an Option is contingent upon payment by the optionee of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.
7.6    Method of Exercise. Options shall be exercised in whole or in part by the Participant’s delivery of a written or electronic notice of exercise (in accordance with the applicable Award Agreement or procedures established by the Company) to the Chief Financial Officer or General Counsel of the Company (or each of his or her designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share and an amount sufficient to pay all taxes required to be withheld by any governmental agency. Each grant will specify whether the Exercise Price shall be payable to the Company (a) in full in cash or its equivalent, (b) by the actual or constructive transfer to the Company of Shares owned by the optionee (or other consideration authorized pursuant to Section 7.10 of this Plan) having a value at the time of exercise equal to the total Exercise Price, (c) subject to any conditions or limitations established by the Committee, the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (d) by a combination of such methods of payment, or (e) by such other methods as may be approved by the Committee. No Shares resulting from the exercise of an Option shall be issued until full payment therefore has been made. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, the Company shall deliver to the Participant Share certificates (or the equivalent if such Shares are held in book entry form) for such Shares with respect to which the Option is exercised.
7.7    Certain Powers. Subject to the provisions of Section 13.2 of this Plan, unless otherwise provided in the Award Agreement, the Committee may, at its sole and absolute discretion, (i) lower the Exercise Price of an Option after it is granted, or take any other action with the effect of lowering the Exercise Price of an Option after it is granted; or (ii) permit Participants to cancel an Option in exchange for another Award.
7.8    Dividends and Other Distributions. Unless otherwise provided in the Award Agreement, Participants shall not be entitled to receive any dividends or other distributions paid with respect to any Options, whether vested, but unexercised, or unvested.
7.9    Type of Options. Options granted under this Plan may be (a) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (b) Non-Qualified Stock Options that are not intended so to qualify, or (c) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
7.10    Deferred Payment. To the extent permitted by law and in compliance with Section 409A of the Code, as applicable, any grant may provide for deferred payment of the Exercise Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.
7.11    Successive Grants. Successive grants may be made to the same Participant whether or not any Option previously granted to such Participant remains unexercised.
7.12    Acceleration. A grant of Options may provide for the earlier exercise of such Options, including in the event of the retirement, involuntary termination for reasons other than for Cause, termination for Good Reason, death or Disability of a Participant, or in the event of a Change in Control, including, but not limited to, where either (i) within a specified period the Participant’s employment or service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her employment or service for Good Reason or (ii) such Options are not assumed or converted into replacement awards in a manner described in the particular Award.
7.13    Performance Goals. Any grant of Options may specify Performance Goals that must be achieved as a condition to the exercise of such rights.

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7.14    Dividends. Options granted under this Plan may not provide for any dividends or dividend equivalents thereon.
ARTICLE VIII
STOCK AWARDS
8.1    Grant of Stock Awards. Subject to the provisions of the Plan, Stock Awards may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. Stock Awards may be issued either alone or in addition to other Awards granted under the Plan.
8.2    Stock Award Agreement. Each Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted or underlying such Award, the price, if any, to be paid for the Shares and the Period of Restriction applicable to an award of Restricted Stock or RSU and such other terms and conditions, consistent with this Plan, as the Committee, in its sole discretion, shall determine. Unless otherwise directed by the Committee, (a) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (b) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.
8.3    Except as otherwise provided in a particular Award Agreement, each grant or sale of an award of Restricted Stock will constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, but will not entitle such Participant to voting, dividend and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
8.4    Each grant or sale of a Stock Award may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share as of the Grant Date.
8.5    Each grant or sale of an award of Restricted Stock will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee as of the Grant Date or until achievement of Performance Goals referred to in Section 8.7 below. If the elimination of restrictions is based only on the passage of time, the period of time will be no shorter than one year.
8.6    Each grant or sale of an award of Restricted Stock will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee as of the Grant Date (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).
8.7    Any grant of a Stock Award may specify Performance Goals that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that notwithstanding Section 8.5 above, restrictions relating to Restricted Stock that vest upon the achievement of Performance Goals may not terminate sooner than after one year.
8.8    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant or sale of a Stock Award may provide for the earlier termination of restrictions on such Stock Award, including in the event of the retirement, involuntary termination for reasons other than for Cause, termination for Good Reason, death or Disability of a Participant, or in the event of a Change in Control, including, but not limited to, where either (i) within a specified period the Participant’s employment or service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her employment or service for Good Reason or (ii) such Stock Awards are not assumed or converted into replacement awards in a manner described in the particular award; provided, however, that no Stock Award intended to be a Qualified Performance-Based Award will provide for such early termination of restrictions (other than in connection with the death or Disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award.
8.9    Each grant or sale of Restricted Stock Units will constitute the agreement by the Company to deliver Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Performance Goals) during the Period of Restriction as the Committee may specify.
8.10    If a grant of Restricted Stock Units specifies that the Period of Restriction will terminate or that the Restricted Stock Units will be earned based only upon the achievement of Performance Goals, then, notwithstanding anything to the contrary contained in Section 8.12 below, the applicable Period of Restriction may not be a period of less than one year.

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8.11    If the Period of Restriction lapses only by the passage of time rather than the achievement of Performance Goals as provided in Section 8.10 above, each such grant or sale will be subject to a Period of Restriction of not less than one year.
8.12    During the Period of Restriction, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, as of the Grant Date, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Shares; provided, however, that dividend equivalents or other distributions on Shares underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Performance Goals will be deferred until and paid contingent upon the achievement of the applicable Performance Goals.
8.13    Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Shares or cash, or a combination thereof.
8.14    Transferability/Share Certificates. Shares subject to an Award of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during a Period of Restriction. During the Period of Restriction, a Restricted Stock Award may be registered in the holder’s name or a nominee’s name at the discretion of the Company and may bear a legend as described in Section 8.15.2. Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent during the applicable Period of Restriction, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or part.
8.15    Other Restrictions.
8.15.1    General Restrictions. The Committee may set restrictions to the extent necessary to comply with applicable federal or state securities laws with respect to the Shares underlying or granted pursuant to a Stock Award.
8.15.2    Legend on Certificates. The Committee, in its sole discretion, may legend the certificates representing Restricted Stock during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: “The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the SilverBow Resources, Inc. 2016 Equity Incentive Plan (the “Plan”), and in a Restricted Stock Award Agreement (as defined by the Plan). A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the General Counsel of SilverBow Resources, Inc.”
8.16    Removal of Restrictions. Shares of Restricted Stock covered by a Restricted Stock Award made under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction and, subject to the Company’s right to require payment of any taxes, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the Participant.
ARTICLE IX
STOCK APPRECIATION RIGHTS
9.1    Grant of SARs. Subject to the provisions of the Plan, SARs may be granted to such Participants at such times, and subject to such terms and conditions, as shall be determined by the Committee in its sole discretion.
9.2    Base Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan.
9.3    SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Base Price (which shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date), the term of the SAR, the conditions of exercise, vesting conditions, and such other terms and conditions as the Committee, in its sole discretion, shall determine. If and to the extent that an SAR by its terms purports to be granted at a price lower than that permitted by the Plan, such SAR shall be deemed for all purposes to have been granted at the lowest price that would have in fact have been permitted by the Plan at the time of grant.
9.4    Expiration Dates. Each SAR shall terminate no later than the tenth (10th) anniversary of its Grant Date; provided, however, that the expiration date with respect to a tandem SAR shall not be later than the expiration date of the related Option.

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9.5    Exercisability.
9.5.1    Method of Exercise. Unless otherwise specified in the Award Agreement pertaining to an SAR, an SAR may be exercised (a) by the Participant’s delivery of a written or electronic notice of exercise (in accordance with the applicable Award Agreement or procedures established by the Company) or to the Chief Financial Officer or General Counsel of the Company (or each of his or her designee), setting forth the number of whole SARs which are being exercised and payment of an amount sufficient to pay all taxes required to be withheld by any governmental agency and (b) by executing such documents as the Company may reasonably request.
9.5.2    Discretionary Limitations. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.
9.6    Payment. Except as otherwise provided in the relevant Award Agreement, upon exercise of an SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Price specified in the Award Agreement pertaining to such SAR by (ii) the number of Shares with respect to which the SAR is exercised (the “SAR Payment Amount”).
9.7    Payment Upon Exercise of SAR. Payment to a Participant upon the exercise of the SAR of the SAR Payment Amount shall be made, as determined by the Committee in its sole discretion, either (a) in cash, (b) in Shares with a Fair Market Value equal to the SAR Payment Amount or (c) in a combination thereof, as set forth in the applicable Award Agreement.
9.8    Each grant of SAR may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
9.8.1    Any grant may specify waiting periods before exercise and permissible exercise dates or periods.
9.8.2    Each grant may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the SAR or installments thereof will become exercisable; provided, that, except as otherwise described in this subsection, no grant of SAR may become exercisable sooner than after one year. A grant of SAR may provide for the earlier exercise of such SAR, including in the event of the retirement, involuntary termination for reasons other than for Cause, termination for Good Reason, death or disability of a Participant, or in the event of a Change in Control, including, but not limited to, where either (a) within a specified period the Participant’s employment or service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her employment or service for Good Reason or (b) such SAR are not assumed or converted into replacement awards in a manner described in a particular Award.
9.8.3    Any grant of SAR may specify Performance Goals that must be achieved as a condition of the exercise of such SAR.
9.9    Successive grants of SAR may be made to the same Participant regardless of whether any SAR previously granted to the Participant remain unexercised.
ARTICLE X
PERFORMANCE AWARDS
10.1    General. Subject to the provisions of the Plan, Performance Awards may be granted to such Participants at such times as the Committee determines, payable in any form described in Section 6.1, upon the attainment of specific Performance Goals. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant in accordance with Article VIII only upon attainment of the relevant Performance Goals. If the Performance Award is payable in cash, it may be paid upon attainment of the relevant Performance Goals either in cash or in Shares (based on the then current Fair Market Value of such Shares), as determined by the Committee, in its sole and absolute discretion. Each Performance Award shall be evidenced by an Award Agreement in a form that is not inconsistent with the Plan and that the Committee may from time to time approve. Performance Awards granted under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, which additional terms and conditions shall be reflected in the applicable Award Agreement.
10.2    Performance Goals. Unless otherwise prohibited by applicable law, the Committee shall have the authority to grant Awards under this Plan that are contingent upon the achievement of measurable Performance

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Goals established under this Plan. The Committee may grant awards subject to Performance Goals that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. Such Performance Goals are to be specified in the relevant Award Agreement and, to the extent applicable to any Qualified Performance-Based Award to a Covered Employee will be based on one or more or a combination of the following metrics (including relative or growth achievement regarding such metrics) and shall mean any one or more of the following performance criteria: (a) revenue or oil and gas sales, (b) earnings per Share (basic and diluted), (c) net income per Share, (d) Share price, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income and operating profit, (i) cash flow (including, without limitation, operating cash flow, free cash flow, discounted cash flow, net cash from operations, return on investment and cash flow in excess of cost of capital), (j) earnings before interest, taxes, depreciation and amortization, (k) earnings before interest and taxes, (l) sales, (m) total stockholder return relative to assets, (n) total stockholder return relative to peers, (o) financial returns (including, without limitation, return on assets, return on net assets, return on equity return on capital, return on operating revenue and return on investment), (p) cost reduction targets, (q) customer satisfaction, (r) customer growth, (s) employee satisfaction, (t) gross margin or gross profit, (u) revenue growth, (v) market share, (w) book value per share, (x) expenses and expense ratio management, (y) finding costs of oil and gas reserves, (z) volumes of oil and gas reserves or adjusted reserves or changes therein, (aa) percentage of reserves replaced, (bb) production or adjusted production or production exit rate, (cc) lease operating cost (“LOE”) measures, or adjusted LOE measures, (dd) general and administrative (“G&A”) or adjusted G&A measures, (ee) net asset value (“NAV”) or NAV per share, (ff) operating cost measures or reductions, (gg) earnings and earnings growth (including earnings per share and earnings before or after interest and taxes, earnings before taxes, EBITDA or net earnings), (hh) basic or diluted earnings per share or growth in earnings or earnings per share, (ii) stock price or change in stock price, (jj) total shareholder return, (kk) return on capital or change in working capital or return on capital employed, (ll) reduction of fixed costs, (mm) liquidity, (nn) health safety & environmental (“HS&E”) total recordable incident rate, or (oo) any combination of the foregoing or (pp) in the case of Awards that are not Qualified Performance-Based Awards, such other criteria as the Committee may determine. Performance Goals may be related to the performance of the individual Participant or in respect of the performance of the Company, one or more of its Subsidiaries or any combination thereof on either a consolidated, business unit, departments, regions, functions, other organizational units or divisional level and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to results over a previous period or to a designated comparison group. Performance Goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices or to one or more of the Performance Goals themselves) and may be expressed in terms of a progression within a specified range. Multiple Performance Goals may be established and may have the same or different weighting. With respect to any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the performance criteria must be “qualifying,” and the Committee will (within the first quarter of the performance period, but in no event more than ninety (90) days into that period) establish the specific performance targets (including thresholds and whether to exclude certain extraordinary, non-recurring, or similar items) and Award amounts (subject to the right of the Committee to exercise discretion to reduce payment amounts following the conclusion of the performance period).
10.3    Certification. In the case of a Qualified Performance-Based Award, each Performance Goal will be objectively determinable to the extent required under Section 162(m) of the Code, and, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of certain designated items identified at the time of grant. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may in its discretion modify such Performance Goals or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Performance Goals or the level(s) of achievement with respect to such Covered Employee. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code to a “covered employee” within the meaning of Section 162(m) of the Code, the Committee shall certify in writing the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such criteria relate solely to the increase in the value of the Shares).
10.4    Additional Criteria. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the Participant’s Award in its entirety or to any designated portion or portions of the Award, as the Committee may specify.
10.5    Value, Form and Payment of Performance Award. The Committee will establish the value or range of value of the Performance Award, the form in which the Award will be paid, and the date(s) and timing of payment of the Award. The Participant will be entitled to receive the Performance Award only upon the attainment

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of the Performance Goals and such other criteria as may be prescribed by the Committee during the Performance Period.
ARTICLE XI
OTHER AWARDS
11.1    Subject to applicable law and the applicable limits set forth in Article IV of this Plan, the Committee may grant to any Participant Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Shares delivered pursuant to an award in the nature of a purchase right granted under this Article XI will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Shares, other awards, notes or other property, as the Committee determines.
11.2    Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Article XI.
11.3    The Committee may grant Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.
11.4    If the earning or vesting of, or elimination of restrictions applicable to, an award granted under this Article XI is based only on the passage of time, the period of time shall be no shorter than one year. If the earning or vesting of, or elimination of restrictions applicable to, awards granted under this Article XI is based only on the achievement of Performance Goals, the earning, vesting or restriction period may not terminate sooner than after one year.
11.5    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant of an award under this Article XI may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, involuntary termination for reasons other than for Cause, termination for Good Reason, death or Disability of the Participant, or in the event of a Change in Control; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or Disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such event, the particular award will specify the time and terms of delivery.
ARTICLE XII
RESTRICTIVE COVENANTS
The restrictive covenant obligations set forth in any employment agreement, consulting agreement, change in control agreement or similar agreement or an applicable Award Agreement in effect between the Company or an Affiliate and a Participant at the time of the grant of the Award, are incorporated herein by reference and shall have the same legal force and effect as if fully set forth herein, with references to the “Company” therein to be deemed to be references to the Company herein. Participant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Article XII would be inadequate and, in recognition of this fact, Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond or other security, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without the necessity of showing actual monetary damages.
ARTICLE XIII
AMENDMENT, TERMINATION AND DURATION
13.1    Amendment, Suspension or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that if an amendment to this Plan (a) would materially increase the benefits accruing to participants under this Plan, (b) would materially increase the number of securities which may be issued under this Plan, (c) would materially modify the requirements for participation in this Plan, or (d) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained, subject to any other requirement of stockholder approval required by applicable

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law, rule or regulation, including, without limitation, Section 422 of the Code and the rules of the applicable securities exchange; provided, further, the Board may amend the Plan and any Award Agreement without stockholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code. Subject to the preceding sentence, the amendment, suspension or termination of the Plan shall not, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. Notwithstanding the foregoing, the Committee may, but shall not be required to, amend or modify any Award to the extent necessary to avoid the imposition of taxes under Section 409A of the Code. The provisions of the Plan dealing with the Emergence Pool or Awards in respect of the Emergence Pool may not be amended without the written consent of the Chief Executive Officer of the Company.
13.2    Except in connection with a corporate transaction or event described in Section 4.3 of this Plan, the terms of outstanding awards may not be amended to reduce the Exercise Price of outstanding Options or the Base Price of outstanding SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an Exercise Price or Base Price, as applicable, that is less than the Exercise Price of the original Options or Base Price of the original SARs, as applicable, without Stockholder approval. This Section 13.2 is intended to prohibit the repricing of “underwater” Options and SARs and will not be construed to prohibit the adjustments provided for in Section 4.3 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 13.2 may not be amended without approval by the Stockholders.
13.3    If permitted by Section 409A of the Code and Section 162(m) of the Code, but subject to the paragraph that follows, notwithstanding the Plan’s minimum vesting requirements, and including in the case of termination of employment by reason of involuntary termination for reasons other than for Cause, termination for Good Reason, death, Disability or retirement, or in the case of unforeseeable emergency or other special circumstances or in the event of a Change in Control, to the extent a Participant holds an Option or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Period of Restriction has not been completed, or any Cash Incentive Awards, Performance Awards which have not been fully earned, or any other awards made pursuant to Article XI subject to any vesting schedule or transfer restriction, or who holds Shares subject to any transfer restriction imposed pursuant to Section 14.6 of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option, SAR or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Period of Restriction will end or the time at which such Cash Incentive Awards, Performance Awards will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.
13.4    Subject to Section 13.2 hereof, the Committee may amend the terms of any award granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or Disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Performance Goals or the level or levels of achievement with respect to such Qualified Performance-Based Award. Subject to Section 4.3 above, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
13.5    Duration of the Plan. The Plan shall, subject to Section 13.3, terminate ten (10) years after adoption by the Board, unless earlier terminated by the Board and no further Awards shall be granted under the Plan. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.
ARTICLE XIV
MISCELLANEOUS
14.1    No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, for any reason, with or without Cause.
14.2    Participation. No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. The Committee’s determination under the Plan (including, without limitation, determination of the eligible Employees who shall be granted Awards, the form, amount and timing of such Awards, the terms and provisions of Awards and the Awards Agreements and the establishment of Performance Goals) need not be uniform and may be made by it selectively among eligible Employees who receive or are eligible to receive Awards under the Plan, either or not such eligible Employees are similarly situated.
14.3    Unfunded Status. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. Except upon the issuance of Shares pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the

2022 Proxy Statement	SilverBow Resources, Inc. | 74

Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right, in its sole discretion, to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.
14.4    Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, Corporate Event or otherwise, of all or substantially all of the business or assets of the Company.
14.5    Beneficiary Designations. Subject to the restrictions in Section 14.6 below, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. For purposes of this Section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee and as may be provided in an Award Agreement. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.
14.6    Nontransferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution; provided, however, that except as provided by in the relevant Award Agreement, a Participant may transfer, without consideration, an Award other than an Incentive Stock Option to one or more members of his or her Immediate Family, to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family; provided, further, that any such Immediate Family, and any such trust, partnership and limited liability company, shall agree to be and shall be bound by the terms of the Plan, and by the terms and provisions of the applicable Award Agreement and any other agreements covering the transferred Awards. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant’s legal representative.
14.7    No Rights as Stockholder. Except to the limited extent provided under the Plan, no Participant (nor any beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares, if any, or in the event the Shares are non-certificate, such other method of recording beneficial ownership, shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).
14.8    Withholding. The Company and each of its Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Shares, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and its Affiliates to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Shares (including previously owned Shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of Shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with Shares through net settlement or previously owned Shares shall be approved by either a committee made up of solely two or more non-employee directors (within the meaning of Rule 16b-3 promulgated under the 1934 Act (“Rule 16b-3”)) or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned Shares, the maximum number of Shares that may be so withheld or surrendered shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.
14.9    No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s or Affiliate’s capital structure or business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary or Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s or Affiliate’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary or Affiliate, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s or Affiliate’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary or Affiliate. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the

75 | SilverBow Resources, Inc.	2022 Proxy Statement

Committee, the Company or any Subsidiary or Affiliate, or any employees, officers, stockholders or agents of the Company or any Subsidiary or Affiliate, as a result of any such action.
14.10    To the extent that any provision of this Plan would prevent any Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option. Such provision, however, will remain in effect for other Options and there will be no further effect on any provision of this Plan.
14.11    No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
14.12    Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any Employee for any purposes of this Plan or awards granted hereunder.
14.13    No Participant will have any rights as a Stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.
14.14    The Committee may condition the grant of any Award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
14.15    Except with respect to Options and SAR, the Committee may permit Participants to elect to defer the issuance of Shares under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.
14.16    If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.
14.17    Stock-Based Awards in Substitution for Options or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:
14.17.1        Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate or other acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
14.17.2        In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.
14.17.3        Any Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 14.16.1 or 14.16.2 above will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits contained in Article IV of the Plan. In addition, no Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 14.16.1 or 14.16.2 above will be added to the aggregate plan limit contained in Article IV of the Plan.
14.18    Detrimental Activity and Recapture Provisions. Any Award Agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an

2022 Proxy Statement	SilverBow Resources, Inc. | 76

award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary or (b) within a specified period after termination of such employment or service, shall engage in any detrimental activity, including misconduct, malfeasance or gross negligence in the performance of the Participant’s duties that either caused or significantly contributed to the material inaccuracy of financial results or other performance metric. In addition, notwithstanding anything in this Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded.
14.19    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
14.20    Severability. In the event any provision of the Plan or of any Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement, and the Plan and/or the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
14.21    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
14.22    Governing Law. The Plan and all determinations made and actions taken pursuant hereto to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Delaware and construed accordingly.
14.23    Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to this Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be brought in any Court in the State of Delaware, and the Company and each Participant shall submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Company and each Participant shall irrevocably waive any objections which he, she or it may have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Plan or any Award Agreement brought in any Court in the State of Delaware, and shall further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. The Company and each Participant shall waive any right he, she or it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Plan or any Award Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party to any Award Agreement or relating to this Plan in any way.
14.24    Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.
14.25    Payments to Minors. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.
14.26    Section 409A of the Code.
14.26.1        To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
14.26.2        Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries. Each payment made pursuant to the provisions of this Plan and/or any Award Agreement shall be regarded as a separate payment and not one of series of payments for purposes of Section 409A of the Code.

77 | SilverBow Resources, Inc.	2022 Proxy Statement

14.26.3        If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a “specified employee” (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the first business day of the seventh month after such separation from service.
14.26.4        Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
14.27    Section 16(b) of the 1934 Act. All elections and transactions under this Plan by persons subject to Section 16 of the 1934 Act involving Shares are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the 1934 Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business thereunder.
14.28    Other Benefits. No Award granted or paid out under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
14.29    Costs. The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Shares pursuant to any Awards hereunder.
14.30    Award Agreement. Notwithstanding any other provision of the Plan, to the extent the provisions of any Award Agreement are inconsistent with terms of the Plan and such inconsistency is a result of compliance with laws of the jurisdiction in which the Participant is resident or is related to taxation of such Award in such jurisdiction, the relevant provisions of the particular Award Agreement shall govern.

2022 Proxy Statement	SilverBow Resources, Inc. | 78

APPENDIX B
DEFINITION OF NON-GAAP MEASURES AS CALCULATED BY THE COMPANY (UNAUDITED)

In this proxy statement, SilverBow discloses the following non-GAAP measures:
Adjusted EBITDA: Adjusted EBITDA is calculated as net income (loss) plus (less) depreciation, depletion and amortization, accretion of asset retirement obligations, interest expense, impairment of oil and natural gas properties, net losses (gains) on commodity derivative contracts, amounts collected (paid) for commodity derivative contracts held to settlement, income tax expense (benefit); and share-based compensation expense. Adjusted EBITDA excludes certain items that SilverBow believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDA is used by the Company's management and by external users of SilverBow's financial statements, such as investors, commercial banks and others, to assess the Company's operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. It is also used to assess SilverBow's ability to incur and service debt and fund capital expenditures.
Free Cash Flow and Free Cash Flow Yield: Free cash flow is calculated as Adjusted EBITDA (defined above) plus (less) monetized derivative contracts, cash interest expense, capital expenditures and current income tax (expense) benefit. The Company believes that free cash flow is useful to investors and analysts because it assists in evaluating SilverBow's operating performance, and the valuation, comparison, rating and investment recommendations of companies within the oil and gas industry. Free cash flow yield is calculated by taking free cash flow divided by the market capitalization of the Company at a given date. SilverBow uses this information as one of the bases for comparing its operating performance with other companies within the oil and gas industry.
Re-Investment Rate: Re-investment rate is defined as capital expenditures divided by the sum of capital expenditures and Free Cash Flow (defined above) for a given time period. SilverBow believes that re-investment rate is useful to investors because it reflects the magnitude of capital needed to be invested back into the Company's operations, relative to the total potential cash flow to which stakeholders could have received.
For additional information relating to these non-GAAP measures, please see Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on March 2, 2022.
Calculation of Adjusted EBITDA and Free Cash Flow (Unaudited)
SilverBow Resources, Inc. and Subsidiary (in thousands, except share amounts)
The below tables provide the calculation of Adjusted EBITDA and Free Cash Flow for the following periods (in thousands).

	Year Ended December 31, 2021	Year Ended December 31, 2020
Net Income (Loss)	$86,759	$(309,382)
Plus:
Depreciation, depletion and amortization	68,629	64,564
Accretion of asset retirement obligations	306	354
Interest expense	29,129	31,228
Write-down of oil and gas properties	—	355,948
Derivative (gain)/loss	123,018	(61,304)
Derivative cash settlements collected/(paid) (1)	(73,256)	39,424
Income tax expense/(benefit)	6,398	20,911
Share-based compensation expense	4,645	4,559
Adjusted EBITDA	$245,628	$146,302
Plus:
Monetized derivative contracts	$—	$38,310
Cash interest and bank fees, net	(30,924)	(28,929)
Capital expenditures (2)	(130,503)	(95,241)
Current income tax (expense)/benefit	(186)	480
Free Cash Flow	$84,015	$60,922
_______________________________
(1)    Includes accruals for settled contracts covering commodity deliveries during the period where the actual cash settlements occur outside of the period.
(2)    Excludes proceeds/(payments) related to the divestiture/(acquisition) of oil and gas properties and equipment, outside of regular way land and leasing costs.

79 | SilverBow Resources, Inc.	2022 Proxy Statement

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0000551658_1 R1.0.0.24

SILVERBOW RESOURCES, INC.
Annual Meeting of Shareholders
May 17, 2022 10:00 AM CDT
This proxy is solicited by the Board of Directors

The Shareholder(s) hereby appoint(s) Sean C. Woolverton, Christopher M. Abundis and Steven W. Adam, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SILVERBOW RESOURCES, INC. that the Shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, CDT on May 17, 2022, via live webcast at www.virtualshareholdermeeting.com/SBOW2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000551658_2 R1.0.0.24

Continued and to be signed on reverse side